SENIOR SECURED CREDIT AGREEMENT
dated as of
July 21, 2026,
among
BLIZZARD MIDCO, LLC,
as Holdings,
NORVAX, LLC,
as the Borrower,
The LENDERS Party Hereto,
and
BLUE TORCH FINANCE, LLC,
as Administrative Agent and Collateral Agent

TABLE OF CONTENTS
Page
SECTION 1.01    Defined Terms    3
SECTION 1.02    Classification of Loans and Borrowings    51
SECTION 1.03    Terms Generally    51
SECTION 1.04    Accounting Terms; GAAP    51
SECTION 1.05    Currency Translation; Rates    52
SECTION 1.06    Timing of Payment of Performance    53
SECTION 1.07    Cashless Rollovers    53
SECTION 1.08    Certain Calculations and Tests    53
SECTION 1.09    Rounding    54
SECTION 1.10    Divisions    54
SECTION 1.11    Pro Forma and Other Calculations    55
ARTICLE II THE CREDITS    55
SECTION 2.01    Commitments    55
SECTION 2.02    Loans and Borrowings    56
SECTION 2.03    Requests for Borrowings    57
SECTION 2.04    [Reserved]    57
SECTION 2.05    [Reserved]    58
SECTION 2.06    Funding of Borrowings    58
SECTION 2.07    Interest Elections    58
SECTION 2.08    Termination and Reduction of Commitments    59
SECTION 2.09    Repayment of Loans; Evidence of Debt    59
SECTION 2.10    [Reserved]    60
SECTION 2.11    Prepayment of Loans    60
SECTION 2.12    Fees    63
SECTION 2.13    Interest    64
SECTION 2.14    Alternate Rate of Interest; Benchmark Replacement Setting.    65
SECTION 2.15    Increased Costs    67
SECTION 2.16    Break Funding Payments    68
SECTION 2.17    Taxes    68
SECTION 2.18    Payments Generally; Pro Rata Treatment; Sharing of Setoffs    71
SECTION 2.19    Mitigation Obligations; Replacement of Lenders    73
SECTION 2.20    Reverse Dutch Auction Repurchases.    74
SECTION 2.21    Open Market Purchases.    75
SECTION 2.22    Defaulting Lenders    76
SECTION 2.23    Illegality    77
ARTICLE III REPRESENTATIONS AND WARRANTIES    77
SECTION 3.01    Organization; Powers    77
SECTION 3.02    Authorization; Enforceability    78
i

SECTION 3.03    Governmental Approvals; No Conflicts    78
SECTION 3.04    Financial Condition; No Material Adverse Effect    78
SECTION 3.05    Properties    78
SECTION 3.06    Litigation, Environmental and Labor Matters    79
SECTION 3.07    Compliance with Laws; Health Care Laws    79
SECTION 3.08    Investment Company Status    81
SECTION 3.09    Taxes    81
SECTION 3.10    ERISA; Foreign Pension Plans    81
SECTION 3.11    Disclosure    81
SECTION 3.12    Subsidiaries    82
SECTION 3.13    Intellectual Property; Licenses, Etc.    82
SECTION 3.14    Solvency    82
SECTION 3.15    Federal Reserve Regulations    82
SECTION 3.16    Security Interest in Collateral    82
SECTION 3.17    USA Patriot Act, OFAC and FCPA    83
SECTION 3.18    Cybersecurity Procedures    83
ARTICLE IV CONDITIONS    84
SECTION 4.01    Effective Date    84
SECTION 4.02    Each Credit Event    85
ARTICLE V AFFIRMATIVE COVENANTS    86
SECTION 5.01    Financial Statements and Other Information    86
SECTION 5.02    Notices of Material Events    89
SECTION 5.03    Information Regarding Collateral    89
SECTION 5.04    Existence; Conduct of Business    89
SECTION 5.05    Payment of Taxes, Etc.    89
SECTION 5.06    Maintenance of Properties    90
SECTION 5.07    Insurance.    90
SECTION 5.08    Books and Records; Inspection and Audit Rights    90
SECTION 5.09    Compliance with Laws    91
SECTION 5.10    Use of Proceeds    91
SECTION 5.11    Additional Subsidiaries    91
SECTION 5.12    Further Assurances    91
SECTION 5.13    Compliance with Health Care Laws.    92
SECTION 5.14    Certain Post-Closing Obligations    93
ARTICLE VI NEGATIVE COVENANTS    93
SECTION 6.01    Indebtedness; Certain Equity Securities    93
SECTION 6.02    Liens    98
SECTION 6.03    Fundamental Changes    102
SECTION 6.04    Investments, Loans, Advances, Guarantees and Acquisitions    102
SECTION 6.05    Asset Sales    105
SECTION 6.06    Holdings Covenant    108

SECTION 6.07    Negative Pledge; Subsidiary Distributions    109
SECTION 6.08    Restricted Payments; Certain Payments of Indebtedness    110
SECTION 6.09    Transactions with Affiliates    115
SECTION 6.10    Change in Nature of Business    117
SECTION 6.11    Accounting Changes    117
SECTION 6.12    Changes to Material Documents    117
SECTION 6.13    Financial Maintenance Covenant    117
SECTION 6.14    Tranche B Loan Covenants    117
ARTICLE VII EVENTS OF DEFAULT    119
SECTION 7.01    Events of Default    119
SECTION 7.02    [Reserved]    121
SECTION 7.03    Application of Proceeds    121
ARTICLE VIII THE AGENTS    121
SECTION 8.01    Appointment of Agents.    121
SECTION 8.02    Powers; Limitation on Obligations    122
SECTION 8.03    Resignation and Replacement of Agents    123
SECTION 8.04    Non-Reliance    124
SECTION 8.05    Collateral and Guarantee Matters    125
SECTION 8.06    Certain Insolvency Matters    125
SECTION 8.07    Miscellaneous.    126
ARTICLE IX MISCELLANEOUS    126
SECTION 9.01    Notices    126
SECTION 9.02    Waivers; Amendments    127
SECTION 9.03    Expenses; Indemnity; Damage Waiver    132
SECTION 9.04    Successors and Assigns    134
SECTION 9.05    Survival    140
SECTION 9.06    Counterparts; Integration; Effectiveness    140
SECTION 9.07    Severability    140
SECTION 9.08    Right of Setoff    140
SECTION 9.09    Governing Law; Jurisdiction; Consent to Service of Process    141
SECTION 9.10    WAIVER OF JURY TRIAL    141
SECTION 9.11    Headings    142
SECTION 9.12    Confidentiality    142
SECTION 9.13    USA Patriot Act    143
SECTION 9.14    Judgment Currency    143
SECTION 9.15    Release of Liens and Guarantees    143
SECTION 9.16    No Fiduciary Relationship    144
SECTION 9.17    Application of Funds; Intercreditor Provisions.    144
SECTION 9.18    Permitted Intercreditor Agreements    151
SECTION 9.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    152

SECTION 9.20    Electronic Execution of Assignments and Certain Other Documents    153
SECTION 9.21    [Reserved]    153
SECTION 9.22    Certain ERISA Matters    153
SECTION 9.23    Acknowledgment Regarding Any Supported QFCs    154

SCHEDULES:

Schedule 1.01(a)	—	Excluded Subsidiaries
Schedule 2.01(a)	—	New Money Term Loan Commitments
Schedule 2.01(b)	—	Senior Takeback Term Loans
Schedule 2.01(c)	—	Junior Takeback Term Loans
Schedule 2.20	—	Reverse Dutch Auction Procedures
Schedule 3.05	—	Effective Date Material Real Property
Schedule 3.06	—	Environmental Matters
Schedule 3.12	—	Subsidiaries
Schedule 5.14	—	Certain Post-Closing Obligations
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04(f)	—	Existing Investments
Schedule 6.07	—	Existing Restrictions
Schedule 6.09	—	Existing Affiliate Transactions

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrowing Request
Exhibit C	—	Form of Collateral Agreement
Exhibit D	—	[Reserved]
Exhibit E	—	[Reserved]
Exhibit F	—	Form of Guarantee Agreement
Exhibit G	—	Form of Interest Election Request
Exhibit H	—	Form of Notice of Prepayment
Exhibit I-1	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-2	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-3	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-4	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J	—	Form of Closing Certificate
Exhibit K	—	Form of Intercompany Note
Exhibit L	—	Form of Promissory Note

v

SENIOR SECURED CREDIT AGREEMENT, dated as of July 21, 2026 (this “Agreement”), among BLIZZARD MIDCO, LLC, a Delaware limited liability company (“Holdings”), NORVAX, LLC, a Delaware limited liability company (“Norvax”), the LENDERS party hereto and BLUE TORCH FINANCE, LLC, as Administrative Agent and as Collateral Agent.
RECITALS
WHEREAS, on June 7, 2026 (the “Petition Date”), Holdings, the Borrower and certain subsidiaries of the Borrower (collectively with Holdings and the Borrower, the “Debtors” and each individually, a “Debtor”), commenced cases, jointly administered under Case No. 26-10914 (collectively, the “Chapter 11 Cases”) under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (such court, together with any other court having exclusive jurisdiction over the cases from time to time and any Federal appellate court thereof, the “Bankruptcy Court”).
WHEREAS, from and after the Petition Date, each of the Debtors has continued to operate its business and manage its property as a debtor and a debtor in possession pursuant to section 1107 and 1108 of the Bankruptcy Code.
WHEREAS, prior to the Petition Date, the Borrower entered into that certain Credit Agreement, dated as of September 13, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including as amended by that certain Amendment No. 1, dated as of March 20, 2020, as further amended by that certain Incremental Facility Agreement and Technical Amendment No. 2, dated as of May 7, 2020, as further amended by that certain Incremental Facility Agreement No. 3, dated as of June 11, 2020, as further amended by that certain Amendment No. 4 to Credit Agreement and Incremental Facility Agreement, dated as of May 7, 2021, as further amended by that certain Amendment No. 5 to Credit Agreement and Incremental Facility Agreement, dated as of June 11, 2021, as further amended by that certain Amendment No. 6 to Credit Agreement and Incremental Facility Agreement, dated as of November 10, 2021, as further amended by that certain Amendment No. 7 to Credit Agreement, dated as of March 14, 2022, as further amended by that certain Amendment No. 8 to the Credit Agreement, dated as of August 12, 2022, as further amended by that certain Amendment No. 9 to the Credit Agreement, dated as of November 9, 2022, as further amended by that certain Amendment No. 10 to the Credit Agreement, dated as of March 15, 2023, as further amended by that certain Amendment No. 11 to the Credit Agreement, dated as of March 12, 2024, as further amended by that certain Amendment No. 12 to the Credit Agreement, dated as of October 15, 2024, as amended and restated by that certain Amendment and Restatement Agreement, dated as of November 4, 2024, as further amended by that certain Amendment No. 13 to the Credit Agreement, dated as of June 30, 2025, and as further amended by that certain Amendment No. 14 to the Credit Agreement, dated as of August 6, 2025, the “First Lien Credit Agreement”), among Blizzard Midco, LLC, as holdings, Norvax, LLC, as borrower, the lenders party thereto (the “First Lien Lenders”), and Blue Torch Finance, LLC, as administrative agent and collateral agent, pursuant to which the First Lien Lenders extended term loan and revolving credit facilities to the Borrower (the “Existing First Lien Loans”).
WHEREAS, prior to the Petition Date, the Borrower entered into that certain Superpriority Senior Secured Credit Agreement, dated as of August 6, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time (the “Superpriority Credit Agreement”), among Blizzard MidCo, LLC, as holdings, Norvax, LLC, as borrower, the lenders party thereto (the “Superpriority Lenders”), and Blue Torch Finance, LLC, as administrative agent and collateral agent, pursuant to which the Superpriority Lenders extended term loan credit facilities to the Borrower (the “Existing Superpriority Loans”, together with the Existing First Lien Loans, the “Existing Loans”).

WHEREAS, the Bankruptcy Plan (as defined herein) provides that, on the Effective Date, (x) all of the Existing Superpriority Loans outstanding under the Superpriority Credit Agreement shall be rolled into and converted on a cashless basis (without the requirement of any cash payment, repayment, or other cash settlement) into Senior Takeback Term Loans (as defined herein) under this Agreement in an aggregate principal amount equal to $173,923,593, and each Superpriority Lender shall be deemed to have exchanged its outstanding Existing Superpriority Loans (including accrued and unpaid interest thereon to the extent provided in the Bankruptcy Plan) for Senior Takeback Term Loans hereunder in accordance with the Bankruptcy Plan and as set forth on Schedule 2.01(b) (the “Senior Roll”) and (y) certain of the Existing First Lien Loans outstanding under the First Lien Credit Agreement shall be rolled into and converted on a cashless basis (without the requirement of any cash payment, repayment, or other cash settlement) into Junior Takeback Term Loans (as defined herein) under this Agreement in an aggregate principal amount equal to $588,275,099, and each First Lien Lender shall be deemed to have exchanged certain of its outstanding Existing First Lien Loans (including accrued and unpaid interest thereon to the extent provided in the Bankruptcy Plan) for Junior Takeback Term Loans hereunder in accordance with the Bankruptcy Plan and as set forth on Schedule 2.01(c) (the “First Lien Roll” and, together with the Senior Roll, the “Cashless Roll Transactions”).
WHEREAS, the Borrower acknowledges and agrees that each Lender’s commitment and obligations hereunder in respect of the Cashless Roll Transactions are being funded solely through the cashless conversion of its Existing Loans and that no new cash funding shall be required from such Lender in connection with such conversion.
WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Borrower has requested that the Lenders identified on Schedule 2.01(a) as “New Money Term Lenders”, make the New Money Term Loans (as defined below) in an aggregate principal amount of $20,000,000.
WHEREAS, the Lenders have agreed, as applicable, to (i) the Cashless Roll Transactions, (ii) lend such New Money Term Loans and (iii) make such other financial accommodations to the Borrower, in each case on the terms and subject to the conditions set forth herein.
WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, the Borrower has agreed to secure all of its Secured Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien (such priority subject to certain Liens permitted hereunder) on substantially all of its assets (except as otherwise set forth in the Loan Documents), including a pledge of all of the Equity Interests of each of its Subsidiaries (other than any Equity Interests constituting Excluded Assets).
WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, each of Holdings and each other Guarantor has agreed to guarantee all of its Secured Obligations and to secure its guarantees by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien (such priority subject to certain Liens permitted hereunder) on substantially all of its assets (except as otherwise set forth in the Loan Documents), including a pledge of all of the Equity Interests of each of their respective Subsidiaries (other than any Equity Interests constituting Excluded Assets).
NOW THEREFORE, the parties hereto agree as follows:
Article I

DEFINITIONS

Section 1.01Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“ABR Term SOFR Determination Day” shall have the meaning assigned to such term in the definition of “Term SOFR”.
“Account Control Agreement” has the meaning assigned to such term in clause (e) of the definition of “Collateral and Guarantee Requirement”.
“Accounting Changes” has the meaning assigned to such term in Section 1.04(c).
“Acquisition Consideration” means, in connection with any Acquisition Transaction, the aggregate amount (as valued at the Fair Market Value of such Acquisition Transaction at the time such Acquisition Transaction is made) of, without duplication: (a) the purchase consideration paid or payable for such Acquisition Transaction, whether payable at or prior to the consummation of such Acquisition Transaction or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Indebtedness and/or Guarantees, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (b) the aggregate amount of Indebtedness assumed or acquired in connection with such Acquisition Transaction; provided in each case, that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the liability, if any, required under GAAP (as determined at the time of the consummation of such Acquisition Transaction) to be established in respect thereof by Holdings, the Borrower or any Subsidiary.
“Acquisition Transaction” means the purchase or other acquisition, by merger, consolidation or otherwise, by the Borrower or any Subsidiary of all Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person or of a majority of the outstanding Equity Interests of any Person (including any Investment which serves to increase the Borrower’s or any Subsidiary’s respective equity ownership in any Joint Venture to an amount in excess of the majority of the outstanding Equity Interests of such Joint Venture).
“Adjusted Term SOFR” means, for purposes of any calculation and subject to the provisions of Section 2.14(b)(i), the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” means Blue Torch Finance, LLC (or an affiliate, designee or sub-agent designated by it), in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified; provided that, for the avoidance of doubt, “Affiliate” with respect to any Loan Party or Subsidiary shall include each subsidiary thereof.
“Agent” means the Administrative Agent and the Collateral Agent and any successors and permitted assigns in such capacity, and “Agents” means two or more of them. For the avoidance of doubt, the use of the defined term “Agent” or the term “agent” with reference to any Agent herein and in the other Loan Documents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Agreement Currency” has the meaning assigned to such term in Section 9.14(b).
“AHYDO Catch-Up Payment” means any payment with respect to any obligations of Holdings, the Borrower or any Subsidiary to avoid the application of Section 163(e)(5) of the Code thereto.
“Akin” means Akin Gump Strauss Hauer & Feld LLP, counsel to the Administrative Agent and certain of the Lenders.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% per annum and (c) Adjusted Term SOFR on such day (or if such day is not a Business Day, the immediately preceding Business Day) with a maturity of one month plus 1% per annum. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or Adjusted Term SOFR, as the case may be, for any reason, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively. Notwithstanding the foregoing, the Alternate Base Rate will be deemed to be 4.00% per annum if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 4.00% per annum.
“Annual Aggregate Permitted Tax Distribution” has the meaning assigned to such term in Section 6.08(a)(vii)(A).
“Anti-Corruption Laws” has the meaning assigned to such term in Section 3.17(b).
“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.
“Applicable Creditor” has the meaning assigned to such term in Section 9.14(b).

“Applicable Percentage” means, at any time with respect to any Lender, the percentage of the aggregate Commitments (carried out to the ninth decimal place) represented by such Lender's Commitment at such time (or, if the Commitments have terminated or expired, such Lender's share of the aggregate Loans of all Lenders at that time).
“Applicable Rate” means, for any day, with respect to any Term Loan (i) that is an ABR Loan, 4.50% per annum or (ii) that is a SOFR Loan, 5.50% per annum.
“Approved Bank” has the meaning assigned to such term in the definition of “Cash Equivalents.”
“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and/or similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.
“ASC 606” means the Financial Accounting Standards Board Accounting Standards Certification Topic No. 606, as amended.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), or as otherwise required to be entered into under the terms of this Agreement, substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent.
“Auction” shall have the meaning provided in Section 2.20(a).
“Auction Manager” shall have the meaning provided in Section 2.20(a).
“Audited Financial Statements” means the audited consolidated balance sheet of Parent and its consolidated subsidiaries as of December 31, 2025 and the related audited consolidated statements of operations and consolidated statements of comprehensive income, consolidated statements of changes in members’ equity and consolidated audited statements of cash flows.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(b)(iv).
“Backstop Lenders” has the meaning assigned to such term in the Takeback Facility Commitment Letter.
“Backstop Premium” has the meaning assigned to such term in Section 2.12(b).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto.
“Bankruptcy Court” has the meaning assigned to such term in the recitals.
“Bankruptcy Plan” means that certain Joint Prepackaged Chapter 11 Plan of GoHealth, Inc. and its Debtor Affiliates, dated as of June 7, 2026, filed in connection with the Chapter 11 Cases (including any attachments thereto, together with all amendments, amendments and restatements, modifications and supplements thereto).
“Bankruptcy Proceeding” shall mean any voluntary or involuntary case or proceeding commenced under any Debtor Relief Law now or hereafter in effect.
“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary U.S. federal banking regulatory authority or primary non-U.S. financial regulatory authority, as applicable.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)    Daily Simple SOFR; or
(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor on any date of determination, the Benchmark Replacement will be deemed to be the Floor as of such date of determination for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated private credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BHC Act Affiliate” of any party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blue Torch Entity” means Blue Torch Capital LP, its Affiliates and Approved Funds and their respective affiliated or managed funds or accounts.
“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means Norvax and shall include any Successor Borrower, to the extent applicable.
“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Minimum” means in the case of a Term Loan Borrowing, $1,000,000.
“Borrowing Multiple” means $100,000.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Cahill” means Cahill Gordon & Reindel LLP, counsel to certain New Money Term Lenders, Tranche B Senior Term Lenders and Tranche B Junior Term Lenders.
“Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and the Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP.
“Cash Equivalents” means any of the following, to the extent owned by the Borrower or any Subsidiary:
(a)Dollars;
(b)readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, or (ii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States or such member nation of the European Union is pledged in support thereof;
(c)time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks (any such bank meeting the requirements of clause (i) or (ii) above being an

“Approved Bank”), in each case with average maturities of not more than 24 months from the date of acquisition thereof;
(d)commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;
(e)repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks, in each case, for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) Switzerland or (iii) any member nation of the European Union rated A (or the equivalent thereof) or better by S&P and A2 (or the equivalent thereof) or better by Moody’s, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of the repurchase obligations;
(f)marketable short-term money market and similar highly liquid funds either (i) having assets in excess of (x) $250,000,000 in the case of U.S. banks or other U.S. financial institutions and (y) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
(g)securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory or by a foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);
(h)investments with average maturities of 24 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;
(i)instruments equivalent to those referred to in clauses (a) through (h) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;
(j)investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition;
(k)interest bearing instruments with a maximum maturity of 180 days in respect of which the obligor is a G8 government or other G8 governmental agency or a G8 financial institution with credit ratings from S&P of at least “A-2” or the equivalent thereof or from Moody’s of at least “P-2” or the equivalent thereof; and
(l)investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (l) above.
“Cash Management Obligations” means (a) obligations in respect of any treasury management services, overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services or any automated clearing house transfers of funds and (b) other obligations in respect of netting services, employee credit, commercial credit card, debit card, stored value card or purchase card programs and similar arrangements.
“Cash Management Services” has the meaning assigned to such term in the definition of “Secured Cash Management Obligations”.
“Cashless Roll Transactions” has the meaning assigned to such term in the recitals.
“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Subsidiary of any insurance proceeds, condemnation awards or eminent domain awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Control” means:
(a)the failure of Holdings, directly or indirectly through wholly-owned subsidiaries that are Guarantors (including, for the avoidance of doubt, through wholly-owned subsidiaries that are subsidiaries of the Borrower), to own all of the Equity Interests in the Borrower, or
(b)any combination of the Permitted Holders (or any Parent Entity of Holdings controlled directly or indirectly by the Permitted Holders) shall fail to own beneficially (within the meaning of Rules 13(d)-3 and 13(d)-5 of the Exchange Act), directly or indirectly, in the aggregate at least 50.1% of the voting power represented by the issued and outstanding Voting Stock of Holdings, unless the Permitted Holders, directly or indirectly through one or more Parent Entities of Holdings, have the right (pursuant to contract, proxy, ownership of Equity Interests or otherwise) to designate or appoint (and do so designate or appoint) a majority of the Board of Directors of Holdings.
For purposes of this definition and any related definition to the extent used for purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (iii) a Person or group shall not be deemed to beneficially own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement and (iv) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of the Voting Stock or other securities of such other Person’s Parent Entity (or related contractual rights) unless it owns at least a majority of the total voting power of the Voting Stock of such Parent Entity.
“Change in Law” means (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration or interpretation thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) any requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the

Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued after the date of this Agreement, but only to the extent the relevant increased costs or loss of yield would have been included if they had been imposed under applicable increased cost provisions, including, without limitation, for purposes of Section 2.15.
“Chapter 11 Cases” has the meaning assigned to such term in the recitals.
“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are New Money Term Loans, Tranche A Senior Takeback Term Loans, Tranche B Senior Takeback Term Loans, Tranche A Junior Takeback Term Loans or Tranche B Junior Takeback Term Loans, any Commitment, and any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments; provided, for purposes of Sections 2.07, 2.08, 2.11, 2.18, 2.20, 2.21 and 9.04, (i) Tranche A Senior Takeback Term Loans and Tranche B Senior Takeback Term Loans shall be treated as a single Class and (ii) Tranche A Junior Takeback Term Loans and Tranche B Junior Takeback Term Loans shall be treated as a single Class.
“Closing Payment” has the meaning assigned to such term in Section 2.12(a).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.
“Collateral Agent” has the meaning assigned to such term in the Collateral Agreement.
“Collateral Agreement” means the Collateral Agreement among Holdings, the Borrower, each other Loan Party and the Collateral Agent, substantially in the form of Exhibit C.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)the Administrative Agent shall have received from (i) Holdings, the Borrower and each other Domestic Subsidiary (other than an Excluded Subsidiary) either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes or is required to become a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person and (ii) Holdings, the Borrower and each Subsidiary Loan Party either (x) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes or is required to become a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person;
(b)all outstanding Equity Interests of the Borrower and, to the extent owned by or on behalf of any Loan Party, the Subsidiaries (other than any Equity Interests constituting Excluded Assets) shall have been pledged pursuant to the Collateral Agreement and (except in the case of Equity Interests of Persons who are not Subsidiaries, including any Joint Ventures that are not Subsidiaries) the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto (in form and substance reasonably satisfactory to the Collateral Agent) endorsed in blank;

(c)(i) other than to the extent constituting an Excluded Asset, if any Indebtedness for borrowed money of any Person other than Holdings, the Borrower or the Subsidiaries is (x) owing to any Loan Party, (y) in a principal amount in excess of $1,000,000 and (z) evidenced by a physical promissory note constituting Collateral, such promissory note shall have been pledged pursuant to the Collateral Agreement and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto (in form and substance reasonably satisfactory to the Collateral Agent) endorsed in blank and (ii) all Indebtedness for borrowed money of Holdings, the Borrower and each Subsidiary that is owing to any Loan Party shall be evidenced by the Intercompany Note, and such Intercompany Note shall have been pledged pursuant to the Collateral Agreement and the Collateral Agent shall have received such Intercompany Note, together with undated instruments of transfer with respect thereto (in form and substance reasonably satisfactory to the Collateral Agent) endorsed in blank;
(d)other than to the extent constituting an Excluded Asset, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and intellectual property security agreements, required by the Security Documents, Requirements of Law or reasonably requested by the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Collateral Agent in proper form for filing, registration or recording, in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the other Loan Documents;
(e)other than with respect to any Excluded Account, each Loan Party shall obtain a control agreement (each, an “Account Control Agreement”) (or, if any such Loan Party is unable to obtain a control agreement from the financial institution where any deposit account, securities account or commodities account is located, it will relocate such account to another financial institution and obtain a control agreement), with the Collateral Agent and any bank with which such Loan Party maintains a deposit account, securities account or commodities account (each as defined in the UCC) (collectively, the “Controlled Accounts”) with respect to any such accounts existing on the Effective Date, upon the opening of any such new account and not later than 30 days following the acquisition of any new account (or, in each case, such longer period as the Collateral Agent may agree in its sole discretion); and
(f)the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance or a marked unconditional commitment or binder thereof issued by a nationally recognized title insurance company reasonably acceptable to the Collateral Agent insuring the Lien of each such Mortgage as a first priority Lien on the title to such Mortgaged Property described therein, for an amount no less than the Fair Market Value of such Mortgaged Property together with such endorsements as the Collateral Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located, (iii) such affidavits, instruments of indemnification (including a so-called “gap” indemnification) as are customarily requested by the title company to induce the title company to issue the title policies and endorsements contemplated above, (iv) evidence reasonably acceptable to the Collateral Agent of payment by Holdings, the Borrower or any other Subsidiary of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title policies referred to above, (v) a survey of each Mortgaged Property in such form as shall be required by the title company to issue the so called comprehensive and other survey related endorsements and to remove the standard survey exceptions from the title policies and endorsements contemplated above (provided, however, that a survey shall not be required to the extent that the issuer of the applicable title insurance policy provides reasonable and customary survey related coverages (including, without limitation, survey related endorsements) in the applicable title insurance policy based on an existing survey and/or such other documentation as may be reasonably satisfactory to the title insurer), (vi) if required pursuant to the Flood Insurance Laws, completed “Life of Loan” Federal Emergency Management Agency (“FEMA”) Standard Flood Hazard Determination with respect to each Mortgaged Property subject to the applicable FEMA rules and regulations (together with a notice about special flood hazard area status and flood disaster assistance duly executed by Holdings, the Borrower and each Loan Party relating thereto), (vii) if any Mortgaged

Property is located in an area determined by FEMA to have special flood hazards, evidence of such flood insurance as may be required under any Requirements of Law, including Regulation H of the Board of Governors and the other Flood Insurance Laws and as required under Section 5.07, (viii) such legal opinions as the Administrative Agent may reasonably request with respect to the enforceability of any such Mortgage and such other customary matters as are reasonably requested by the Collateral Agent, and (ix) existing environmental assessment reports, to the extent available and in the possession or reasonable control of the Borrower or its Subsidiaries.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary (i) if such assets constitute Excluded Assets, (ii) if, and for so long as and to the extent that the Administrative Agent and the Borrower reasonably agree that the cost, burden, difficulty or consequence of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees outweighs the benefits to be obtained by the Lenders therefrom, (iii) if and for so long as and to the extent that the Administrative Agent and the Borrower reasonably agree that such creation or perfection of pledges of or security interest or Guarantee would result in any material adverse Tax consequences to Holdings, the Borrower or one of their respective Subsidiaries or to any direct or indirect Parent Entity or other material equityholder of any of the foregoing (including the imposition of material withholding, recording or other Taxes) or (iv) if the grant or perfection of a security interest in such asset would (A) be prohibited or restricted by any applicable license, franchise, charter, authorization or other applicable Requirement of Laws (including any legally effective prohibition or restriction on such grant or perfection), (B) require the consent of any applicable Governmental Authority (except to the extent such consent has been obtained), (C) with respect to the grant of a Lien in any contract, violate the terms of such contract (to the extent binding on such Person or property at the time of the acquisition thereof and not incurred in contemplation of such acquisition) (in each case of (A), (B) and (C), after giving effect to the applicable anti-assignment provisions of the UCC or other similar applicable law) or (D) trigger termination of any contract pursuant to any “change of control” or similar provision (to the extent binding on such Person or property at the time of the acquisition thereof and not incurred in contemplation of such acquisition); it being understood that the Collateral shall include any proceeds and/or receivables (other than to the extent constituting Excluded Assets) arising out of any contract described in clause (a)(iv)(C) and (D) to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC or other similar applicable law notwithstanding the relevant prohibition, violation or termination right, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth herein and in the Security Documents as in effect on the Effective Date, (c) no control agreements or other control or similar arrangements shall be required with respect to any Excluded Account, (d) no perfection actions (beyond the filing of a financing statement under the Uniform Commercial Code) shall be required, nor shall the Administrative Agent or Collateral Agent be authorized to take any actions (beyond the filing of a financing statement under the Uniform Commercial Code) with respect to (A) commercial tort claims with a value less than $1,000,000, (B) Vehicles and other assets subject to certificates of title, (C) letter of credit rights, (D) promissory notes evidencing debt for borrowed money by any Person in a principal amount individually or in an aggregate of less than $1,000,000, and (E) the Equity Interests of any Joint Venture that is not a Subsidiary, (e) no actions in any of Slovakia, Nicaragua or Pakistan shall be required to be taken, nor shall the Administrative Agent be authorized to take any such action, to create any security interests in assets of any such Foreign Subsidiary organized in such jurisdiction that is not a Material Subsidiary (including any Equity Interests of such Foreign Subsidiaries) or to perfect or make enforceable any security interests in any such assets and (f) no Loan Party shall be required to seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement. The Administrative Agent (in its reasonable discretion) may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date, the timelines set forth in Schedule 5.14 or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.
“Commitment” means, with respect to any Lender, its New Money Term Loan Commitment of any Class or any combination thereof (as the context requires).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company Competitor” means any competitor of Holdings, the Borrower or any of its Subsidiaries.
“Company Materials” has the meaning assigned to such term in Section 5.01.
“Competitor Debt Fund Affiliate” means, with respect to any Company Competitor or any Affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is (i) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (ii) managed, sponsored or advised by any Person that is Controlling, Controlled by or under common Control with the relevant Company Competitor or Affiliate thereof, but only to the extent that no personnel involved with the investment in the relevant Company Competitor (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (B) except in its capacity as a Lender or potential lender, has access to any information (other than information that is publicly available) relating to Holdings, the Borrower and/or any entity that forms part of any of their respective businesses (including any of their respective subsidiaries).
“Compliance Certificate” means a Compliance Certificate required to be delivered pursuant to Section 5.01.
“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Total Assets” means, as at any date of determination, the amount that would be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Borrower and the Subsidiaries in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Account” has the meaning assigned to such term in clause (e) of the definition of “Collateral and Guarantee Requirement.”
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 9.23.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for private business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Data Protection Requirements” means all Requirements of Law, to the extent applicable to the items and services provided by the Borrower and each Subsidiary, relating to the privacy and security of information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases and personal, personally identifiable, sensitive, confidential or regulated data and, in each case, to the protection thereof from unauthorized use, access, misappropriation or modification.
“Debtor” has the meaning assigned to such term in the recitals.
“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, restructuring, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Loans within two Business Days of the date on which such funding is required hereunder, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement (or provided any written notification to any Person) to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within one Business Day after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become or has a parent company that has become the subject of a bankruptcy or insolvency proceeding or any action or proceeding of the type described in Section 7.01(h) or Section 7.01(i), or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (f) becomes the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (f) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“DIP Financing” shall have the meaning provided in Section 9.17.
“DIP Financing Liens” shall have the meaning provided in Section 9.17.
“Disposition” has the meaning assigned to such term in Section 6.05, and the terms “Dispose” and “Disposed” shall have meanings correlative thereto.

“Disposition/Casualty Prepayment Event” has the meaning assigned to such term in the definition of “Prepayment Event”.
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(a)matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;
(b)is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests);
(c)provides for the scheduled payment of dividends in cash; or
(d)is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the Effective Date, the Effective Date); provided, however, that (i) any Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” a “change of control”, eminent domain event, condemnation event, or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full in cash of all the Loans and all other Loan Document Obligations that are accrued and payable and the termination of the Commitments, (ii) if any Equity Interest in any Person is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants, of Holdings (or any other Parent Entity), the Borrower or any other Subsidiary or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings (or any other Parent Entity), the Borrower or any other Subsidiary in order to satisfy applicable statutory or regulatory obligations of such Person and (iii) no Equity Interest held by any future, present or former employee, director, officer, manager, member of management, consultant or independent contractor (or their respective affiliates or Immediate Family Members) of the Borrower (or any Parent Entity or any Subsidiary) shall be considered a Disqualified Equity Interest solely because such stock is redeemable or subject to repurchase pursuant to any customary stock option, employee stock award or similar agreement that may be in effect from time to time.
“Disqualified Lenders” means:
(i) so long as no Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, those Persons (other than Company Competitors) identified by the Investors to the Administrative Agent, the Tranche B Senior Takeback Lenders and the Tranche B Junior Takeback Lenders in writing on or prior to the Effective Date;

(ii) any Company Competitor that is identified in writing by the Borrower to the Administrative Agent (which list of Company Competitors may be supplemented by the Borrower after the Effective Date by means of a written notice to the Administrative Agent, but which supplementation shall not apply retroactively to disqualify any previously acquired assignment or participation in any Loan); and
(iii) any Affiliate of any Person described in clauses (i) (so long as no Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing) and (ii) above (other than any Competitor Debt Fund Affiliate) that is (x) identified in writing to the Administrative Agent, or (y) readily identifiable on the basis of such Affiliate’s name;
it being understood and agreed that the identification of any Person as a Disqualified Lender after the Effective Date shall not apply to retroactively disqualify any previously acquired assignment or participation interest in any Loan.
Notwithstanding the foregoing, “Disqualified Lenders” shall exclude any Person identified by the Borrower as no longer being a “Disqualified Lender” by written notice to the Administrative Agent.
“Disqualified Person” has the meaning assigned to such term in Section 9.04(h)(ii).
“Divided Delaware LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Dollars as determined in accordance with Section 1.05 hereof.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.
“Early Termination Payment” has the meaning assigned to such term in the TRA.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means July 21, 2026.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a natural person, (ii) a Defaulting Lender, (iii) a

Disqualified Lender (to the extent that the list of Disqualified Lenders has been received by such assignee upon its request), or (iv) except to the extent provided in Section 9.04(j), Holdings, the Borrower or any of their Subsidiaries.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means applicable common law and applicable Requirements of Law, and all applicable injunctions or legally binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, including with respect to the preservation or reclamation of natural resources or the generation, use, handling transportation, storage, treatment or disposal (including any Release or threatened Release) of any Hazardous Material, or, to the extent relating to exposure to Hazardous Materials, the protection of human health or safety.
“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), of Holdings, the Borrower or any other Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any legally binding contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equal Priority Intercreditor Agreement” has the meaning assigned to such term in the definition of “Intercreditor Agreements.”
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in, or interests in a Person.
“Equityholding Vehicle” means any Parent Entity and any equityholder thereof through which current, former or future officers, directors, employees, managers or consultants of Holdings or the Borrower or any of their subsidiaries or Parent Entity hold Equity Interests of such Parent Entity.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is, or at any relevant time was, treated as a single employer under Section 414(b) or Section 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(b), (c), (m) and (o) of the Code.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by a Loan Party or any ERISA Affiliate to satisfy the minimum funding standards (within the meaning of Section 412 or Section 430 of the Code or Section 302 or Section 303 of ERISA) applicable to any Plan, whether or not waived; (c) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by a Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate, or the occurrence of any event or condition which constitutes grounds under ERISA for the termination of, any Plan or Plans under Section 4041 of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by a Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal from any Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or a complete or partial withdrawal (within the meanings of Section 4203 and Section 4205 of ERISA, respectively) from a Multiemployer Plan; (h) the occurrence of a Foreign Benefit Plan Event; (i) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is or is expected to be, “insolvent,” within the meaning of Section 4245 of ERISA or in “endangered or critical status,” within the meaning of Section 304 or 305 of ERISA or Section 431 or 432 of the Code; (j) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, excise taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan; (k) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (l) the making of any amendment to any Plan which could reasonably be expected to result in the imposition of a lien or the posting of a bond or other security; (m) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to any Loan Party; or (n) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Plan, other than for PBGC premiums due but not delinquent.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euros” and “€” mean the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excess Cash Prepayment Amount” has the meaning assigned to such term in the definition of “Monthly Cash Sweep Prepayment Event.”
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.
“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any currency other than Dollars the rate at which such other currency may be exchanged into Dollars at the time of determination on such day as set forth on the Bloomberg screen page for such currency. In the event that such rate does not appear on any Bloomberg screen page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the Exchange Rates of exchange quoted to the Administrative Agent for such currency, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later; provided that, if at the time of any such determination, for any reason, no such Exchange Rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Accounts” means any deposit accounts, commodities account and securities accounts (each as defined in the UCC) (i) that are held by any Loan Party and are swept at least every two Business Days (or more frequently) to a Controlled Account, (ii) the balance of which consists exclusively of (x) withheld income taxes and federal, state or local employment taxes, and (y) amounts required to be paid over to an employee benefit plan, (iii) all segregated deposit accounts constituting or used for (and the balance of which consists solely of funds set aside for the purpose of managing) disbursement, tax accounts, payroll accounts (including payroll taxes required to be collected, remitted or withheld, including federal and state withholding taxes), employee wages and benefits, customs, fiduciary benefits, trust, escrow or similar purposes, (iv) that are zero balance accounts and (v) other accounts with an aggregate balance of less than $500,000 at all times.
“Excluded Assets” means (a) (x) any fee owned real property other than Material Real Property, (y) all leasehold interests in real property, (b) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction) after giving effect to any applicable anti-assignment provisions of the UCC or other applicable law notwithstanding such prohibition, (c) any asset to the extent a pledge thereof or grant of security interest therein is prohibited by any Requirement of Law (including any legally effective requirement to obtain the consent of any governmental authority, except to the extent such consent has been obtained) after giving effect to any applicable anti-assignment provisions of the UCC or other applicable law notwithstanding such prohibition, (d) margin stock and, solely to the extent prohibited by the terms of, creating an enforceable right of termination in favor of any other party thereto (other than Holdings, the Borrower or any wholly-owned Subsidiary of the Borrower) or requiring the consent of one or more third parties (other than Holdings, the Borrower or any wholly-owned Subsidiary of the Borrower) under, or the pledge thereof would give rise to a “right of first refusal”, a “right of first offer” or a similar right that may be exercised by any third party (other than Holdings, the Borrower or any wholly-owned Subsidiary of Holdings or the Borrower) pursuant to, any applicable Organizational Documents, Joint Venture agreement or shareholders’ agreement, Equity Interests in any Person (provided that no Equity Interests issued by the Borrower, any Subsidiary that is a wholly-owned Subsidiary (or any Subsidiary that becomes non wholly-owned as the result of the transfer of any of its equity interests to any Affiliate of the Borrower) shall be Excluded Assets by application of this clause (d)), (e) assets to the extent that the Administrative Agent and the Borrower reasonably agree that a security interest or grant of perfection in such assets would result in material adverse tax consequences to the Borrower or any of the Subsidiaries or any direct or indirect Parent Entity or other material equityholder of the foregoing, (f) any intent-to-use trademark application prior to the filing of a “Statement of Use”, “Amendment to Allege Use” or similar filing with respect thereto, (g) any lease, license or other agreement or any property subject to a purchase money security interest, Financing Lease Obligation or similar arrangement permitted hereunder to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement, Financing Lease Obligation or similar arrangement or create a breach, default or right of termination in favor of any other party thereto (other than Holdings, the Borrower or any wholly-owned Subsidiary) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition, (h) in excess of 65% of the voting Equity Interests of (A) any Foreign Subsidiary or (B) any FSHCO, (i) Excluded Accounts, (j) [reserved], (k) any employee stock ownership plan or trust established by Holdings or any of its Subsidiaries or a direct or indirect parent of Holdings (to the extent such employee stock ownership plan or trust has been funded by Holdings or any Subsidiary or a direct or indirect parent of Holdings), (l) any Equity Interests of any Person acquired after the Effective Date pursuant to a permitted Investment that are pledged to secure Indebtedness permitted to be assumed hereunder (and not incurred in contemplation of the Effective Date or such permitted Investment) existing at the time of such permitted Investment, and/or (m) Vehicles, aircrafts, aircraft engines and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected solely by filing a UCC financing statement. Other assets shall be deemed to be “Excluded Assets” if the Administrative Agent and the Borrower reasonably agree in writing that the cost of obtaining or perfecting a security interest in such assets is excessive in relation to the benefit to the Lenders of the security to be afforded thereby. For the avoidance doubt, no “carrier contract” between the Borrower or a Subsidiary and an insurance company shall constitute an Excluded Asset.
“Excluded Subsidiary” means any of the following (except as otherwise provided in clause (b) of the definition of “Subsidiary Loan Party”): (a) [reserved], (b) each Subsidiary listed on Schedule 1.01(a), (c) [reserved], (d) [reserved], (e) any Subsidiary that is prohibited by (i) applicable Requirements of Law or (ii) any contractual obligation existing on the Effective Date or on the date any such Subsidiary is acquired (so long as, in respect of any such contractual prohibition, such prohibition is not incurred in contemplation of the Effective Date or such acquisition and only for so long as such restriction is continuing), in each case from guaranteeing the Secured Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee (unless such consent, approval, license or authorization has been received), (f) any Foreign Subsidiary that is a CFC, (g) [reserved], (h) any FSHCO, (i) any Subsidiary for which the Administrative Agent and the Borrower reasonably agree that the provision of a Guarantee would result in any material adverse Tax consequences to Holdings, the Borrower or one of their respective Subsidiaries or any direct or indirect Parent Entity, (j) [reserved], (k) [reserved], and (l) any captive insurance companies. For the avoidance of doubt, a non-wholly owned Subsidiary shall not constitute an Excluded Subsidiary unless such non-wholly owned Subsidiary is excluded by the foregoing clauses (a) through (l).
“Excluded Swap Obligations” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of (i) such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income (however denominated), branch profits Taxes and franchise Taxes, in each case (i) imposed by a jurisdiction as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, such jurisdiction or (ii) that are Other Connection Taxes, (b) any Tax that is attributable to a Lender’s or the Administrative Agent’s failure to comply with Section 2.17(e), (c) except in the case of an assignee pursuant to a request by the Borrower under Section 2.19, any U.S. federal withholding Taxes imposed pursuant to a Requirement of Law in effect at the time a Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.17 and (d) any withholding Tax imposed pursuant to FATCA.
“Extraordinary Receipts” means any cash in excess of $1,000,000 received by the Borrower or any of the Subsidiaries not in the ordinary course of business, including (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) proceeds of insurance (other than to the extent such insurance proceeds are (i) immediately payable to a Person that is not the Borrower or any of its Subsidiaries in accordance with applicable Requirements of Law or with contractual obligations entered into in the ordinary course of business or (ii) received by the Borrower or any of its Subsidiaries as reimbursement for any out-of-pocket costs incurred or made by such Person prior to the receipt thereof directly related to the event resulting from the payment of such proceeds), (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of the Borrower or any of its Subsidiaries or (ii) received by the Borrower or any of its Subsidiaries as reimbursement for any costs previously incurred or any payment previously made by such Person) and (g) any purchase price adjustment received in connection with any purchase agreement; provided that “Extraordinary Receipts” shall not include any payments, advances or revenues received from (i) any insurance carrier or (ii) any current or former “downline”, “external”, or “GoPartner Solutions” agency or producer of the Borrower, its Subsidiaries or any of their respective Affiliates.
“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset. Except as otherwise expressly set forth herein, such value shall be determined in good faith by the Borrower.
“FATCA” means Sections 1471 through 1474 of the Code as in effect on the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of such current Sections of the Code (or any such amended or successor version described above), and any laws, fiscal or regulatory legislation, rules, guidance notes and practices adopted by a non-U.S. jurisdiction to implement the foregoing.
“FCPA” has the meaning assigned to such term in Section 3.17(b).
“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero; provided, further, that if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Fee Letter” means that certain letter agreement, dated as of July 21, 2026, between the Borrower and Blue Torch Finance, LLC.
“FEMA” means the Federal Emergency Management Agency or any successor governmental agency or similar authority.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Borrower.
“Financing Lease Obligation” means, as applied to any Person, an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not an operating lease) for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP as in effect on December 31, 2018 (it being understood that all obligations of the Borrower and the Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on the December 31, 2018 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Financing Lease Obligation) for purposes of this Agreement regardless of any change in GAAP following December 31, 2018 that would otherwise require such obligation to be recharacterized as a Financing Lease Obligation, to the extent that financial reporting shall not be affected hereby).
“First-Out Obligations” means the Loan Document Obligations with respect to, or arising from, the New Money Term Loans.
“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means a rate of interest equal to 3.00% per annum.
“Foreign Benefit Plan Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law or in excess of the amount that would be permitted absent a waiver from applicable Governmental Authority or (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments.
“Foreign Pension Plan” means any defined benefit plan sponsored, maintained or contributed to by any Loan Party or any Foreign Subsidiary that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“FSHCO” means any direct or indirect Domestic Subsidiary of Holdings (other than the Borrower) substantially all of the assets of which consist of the Equity Interests or Indebtedness of one or more Foreign Subsidiaries that are CFCs and any other assets incidental thereto.
“FTI” means FTI Consulting, Inc., financial advisor to the Administrative Agent and certain of the Lenders.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, subject to Section 1.04.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning assigned to such term in Section 9.04(f).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into after the Effective Date in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantee Agreement” means the Guarantee Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit F.
“Guarantors” means collectively, Holdings, the Subsidiary Loan Parties and the Borrower (other than with respect to its own Secured Obligations).
“Hazardous Materials” means all explosive, radioactive, hazardous or toxic materials, substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other materials, substances or wastes of any nature regulated as hazardous or toxic, or any other term of similar meaning and regulatory import, pursuant to any Environmental Law.
“Health Care Laws” means all health care Requirements of Law, to the extent applicable to the items and services provided by the Borrower and each Subsidiary, including, as may be applicable: (i) all Requirements of Law relating to state insurance, health maintenance organization or managed care Requirements of Law (including Requirements of Law relating to Medicare and Medicaid programs and Medicare Supplement plans), (ii) state professional fee-splitting Requirements of Law (including common law), (iii) the Medicare Program Requirements of Law at Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh and Medicare Program rules promulgated thereunder, including but not limited to the Medicare Marketing and Communication Guidelines, 42 C.F.R. Parts 422, 423, and 417; and Requirements of Law and rules relating to Medicare Supplement (e.g., Medigap) plans, 42 U.S.C. § 1395ss and 42 C.F.R. Part 403, (iv) the Medicaid statute, Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v, (v) the Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b), (vi) the Federal False Claims Act, 31 U.S.C. §§ 3729-3733 (as amended), (vii) the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812, (viii) the Anti-Kickback Act of 1986, 41 U.S.C. §§ 51-58, (ix) the Federal Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b, (x) the Exclusion Laws, 42 U.S.C. § 1320a-7, (xi) the Federal Health Care Fraud Law (18 U.S.C. § 1347), (xii) TRICARE, 10 U.S.C. § 1071, (xiii) all state Requirements of Law governing the offer, payment, solicitation or receipt of any remuneration in exchange for a referral, furnishing, arranging for the furnishing, lease, purchase, order, or recommendation of any insurance product or healthcare product or service, (xiv) Requirements of Law relating to the licensing of Persons or entities authorized to sell or market insurance policies or products and (xv) HIPAA.
“Health Care Permits” means any and all Permits issued or required under applicable Health Care Laws.
“HIPAA” means the (a) Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); (c) federal or state laws regulating privacy of mental or substance abuse health records; and (d) any state and local laws regulating the privacy and/or security of individually identifiable information, including state laws providing for notification of breach of privacy or security of individually identifiable information, in each case with respect to the laws described in clauses (a), (b), (c) and (d) of this definition, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, any and all rules or regulations promulgated from time to time thereunder.

“Holdings” means (a) Holdings (as defined in the preamble hereto), (b) any Successor Holdings, to the extent applicable, or (c) at the election of the Borrower, any other Person or Persons (the “New Holdings”) that is a Subsidiary of (or are Subsidiaries of) Holdings or of any Parent Entity of Holdings (or the previous New Holdings, as the case may be) (the “Previous Holdings”) but not the Borrower; provided that (a) such New Holdings directly or indirectly owns 100% of the Equity Interests of the Borrower, (b) the New Holdings shall expressly assume all the obligations of the Previous Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (c) the New Holdings shall have delivered to the Administrative Agent (for further distribution by the Administrative Agent to the Lenders) a certificate of an Responsible Officer stating that such substitution and any supplements to the Loan Documents preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents, (d) if reasonably requested by the Administrative Agent, an opinion of counsel in form and substance reasonably satisfactory to the Administrative Agent shall be delivered by the Borrower to the Administrative Agent to the effect that, without limitation, such substitution does not breach or result in a default under this Agreement or any other Loan Document, (e) all Equity Interests of the Borrower and substantially all of the other assets of the Previous Holdings are contributed or otherwise transferred to such New Holdings and pledged to secure the Secured Obligations and (f) no Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Event of Default or material tax liability; provided, further, that if each of the foregoing is satisfied, the Previous Holdings shall be automatically released from all its obligations under the Loan Documents and any reference to “Holdings” in the Loan Documents shall be meant to refer to the “New Holdings.”
“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.
“Immediate Family Members” means with respect to any individual, such individual’s estate, heirs, legatees, distributees, child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any person sharing an individual’s household (other than an unrelated tenant or employee) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Impacted Loans” has the meaning assigned to such term in Section 2.14(a)(ii).
“incur” means create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable for any Indebtedness; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Person at the time it becomes a Subsidiary. The term “incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 6.01:
(a)amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;
(b)the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms; and

(c)the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of prepayment, redemption, repurchase, defeasance, acquisition or similar payment or making of a mandatory offer to prepay, redeem, repurchase, defease, acquire, or similarly pay such Indebtedness;
will not be deemed to be the incurrence of Indebtedness.
“Indebtedness” of any Person means, without duplication,
(a)all obligations of such Person for borrowed money,
(b)all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP,
(c)all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,
(d)all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current trade or other ordinary course payables or liabilities or accrued expenses (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof except if such trade or other ordinary course payables or liabilities or accrued expenses bear interest, (ii) any earn-out obligation, purchase price adjustment or similar obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP or if not paid when due and payable and (iii) liabilities associated with customer prepayments and deposits),
(e)all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed,
(f)to the extent not otherwise included, all Guarantees by such Person of Indebtedness of others,
(g)all Financing Lease Obligations of such Person,
(h)all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty,
(i)all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; and
(j)all fines, settlements payable (but not yet paid) by such Person to any Governmental Authority in connection with any violation or alleged violation of Health Care Laws;
(k)provided that the term “Indebtedness” shall not include (i) prepaid or deferred revenue (including billing in excess of earnings), (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (iii) contingent indemnity and similar obligations and amounts owed to dissenting equityholders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), with respect to permitted Investments, (iv) liabilities associated with customer prepayments and deposits and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, (v) Non-Financing Lease Obligations, (vi) customary obligations under employment agreements and deferred compensation arrangements and (vii) Indebtedness of any Parent Entity (for which none of the Borrower or any Subsidiary are legally obligated) appearing on the balance sheet of the Borrower or any Subsidiary solely by reason of “pushdown” accounting under GAAP.
The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner), to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of the Borrower and the Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.
“Indemnified Person” has the meaning assigned to such term in Section 9.03(b).
“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Information” has the meaning assigned to such term in Section 9.12(a).
“Initial Term Loan Maturity Date” means July 21, 2031.
“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.
“Intercompany Note” means the Intercompany Note, dated as of the Effective Date, substantially in the form of Exhibit K, executed by Holdings, the Borrower and each other Subsidiary party thereto.
“Intercreditor Agreements” means, (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which rank (or are intended to rank) equal in priority (but without regard to the control of remedies) to the Liens on the Collateral securing the Secured Obligations, an intercreditor agreement that is reasonably acceptable to the Borrower and the Required Lenders and the Required Tranche B Lenders (an intercreditor agreement described in this clause (a), an “Equal Priority Intercreditor Agreement”) and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which rank (or are intended to rank) junior to the Liens on the Collateral securing the Secured Obligations, an intercreditor agreement that is reasonably acceptable to the Borrower and the Required Lenders and the Required Tranche B Lenders (an intercreditor agreement described in this clause (b), a “Junior Priority Intercreditor Agreement”).
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07 substantially in the form of Exhibit G hereto.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each calendar month and (b) with respect to any SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.
“Interest Period” means, with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. No Interest Period shall extend beyond the maturity date of the facility under which such Loan was made.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or Joint Venture interest in such other Person (including, in the case of the Borrower and the Subsidiaries, (i) intercompany advances arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business), (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person, (d) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP or (e) any cryptocurrency or blockchain based investment. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, but without any adjustment for writedowns or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property as of the time of the transfer, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment, except that the amount of any Investment in the form of an Acquisition Transaction shall be the Acquisition Consideration (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto and minus (B) the amount of any portion of such Investment that has been repaid to the investor, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“Investor” means (a) any of the following and their respective Affiliates (excluding any operating portfolio company thereof): any PSP Entity; any Redwood Entity; any Blue Torch Entity; Aksia, LLC and its affiliates and managed accounts; Bank of America, N.A.; Benefit Street Partners Capital Opportunity Fund II L.P.; Benefit Street Partners Senior Secured Opportunities (U) Master Fund (Non-US) L.P.; Benefit Street Partners Senior Secured Opportunities Fund L.P.; Benefit Street Partners Senior Secured Opportunities Master Fund (Non-US) LP; Benefit Street Partners SMA LM L.P.; Benefit Street Partners SMA-C II LP; Benefit Street Partners SMA-K LP; Benefit Street Partners SMA-T L.P.; BSP Debt Fund IV CV L.P.; BSP Debt Fund IV CV Master (Non-US) L.P.; Franklin BSP Capital Corporation; Landmark Wall SMA L.P.; Blue Owl Capital Corporation; Blue Owl Capital Corporation II; Goldman Sachs Lending Partners LLC; Morgan Stanley Senior Funding, Inc.; Royal Bank of Canada and Truist Bank and (b) any Management Investors, in each case, who hold, or will hold, Equity Interests in Holdings (or any Parent Entity) on the Effective Date after giving effect to the Transactions.
“IRS” means the United States Internal Revenue Service.
“Joint Venture” means a direct or indirect joint venture, partnership or similar arrangement, whether in corporate, partnership or other legal form.
“Judgment Currency” has the meaning assigned to such term in Section 9.14(b).
“Junior Indebtedness” means any debt for borrowed money that is secured by Liens on the Collateral which rank (or are intended to rank) junior in priority to the Liens on the Collateral securing the Secured Obligations.
“Junior Priority Intercreditor Agreement” has the meaning assigned to such term in the definition of “Intercreditor Agreements.”
“Junior Takeback Term Lenders” means each Lender with an outstanding Junior Takeback Term Loan.
“Junior Takeback Term Loans” means the term loans deemed to be made on the Effective Date in accordance with Section 2.01(c). As of the Effective Date, the aggregate total outstanding Junior Takeback Term Loan amount is $588,275,099.
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time.
“LCT Election” has the meaning specified in Section 1.08.
“LCT Test Date” has the meaning specified in Section 1.08.
“Lenders” means the Lenders and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Liability Management Transaction” means any of the following:
(i)    any refinancing, retirement, exchange, extension, amendment, repurchase, replacement, or defeasance of any existing Indebtedness of Holdings, the Borrower or any Guarantor with any other Indebtedness, equity or quasi-equity (or the proceeds of any other Indebtedness, equity or quasi-equity)

that is/are more contractually, structurally or temporally senior (or is/are more senior (a) in respect of Lien priority with respect to any Collateral, or (b) by means of additional or separate collateral or additional or separate guarantors, obligors or other credit support or through a “double dip” or “pari plus,” or similar structure) to any of the existing Indebtedness (including, for the avoidance of doubt, through any incurrence of Indebtedness, equity or quasi-equity by a Person that is not a Loan Party, whether or not such Person owns any assets or property), in each case, than it was prior to such transaction;
(ii)    any transaction or series of related transactions involving any Investment, Restricted Payment, Restricted Debt Payment, Restricted Junior Debt, conveyance, sale, lease or other disposition or transfer of assets to an Affiliate or direct or indirect joint venture of Holdings that is not a Loan Party to (i) guarantee any existing debt or equity financing, or (ii) facilitate a new debt or equity financing (including any preferred equity financing) that has recourse (directly or indirectly, including through a secured receivable but excluding intercompany claims arising in the ordinary course of business and not incurred in contemplation of or in connection with such capital raise) to Holdings, the Borrower or any Guarantor or any of their assets (including, for the avoidance of doubt, such disposed or transferred assets); or
(iii)    any transaction or series of related transactions involving the conveyance, sale, lease or other disposition or transfer of all or substantially all of the assets of Holdings, the Borrower and the Subsidiaries, taken as a whole, for the primary purpose of effecting a prepayment of any Indebtedness (x) that is junior in lien priority to the Liens securing the Secured Obligations or unsecured or junior in payment priority to Loan Document Obligations, in each case, without repaying the Loan Document Obligations in full in cash; (y) that is pari passu in lien or payment priority to the Loan Document Obligations on a greater than ratable basis, or (z) is not recourse, or has limited recourse, to the Loan Parties.
“Licensed Personnel” means any individual involved in the marketing or sale of health insurance plans or supplements whose duties or funding require a Permit employed or retained by Holdings, Borrower, or any Subsidiary.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, financing or capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall a Non-Financing Lease Obligation be deemed to be a Lien.
“Limited Condition Transaction” means any Acquisition Transaction or similar Investment permitted hereunder by the Borrower or one or more of its respective Subsidiaries of any assets, business or Person permitted to be acquired hereunder, in each case whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.
“Liquidity” means, as of any date of determination, the aggregate amount of unrestricted cash and Cash Equivalents owned by the Borrower or any Subsidiary and held in deposit accounts or securities accounts that are subject to Account Control Agreements granting the Collateral Agent a first priority perfected lien.
“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) [reserved], and (iii) all other monetary obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents, including obligations to pay premiums (including the MOIC Premium), fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) [reserved] and (c) the due and punctual payment and performance of all the obligations of the Borrower and each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
“Loan Documents” means this Agreement, the Fee Letter, the Guarantee Agreement, the Collateral Agreement, any Intercreditor Agreement, the other Security Documents and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(e).
“Loan Parties” means Holdings, the Borrower and the Subsidiary Loan Parties.
“Loans” means the loans made (or deemed to be made pursuant to the Cashless Roll Transactions) by the Lenders to the Borrower pursuant to this Agreement.
“Losses” has the meaning assigned to such term in Section 9.03(b).
“Majority in Interest” when used in reference to Lenders of any Class, means, at any time, Lenders holding outstanding Term Loans or unused Commitments of such Class representing more than 50.0% of all Term Loans and unused Commitments of such Class outstanding at such time; provided that whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and unused Commitments of each Defaulting Lender shall be excluded for purposes of making a determination of the Majority in Interest.
“Management Investors” means (i) the current and former directors, officers, partners, members and employees of any Parent Entity, Holdings, the Borrower and/or any of their respective subsidiaries who (directly or indirectly through one or more Equityholding Vehicles or investment vehicles) are (or have become) direct or indirect investors in the Equity Interests of Holdings, any other Parent Entity or in the Borrower in connection with the Transactions and (ii) any other directors, officers, partners, members and employees of any Parent Entity, Holdings, the Borrower and/or any of their respective subsidiaries who (directly or indirectly through one or more Equityholding Vehicles or investment vehicles) become direct or indirect investors in the Equity Interests of Holdings, any other Parent Entity or the Borrower after the Effective Date; provided that the aggregate amount of Equity Interests that may be included as Management Investors pursuant to this clause (ii) shall in no event exceed 10% of all of the direct or indirect Equity Interests of Holdings, any other Parent Entity or the Borrower.
“Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement.”
“Material Adverse Effect” means (i) any fact, event, change, effect, development, circumstance or occurrence that, individually or together with any other fact, event, change, effect, development,

circumstance or occurrence, has had or would reasonably be expected to have a material and adverse effect on the financial condition, business, assets, liabilities or results of operations of the Loan Parties, taken as a whole, or of Borrower and its Subsidiaries, taken as a whole or (ii) any fact, event, change, effect, development, circumstance or occurrence that, individually or together with any other fact, event, change, effect, development, circumstance or occurrence, has had or would reasonably be expected to have a material and adverse effect on (A) the ability of the Loan Parties, taken as a whole, to perform their obligations under this Agreement or any other Loan Document or (B) the ability of any Agent and/or the Term Lenders to enforce their rights and remedies under this Agreement or any other Loan Document, in each case, other than the events customarily resulting from the pendency of the Chapter 11 Cases.
“Material Indebtedness” means (without duplication) indebtedness for borrowed money (other than the Loan Document Obligations), Financing Lease Obligations, unreimbursed obligations for letter of credit drawings and financial guarantees (other than ordinary course of business contingent reimbursement obligations) or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the Swap Termination Value thereof as of such date.
“Material Real Property” means each parcel of real property and the improvements thereon located in the United States and owned in fee by a Loan Party with an individual Fair Market Value of greater than $2,500,000 as determined on the Effective Date for existing real property and on the date of acquisition for any after-acquired real property (or the date of substantial completion of any material improvements thereon or new construction thereof).
“Material Subsidiary” means (a) each Subsidiary that, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been (or were required to have been) delivered pursuant to Section 5.01(a) or (c), had revenues or total assets (determined on a consolidated basis for such Subsidiary and its Subsidiaries) for such quarter in excess of 5.0% of the consolidated revenues or Consolidated Total Assets, as applicable, of the Borrower and the Subsidiaries for such quarter or that is designated by the Borrower as a Material Subsidiary and (b) any Subsidiary that is part of a group comprising Subsidiaries that each would not have been a Material Subsidiary under clause (a) but that, taken together, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been (or were required to have been) delivered pursuant to Section 5.01(a) or (c), had revenues or total assets (determined on a consolidated basis for all such Subsidiaries and their respective Subsidiaries) for such quarter in excess of 10.0% of the consolidated revenues or Consolidated Total Assets, as applicable, of the Borrower and the Subsidiaries for such quarter.
“Minimum Purchase Condition” shall have the meaning provided in Section 2.20(b).
“MOIC” means, as of the date of calculation, the quotient (expressed as a decimal) obtained by dividing (i) the sum of all interest and principal payments, in each case, received in cash by the New Money Term Lenders in respect of the New Money Term Loans being repaid or prepaid, as the numerator, and (ii) the aggregate principal amount of New Money Term Loans outstanding immediately prior to such calculation (calculated excluding any capitalized amounts) (or, in the case of a MOIC Trigger Event described in clause (i) of the definition thereof, the aggregate principal amount of New Money Term Loans being repaid or prepaid), as the denominator.

“MOIC Premium” means, as of any date of calculation, an additional amount (if any) required to result in a MOIC as of the date of calculation of 2.00x. In no event will the MOIC Premium be less than $0.
“MOIC Trigger Event” means (i) any partial prepayment of the New Money Term Loans (and only in respect of the aggregate amount of the New Money Term Loans so prepaid at such time), (ii) any repayment or prepayment in full of the New Money Term Loans, (iii) the maturity of the New Money Term Loans and/or (iv) the acceleration of the New Money Term Loans, any foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure, sale or other disposition of or realization upon any Collateral securing the New Money Term Loans or any other satisfaction, release, restructuring, reorganization, defeasance or compromise of any Secured Obligations in any insolvency or other similar proceeding (under the Bankruptcy Code or otherwise).
“Monthly Cash Sweep Prepayment Event” means, commencing with the first full calendar month following the Effective Date, on the last Business Day of each calendar month (each such date, a “Monthly Sweep Date”), the existence of an amount (if positive) by which (i) the aggregate amount of available cash of Holdings and its Subsidiaries as of such Monthly Sweep Date exceeds (ii) the sum of (x) $10,000,000 plus (y) the aggregate amount of the Borrower’s and its Subsidiaries’ reasonably anticipated operating expenses, debt service and other cash requirements of the Borrower and its Subsidiaries for the immediately succeeding calendar month (each such excess amount, an “Excess Cash Prepayment Amount”).
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Mortgage” means a mortgage, deed of trust, security deed, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations; provided, however, that in the event any Mortgaged Property is located in a jurisdiction which imposes mortgage recording tax or similar fees, the applicable Mortgage shall not secure an amount in excess of 100% of the Fair Market Value of such Mortgaged Property. Each Mortgage shall be in a form reasonably acceptable to the Administrative Agent.
“Mortgaged Property” means each parcel of real property and the improvements thereon owned in fee by a Loan Party with respect to which a Mortgage in respect of any Material Real Property is granted pursuant to Section 5.11, Section 5.12 and Section 5.14 (if any).
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which a Loan Party or any ERISA Affiliate makes or is obligated to make, or within the previous five years made or was obligated to make, contributions or with respect to which any Loan Party or ERISA Affiliate could have liability under Section 4212(c) of ERISA.
“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Cash Equivalents, including (i) any cash or Cash Equivalents received in respect of any non-cash proceeds, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out (but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds that are actually received and (iii) in the case of a condemnation, eminent domain or similar event, condemnation or eminent domain awards and similar payments that are actually received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, issuance costs, underwriting discounts and commissions, other customary costs and expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a Disposition of an asset (including pursuant to a Casualty Event or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness permitted to be incurred hereunder (other than (x) the Loans or (y) other Indebtedness that is secured by Liens on the Collateral that rank on an equal priority basis (but without regard to control of remedies) or on a junior basis, in either case, to the Liens on the Collateral securing the Secured Obligations) and secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of the Borrower and the Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Borrower or the Subsidiaries, (iii) in the case of the incurrence of any Indebtedness the proceeds of which are required to be used to prepay any Class of Loans and/or reduce any Class of Commitments under this Agreement, accrued interest and premium, if any, on such Loans and any other amounts (other than principal) required to be paid in respect of such Loans and/or Commitments in connection with any such prepayment and/or reduction and (iv) the amount of all Taxes paid (or reasonably estimated to be payable) by the Borrower or any Subsidiary, including any Taxes payable by, or any Tax distribution to, Holdings or any Parent Entity and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable that are directly attributable to such event; provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.
“New Money Term Lenders” means each Lender with a New Money Term Loan Commitment or an outstanding New Money Term Loan.
“New Money Term Loan Commitment” means with respect to each Term Lender that is a New Money Term Lender on the Effective Date, the commitment of such Lender to make a New Money Term Loan hereunder on the Effective Date in the amount set forth on Schedule 2.01(a) under the caption “New Money Term Loan Commitment”. As of the Effective Date, the total New Money Term Loan Commitment is $20,000,000.
“New Money Term Loans” means the term loans made on the Effective Date in accordance with Section 2.01(a).
“Non-Conforming Plan of Reorganization” shall mean with respect to any holder of Second-Out Obligations, any Plan of Reorganization that does not provide for payments pursuant to such Plan of Reorganization in respect of the First-Out Obligations to be made in full in cash with the priority specified in Section 9.17 on the effective date of such Plan of Reorganization, and, with respect to any holder of Third-Out Obligations, any Plan of Reorganization that does not provide for payments pursuant to such Plan of Reorganization in respect of the First-Out Obligations and the Second-Out Obligations to be made in full in cash with the priority specified in Section 9.17.
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-Financing Lease Obligations” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP.
“Notice of Prepayment” shall have the meaning assigned to such term in Section 2.11(h).
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Open Market Purchase” shall have the meaning provided in Section 2.21(a).
“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and limited liability company agreement or operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, Joint Venture, trust or other form of business entity, the partnership, Joint Venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Person, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future recording, stamp, documentary, transfer, sales, property or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, other than an assignment pursuant to Section 2.19.
“Parent” means New GoHealth, LLC, a Delaware limited liability company.
“Parent Entity” means Holdings and any Person that is a direct or indirect parent of Holdings (including Parent) and of which Holdings is a direct or indirect subsidiary.
“Participant” has the meaning assigned to such term in Section 9.04(c)(i).
“Participant Register” has the meaning assigned to such term in Section 9.04(c)(iii).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Requirements” means the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each Loan Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright

Office, the execution of the Account Control Agreements by the parties thereto, the proper recording or filing, as applicable, of Mortgages and fixture filings with respect to any Mortgaged Property, in each case in favor of the Collateral Agent for the benefit of the Secured Parties and the delivery to the Collateral Agent of any stock certificate or promissory note required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank.
“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.
“Permits” means, with respect to any Person, any permit, approval, consent, authorization, license, provisional license, registration, accreditation, certificate, certification, certificate of need, qualification, operating authority, concession, grant, franchise, variance or permission from, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation all Health Care Permits.
“Permitted Encumbrances” means:
(a)Liens for taxes, assessments or other governmental charges that are not delinquent for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case, the nonpayment of which could not reasonably be expected to result in a Material Adverse Effect;
(b)Liens imposed by statutory or common law, such as landlords’ carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens, arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect;
(c)(i) Liens incurred, pledges or deposits made in the ordinary course of business in connection with workers’ compensation, payroll taxes, unemployment insurance and other social security legislation, (ii) pledges or deposits made in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary or otherwise supporting the payment of items of the type set forth in the foregoing clause (i) or (iii) deposit arrangements in the ordinary course of business under which software or source code is placed in escrow with customers or a third party agent for the benefit of customers on a non-exclusive basis;
(d)Liens incurred or deposits made to secure the performance of tenders, bids, trade contracts (other than for the payment of Indebtedness), governmental contracts and leases (other than Financing Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practices;
(e)easements, rights-of-way, restrictions, covenants, conditions, encroachments, protrusions, zoning restrictions and other similar encumbrances, matters that are or would be reflected on a survey of any real property, irregularities of title, title defects affecting real property that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower and the Subsidiaries, taken as a whole, and any exception on the title policies issued to the Collateral Agent in connection with the Mortgaged Property;
(f)(i) Liens securing, or otherwise arising from, judgments, awards attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(j) and (ii) any pledge and/or deposit securing any settlement of litigation;
(g)Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of the Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit, bank guarantee or other similar instrument to the extent such obligations are permitted by Section 6.01;
(h)rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts or cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;
(i)Liens arising from precautionary Uniform Commercial Code financing statements or any similar filings made in respect of operating leases or consignment or bailee arrangements entered into by the Borrower or any of the Subsidiaries;
(j)Liens given to a public utility or any municipality or Governmental Authority when required by such utility or other authority in connection with the ordinary conduct of the business of Holdings, the Borrower or any Subsidiary; provided that such Liens do not and could not reasonably be expected to have a Material Adverse Effect;
(k)reservations, limitations, provisos and conditions expressed in any original grant from any Governmental Authority or other grant of real or immovable property or interests therein; and
(l)rights of recapture of unused real property (other than any Mortgaged Property) in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any Governmental Authority.
“Permitted Holder” means each of (a) the Investors and (b) the Management Investors.
“Permitted Refinancing” means, with respect to any Indebtedness (the “Refinanced Indebtedness”), the incurrence of any Indebtedness in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, or, after the original instrument giving rise to such Indebtedness has been terminated, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the net proceeds of which are to be used solely for the purpose of refinancing, replacing, redeeming, repurchasing, defeasing, repaying, prepaying, retiring or extinguishing such Indebtedness (collectively, to “Refinance” or a “Refinancing” or “Refinanced”); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness except (i) by an amount equal to unpaid accrued interest, dividend and premium (including tender premiums, but excluding any multiple on invested capital premium or similar premium) thereon plus defeasance costs, underwriting discounts, other amounts paid, and fees, commissions and expenses (including upfront fees or similar fees, original issue discount or initial yield payments) incurred, in connection with such Refinancing, and (ii) by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn under Section 6.01 immediately prior to such refinancing (other than by reference to a Permitted Refinancing) and such drawing shall be deemed to utilize the applicable basket(s) thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v) and (a)(xiv) (other than in respect of Indebtedness for borrowed money), Indebtedness resulting from such Refinancing that has a final maturity date equal to or later than the earlier of the final maturity date of the Refinanced Indebtedness and the Latest Maturity Date, and shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Refinanced Indebtedness, (c) if the Refinanced Indebtedness is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such Refinancing is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Refinanced Indebtedness, (d) no Person that was not an obligor with respect to the Refinanced Indebtedness shall be an obligor under, or otherwise be subject to recourse with respect to, the Permitted Refinancing and if the Refinanced Indebtedness was (or was required to be) subject to an Intercreditor Agreement, the holders of such Permitted Refinancing (if such Indebtedness is secured) or their authorized representative on their behalf, shall become party to such or a similar Intercreditor Agreement providing for the same (or lesser) lien priority, and (e) (i) to the extent the Refinanced Indebtedness was secured by a Lien, no Lien on any assets securing the Indebtedness resulting from such Refinancing shall be more senior in priority relative to the Lien that secured the Refinanced Indebtedness and the Indebtedness resulting from such Refinancing shall not be secured by a Lien on any assets that did not secure the Refinanced Indebtedness and (ii) to the extent the Refinanced Indebtedness is unsecured, the Indebtedness resulting from such Refinancing shall be unsecured except to the extent otherwise permitted pursuant to Section 6.02. For the avoidance of doubt, it is understood and agreed that a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness. Notwithstanding anything to the contrary herein, a Refinancing of any Loans hereunder shall not constitute a Permitted Refinancing.
“Person” means any natural person, corporation, limited liability company, trust, Joint Venture, association, company, partnership, Governmental Authority or other entity.
“Petition Date” has the meaning set forth in the recitals.
“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan of Reorganization” shall have the meaning provided in Section 9.17(b).
“Platform” has the meaning assigned to such term in Section 5.01.
“Prepayment Event” means:
(a)    any sale, transfer or other Disposition of any property or asset of the Borrower or any Subsidiary (other than any sale, transfer or other Disposition of any property or asset permitted by Section 6.05(b), Section 6.05(c)(i), Section 6.05(f), Section 6.05(s), Section 6.05(t), Section 6.05(u) and Section 6.05(v)) or the occurrence of any other Casualty Event (or series of related Dispositions or Casualty Events) resulting in Net Proceeds exceeding (x) $1,000,000, individually or (y) $2,500,000, in the aggregate in any fiscal year (each of the foregoing, a “Disposition/Casualty Prepayment Event”); provided that, for the avoidance of doubt, only Net Proceeds in excess of such amounts shall be subject to the mandatory prepayment provisions set forth in Section 2.11(c) and no Prepayment Event shall be deemed to have occurred in any fiscal year until the Net Proceeds received during such fiscal year exceed $2,500,000;
(b)    the incurrence by the Borrower or any Subsidiary of any Indebtedness not permitted by Section 6.01;
(c)    [reserved]; or
(d)    the receipt by the Borrower or any Subsidiary of any Extraordinary Receipt.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).
“Proceeding” has the meaning assigned to such term in Section 9.03(b).
“Proposed Change” has the meaning assigned to such term in Section 9.02(c).
“PSP Entity” means PSP Investments Credit USA LLC, its Affiliates and Approved Funds and their respective affiliated or managed funds or accounts.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning assigned to such term in Section 5.01.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to such term in Section 9.23.
“Qualified Equity Interests” means Equity Interests other than Disqualified Equity Interests.
“Recovery” shall have the meaning provided in Section 9.17(m).
“Redwood Entity” means Redwood Capital Management, LLC, its Affiliates and Approved Funds and their respective affiliated or managed funds or accounts.
“Refinance” or a “Refinancing” or “Refinanced” has the meaning assigned to such term in the definition of “Permitted Refinancing”.
“Refinanced Indebtedness” has the meaning assigned to such term in the definition of “Permitted Refinancing”.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).
“Regulation S-X” means Regulation S-X under the Securities Act.
“Rejection Notice” has the meaning assigned to such term in Section 2.11(e)(ii).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the officers, directors, employees, agents and advisors and other representatives of such Person and of each of such Person’s Affiliates and successors and permitted assigns.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata and including the environment within any building or other structure).
“Relevant Governmental Body” means the Term SOFR Administrator, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convene by the Federal Reserve Board or the Federal Reserve Bank of New York or any successor thereto.
“Removal Effective Date” has the meaning assigned to such term in Article VIII.
“Reorganization Securities” shall mean any notes, equity interests, or other securities (whether debt, equity, or otherwise) issued and distributed pursuant to the terms of a Plan of Reorganization on account of or in connection with any Loan Document Obligations in a Bankruptcy Proceeding of any Loan Party, including, for the avoidance of doubt, debt or equity securities issues and/or cash distributed pursuant to a rights offering as part of a Bankruptcy Proceeding.
“Representative” has the meaning assigned to such term in Section 9.12.
“Required Lenders” means, at any time, Lenders having or holding more than 50.0% of the aggregate outstanding Term Loans and unused Commitments at such time, which must include at least two of a Blue Torch Entity, PSP Entity and/or Redwood Entity, at any time that each of a Blue Torch Entity, PSP Entity or Redwood Entity, as applicable, holds at least 20% of the aggregate amount of Term Loans held by such institution on the Effective Date (the “Minimum Hold Requirement”); provided, that, if only one such institution satisfies the Minimum Hold Requirement at such time, then “Required Lenders” must include such institution; provided further, that whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and unused Commitments of each Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. For purposes of Section 9.17, “Required Lenders” shall mean: (i) the Lenders holding a majority of the New Money Term Loans (and, except as expressly provided in Section 9.17, each Lender holding New Money Term Loans will be deemed to consent to, and shall not oppose, object to or contest, any determination or direction made by the Lenders holding a majority of the New Money Term Loans in their capacity as the “Required Lenders”), (ii) upon the repayment in full in cash of and discharge of the First-Out Obligations, the lenders holding a majority of the Senior Takeback Term Loans (and, except as expressly provided in Section 9.17, each Lender holding Senior Takeback Term Loans will be deemed to consent to, and shall not oppose, object to or contest, any determination or direction made by the Lenders holding a majority of the Senior Takeback Term Loans in their capacity as the “Required Lenders”) and (iii) upon the repayment in full in cash of and discharge of the Second-Out Obligations, the lenders holding a majority of the Junior Takeback Term Loans (and, except as expressly provided in Section 9.17, each Lender holding Junior Takeback Term Loans will be deemed to consent to, and shall not oppose, object to or contest, any determination or direction made by the Lenders holding a majority of the Junior Takeback Term Loans in their capacity as the “Required Lenders”).
“Required Tranche B Lenders” means, at any time, Term Lenders holding at least (x) 50.1% of the outstanding Tranche B Senior Takeback Term Loans and (y) 50.1% of the outstanding Tranche B Junior Takeback Term Loans; provided that when there are one or more Defaulting Lenders, the total outstanding Tranche B Senior Takeback Term Loans and/or Tranche B Junior Takeback Term Loans, as applicable, of each Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche B Lenders. Notwithstanding anything to the contrary in this agreement, no Term Lender that is an Affiliate of Holdings, the Borrower, or the Subsidiaries shall be included in Required Tranche B Lenders, and the percentages of this definition shall be calculated excluding all holdings of such Affiliates from the numerator and denominator.
“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resignation Effective Date” has the meaning assigned to such term in Article VIII.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Vice President, the Assistant Treasurer, with respect to certain limited liability companies or partnerships that do not have officers, any manager, managing member, managing director or general partner thereof, any other senior officer of Holdings, the Borrower or any other Loan Party designated as such in writing to the Administrative Agent by Holdings, the Borrower or any other Loan Party, as applicable, and, with respect to any document (other than the solvency certificate) delivered on the Effective Date, the Secretary or the Assistant Secretary of any Loan Party. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of Holdings, the Borrower or any other Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
“Restricted Debt Payment” has the meaning assigned to such term in Section 6.08(b).
“Restricted Junior Debt” has the meaning assigned to such term in Section 6.08(b).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower (or any Parent Entity) or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower (or any Parent Entity) or any Subsidiary, any option, warrant or other right to acquire any such Equity Interests, or any funds set aside or otherwise reserved, directly or indirectly, for any of the foregoing purposes.

“RPA” means RPA Advisors, LLC, as financial advisor to the Tranche B Senior Takeback Lenders and Tranche B Junior Takeback Lenders.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.
“Sanctioned Country” has the meaning assigned to such term in Section 3.17(b).
“Sanctions” means Requirements of Law concerning or relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the European Union, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Second-Out Obligations” means the Loan Document Obligations with respect to, or arising from, the Senior Takeback Term Loans.
"Secured Cash Management Obligations" means, at the written election of Holdings to the Administrative Agent, the due and punctual payment and performance of all obligations of Holdings, the Borrower and the Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds (collectively, “Cash Management Services”) provided to Holdings, the Borrower or any Subsidiary (whether absolute or contingent and howsoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions thereof)) that are (a) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, (b) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred, or (c) owed to a Person that shall have become a Lender or an Affiliate of a Lender after such obligations are incurred, it being agreed that, for the avoidance of doubt, the assignment provisions of Section 9.04 and the Defaulting Lender provisions contained herein shall not apply to a Person described in clauses (a) through (c) above in its capacity a holder of Secured Cash Management Obligations or affect its status or rights as a Secured Party in respect of any Secured Cash Management Obligations.
“Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations, and (c) the Secured Swap Obligations (excluding with respect to any Guarantor, Excluded Swap Obligations of such Guarantor).
“Secured Parties” means (a) each Lender, (b) the Administrative Agent and the Collateral Agent, (c) each Person to whom any Secured Cash Management Obligations are owed, (d) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and permitted assigns of each of the foregoing.
“Secured Swap Obligations” means, at the written election of Holdings to the Administrative Agent, the due and punctual payment and performance of all obligations of Holdings, the Borrower and the Subsidiaries under each Swap Agreement that is (a) in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date, (b) entered into after the

Effective Date with a counterparty that is a Lender or an Affiliate of a Lender or (c) entered into after the Effective Date with a counterparty that becomes a Lender or an Affiliate of the Lender, it being agreed that, for the avoidance of doubt, the assignment provisions of Section 9.04 and the Defaulting Lender provisions contained herein shall not apply to a Person described in clauses (a) through (c) above in its capacity as a counterparty in respect of a Swap Agreement or affect its status or rights as a Secured Party in respect of any Secured Swap Obligations.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Documents” means the Collateral Agreement, Mortgages and each other security agreement or pledge agreement, including any Account Control Agreement or any Intellectual Property security agreement executed and delivered in connection with this Agreement (whether prior to, on or after the Effective Date), including pursuant to the Collateral and Guarantee Requirement, Section 5.11, Section 5.12 or Section 5.14, to secure any of the Secured Obligations.
“Senior Takeback Term Lenders” means each Lender with an outstanding Senior Takeback Term Loan.
“Senior Takeback Term Loans” means the term loans deemed to be made on the Effective Date in accordance with Section 2.01(b). As of the Effective Date, the aggregate total outstanding Senior Takeback Term Loan amount is $173,923,593.
“Settlement” means the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.
“Settlement Asset” means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.
“Settlement Indebtedness” means any payment or reimbursement obligation in respect of a Settlement Payment.
“Settlement Lien” means any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).
“Settlement Payment” means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.
“Settlement Receivable” means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person.
“Significant Subsidiary” means any “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Effective Date. For the purposes of this Agreement, GoHealth, LLC shall constitute a Significant Subsidiary.

“Similar Business” means (1) any business conducted by the Borrower or any Subsidiary on the Effective Date or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to (including non-core incidental businesses acquired in connection with any Investment permitted hereunder), or a reasonable extension, development or expansion of, the businesses that the Borrower and its Subsidiaries conduct or propose to conduct on the Effective Date.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.
“Solvent” and “Solvency” means with respect to any Person on any date of determination, that on such date (i) the Fair Value and the Present Fair Saleable Value of the assets of a Person exceeds such Person’s Stated Liabilities and Identified Contingent Liability; (ii) such person does not have Unreasonably Small Capital; and (iii) such Person can pay its Stated Liabilities and Identified Contingent Liability as they mature. For purposes of the foregoing, (a) “Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of a Person would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act, (b) “Present Fair Salable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the Borrower and its Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated (provided that for purposes of determining Solvency on the Effective Date, this clause (b) shall be calculated after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans on the Effective Date)), (c) “Stated Liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP, consistently applied) of such Person, (d) “Identified Contingent Liabilities” means the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of such person; provided that for purposes of determining Solvency on the Effective Date, this clause (d) shall be calculated after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans on the Effective Date (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities pursuant to the proviso in clause (c) above)) as identified and explained in terms of their nature and estimated magnitude and (e) “Can pay their Stated Liabilities and Identified Contingent Liabilities as they mature” means such Person will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable; provided that for purposes of determining Solvency on the Effective Date, this clause (e) shall be calculated after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans on the

Effective Date) and (f) “Do not have Unreasonably Small Capital” means such Person will have sufficient capital to ensure that it is a going concern.
“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, operating improvements or other event that by the terms of the Loan Documents requires “pro forma compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “pro forma basis” or after giving “pro forma effect” to such event.
“SPV” has the meaning assigned to such term in Section 9.04(f).
“Subordinated Indebtedness” means any debt for borrowed money that is contractually subordinated in right of payment to any portion of the Loan Document Obligations.
“subsidiary” of any Person means and includes (a) any corporation more than 50.0% of whose stock of any class or classes having by the terms thereof ordinary voting power to vote in the election of the directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly and (b) any corporation, limited liability company, partnership, association, Joint Venture or other entity (i) in which such Person directly or indirectly has more than a 50.0% equity interest (voting or economic) at the time or (ii) the management of which is otherwise Controlled, directly or indirectly, by such Person.
“Subsidiary” means any subsidiary of Holdings unless the context otherwise requires; provided, that, no Person shall cease to be a “Subsidiary” in connection with any Liability Management Transaction; provided, further, that “Subsidiary” shall include any Person whose ownership structure was designed to circumvent the definition of “subsidiary” in connection with a debt or equity financing.
“Subsidiary Loan Party” means (a) each Subsidiary (other than the Borrower) that is a party to the Guarantee Agreement and (b) any other Subsidiary of the Borrower that has delivered a supplement to the Guarantee Agreement and otherwise complied with the requirements of Section 5.11.
“Successor Borrower” has the meaning assigned to such term in Section 6.03(d).
“Successor Holdings” has the meaning assigned to such term in Section 6.06(o).
“Supported QFC” has the meaning assigned to such term in Section 9.23.
“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1(a)47 of the Commodity Exchange Act.
“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and

Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.
“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).
“Takeback Facility Commitment Letter” means that certain Commitment Letter dated as of June 7, 2026, by and among the Borrower, the Administrative Agent and certain Term Lenders (as amended, amended and restated, supplemented or otherwise modified from time to time).
“Tax Benefit Payment” has the meaning assigned to such term in the TRA.
“Tax Distributions” has the meaning assigned to such term in Section 6.08(a)(vii)(A).
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments or withholdings (including backup withholdings) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Third-Out Obligations” means the Loan Document Obligations with respect to, or arising from, the Junior Takeback Term Loans.
“Term Facility” means the term loan facilities represented by the Term Loans.
“Term Lenders” means the New Money Term Lenders, the Senior Takeback Term Lenders and the Junior Takeback Term Lenders, as applicable.
“Term Loans” means the New Money Term Loans, the Senior Takeback Term Loans and the Junior Takeback Term Loans, as applicable.
“Term Loan Maturity Date” means (i) in the case of the New Money Term Loans, the Tranche A Senior Takeback Term Loans and the Tranche A Junior Takeback Term Loans, the Initial Term Loan Maturity Date and (ii) in the case of the Tranche B Senior Takeback Term Loans and the Tranche B Junior Takeback Term Loans, the Tranche B Term Loan Maturity Date.
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to an ABR Loan pursuant to clause (c) of the definition of Alternate Base Rate on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.
“Term SOFR Adjustment” means a rate per annum equal to 0.00%.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” means the date on which (a) all Commitments shall have been terminated and (b) all Loan Document Obligations (other than in respect of contingent indemnification and expense reimbursement claims not then due) shall have been paid in full in cash.
“Test Period” means, at any date of determination, the most recently completed trailing twelve (12) month period of the Borrower ending on or prior to such date for which financial statements have been (or were required to have been) delivered to the Administrative Agent pursuant to Section 5.01(a) or Section 5.01(c); provided that prior to the first date financial statements have been (or were required to have been) delivered pursuant to Section 5.01(a) or 5.01(c), the Test Period in effect shall be the trailing twelve month period of the Borrower ended June 30, 2026.
“TRA” means that certain tax receivable agreement, dated July 15, 2020 (as amended on the Effective Date), by and among GoHealth, Inc., GoHealth Holdings, LLC, CB Blizzard Co-Invest Holdings, L.P., CCP III AIV VII Holdings, L.P., and each of the members of GoHealth Holdings, LLC, from time to time party thereto.
“Tranche B Junior Takeback Lender” means each Lender with an outstanding Tranche B Junior Takeback Term Loan.

“Tranche B Senior Takeback Lender” means each Lender with an outstanding Tranche B Senior Takeback Term Loan.
“Tranche A Junior Takeback Term Loans” means any Junior Takeback Term Loans held by holders of Existing First Lien Loans that were “Term Lenders” under and as defined in the Existing First Lien Credit Agreement (as in effect prior to the Effective Date).
“Tranche A Senior Takeback Term Loans” means any Senior Takeback Term Loans held by holders of Existing Superpriority Loans that were “Term Lenders” under and as defined in the Superpriority Credit Agreement (as in effect prior to the Effective Date).
“Tranche B Junior Takeback Term Loans” means any Junior Takeback Term Loans held by holders of Existing First Lien Loans that were “Revolving Lenders” under and as defined in the First Lien Credit Agreement (as in effect prior to the Effective Date).
“Tranche B Senior Takeback Term Loans” means any Senior Takeback Term Loans held by holders of Existing Superpriority Loans that were “Rolled Term Lenders” under and as defined in the Superpriority Credit Agreement (as in effect prior to the Effective Date).
“Tranche B Term Loan Maturity Date” means, with respect to the Tranche B Senior Takeback Term Loans and Tranche B Junior Takeback Term Loans, the earliest to occur of (x) the Initial Term Loan Maturity Date, (y) the date on which the Administrative Agent and/or the Borrower receives written notice of the occurrence of any Event of Default as a result of a breach of any of the covenants contained in Section 6.14, which written notice may be from the Required Tranche B Lenders and (z) the Borrower providing the Administrative Agent with a written notice of Default in accordance with Section 5.02(a) as a result of a breach of any of the covenants in Section 6.14.
“Tranche B Term Loan Protective Period” means the earlier to occur of (x) the Initial Term Loan Maturity Date and (y) the occurrence of an Event of Default under Section 7.01(h) or Section 7.01(i).
“Transaction Costs” means any fees, expenses and other transaction costs incurred or paid by any Parent Entity, Holdings, the Borrower or any of their Subsidiaries or Affiliates in connection with (i) the Transactions and (ii) the negotiation, execution and delivery of this Agreement and the other Loan Documents.
“Transactions” means, collectively, (a) the funding of the New Money Term Loans on the Effective Date, the proceeds of which are applied in accordance with Section 5.10 hereof, and the consummation of the other transactions contemplated by this Agreement, (b) the Cashless Roll Transactions on the Effective Date, (c) the implementation of the Bankruptcy Plan and the consummation of any other transaction in connection with the foregoing, (d) [reserved], (e) [reserved] and (f) the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Costs).
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR or the Alternate Base Rate.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unaudited Financial Statements” means the unaudited consolidated balance sheet of the Borrower and its consolidated subsidiaries as of June 30, 2026, and the related unaudited consolidated statement of operations and unaudited consolidated statement of comprehensive income, unaudited consolidated statements of changes in members’ equity and consolidated unaudited statements of cash flows (without the requirement to include footnote disclosure).
“Unsecured Material Indebtedness” means any unsecured debt for borrowed money in an aggregate principal amount exceeding $5,000,000.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.23.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(e).
“Vehicles” means all railcars, cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.
“Voting Stock” means, with respect to any Person, shares of such Person’s Equity Interests that is at the time generally entitled, without regard to contingencies, to vote in the election of the Board of Directors of such Person. To the extent that a partnership agreement, limited liability company agreement or other agreement governing a partnership or limited liability company provides that the members of the Board of Directors of such partnership or limited liability company (or, in the case of a limited partnership whose business and affairs are managed or controlled by its general partner, the Board of Directors of the general partner of such limited partnership) is appointed or designated by one or more

Persons rather than by a vote of Voting Stock, each of the Persons who are entitled to appoint or designate the members of such Board of Directors will be deemed to own a percentage of Voting Stock of such partnership or limited liability company equal to (a) the aggregate votes entitled to be cast on such Board of Directors by the members of such Board of Directors which such Person or Persons are entitled to appoint or designate divided by (b) the aggregate number of votes of all members of such Board of Directors.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment (it being understood that the Weighted Average Life to Maturity shall be determined without giving effect to any change in installment or other required payments of principal resulting from prepayments following the original incurrence of such Indebtedness); by (b) the then outstanding principal amount of such Indebtedness.
“wholly-owned subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more wholly-owned subsidiaries of such Person or by such Person and one or more wholly-owned subsidiaries of such Person.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party, the Administrative Agent and, in the case of any U.S. federal withholding tax, any other withholding agent, if applicable.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “New Money Term Loan”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR New Money Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “New Money Term Loan Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR New Money Term Loan Borrowing”).
Section 1.03Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,”

“includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” is not exclusive. Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 1.04Accounting Terms; GAAP.
(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except assuming that ASC 606 has been adopted for the entirety of the period and as otherwise specifically prescribed herein.
(b)Where reference is made to “the Borrower and the Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of Holdings other than the Borrower and the Subsidiaries.
(c)In the event that the Borrower elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of the Borrower) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred.
(d)If the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith (but only to the extent that, without undue burden and expense, the Borrower, its auditors and/or its financial systems are capable of interpreting such provisions as if such change had not occurred); provided, further, that if such an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of Holdings or any

Subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Financing Lease Obligations shall be determined in accordance with the definition of Financing Lease Obligations.
Section 1.05Currency Translation; Rates.
(a)For purposes of any determination under Article V, Article VI or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate (rounded to the nearest currency unit, with 0.5 or more of a currency unit being rounded upward); provided, however, that for (x) purposes of determining compliance with Article VI with respect to the amount of any Indebtedness, Lien, Investment, Disposition, Restricted Payment or Restricted Debt Payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Lien or Investment is incurred or Disposition, Restricted Payment or Restricted Debt Payment made and (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency Exchange Rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of the Indebtedness that is incurred to Refinance such Indebtedness does not exceed the principal amount (or accreted amount) of such Indebtedness being Refinanced, except by an amount equal to the accrued interest, dividends and premium (including tender premiums), if any, thereon plus defeasance costs, underwriting discounts and other amounts paid and fees and expenses (including original issue discount, closing payments, upfront fees and similar fees) incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and; provided further that, for the avoidance of doubt, the foregoing provisions of this Section 1.05 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness, Lien or Investment may be incurred or Disposition, Restricted Payment or Restricted Debt Payment made at any time under such Sections. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
(b)The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to (a) the administration, submission, calculation or any other matter related to the Alternate Base Rate or the rates in the definition of “Adjusted Term SOFR” or any component definition thereof, or with respect to any alternative, replacement or successor rate thereto, or (b) the effect, implementation or composition of any Conforming Changes, in each case, except as expressly provided herein. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR (or any component definition thereof), any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its sole discretion to ascertain the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR (or any component definition thereof), or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.06Timing of Payment of Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.
Section 1.08Certain Calculations and Tests.
(a)Notwithstanding anything in this Agreement or any Loan Document to the contrary, for purposes of (i) determining compliance with any provision in this Agreement or any Loan Document that requires the calculation of any financial ratio or test, (ii) determining compliance with representations and warranties or the requirement regarding the absence of a Default or Event of Default (or any type of Default or Event of Default) or (iii) testing any cap expressed as a percentage of Consolidated Total Assets and any other availability of a “basket” or exception set forth in Article VI, in each case in connection with a Specified Transaction or other transaction permitted hereunder, undertaken in connection with the consummation of a Limited Condition Transaction, the date of determination of whether any such action is permitted hereunder, at the election of the Borrower (such election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), will be deemed to be (x) the date the definitive agreements for such Limited Condition Transaction are entered into or (y) in respect of sales in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law or practice in other jurisdictions), the date on which a “Rule 2.7 announcement” of a firm intends to make an offer or similar announcement or determination in another jurisdiction subject to laws similar to the United Kingdom City Code on Takeovers and Mergers in respect of a target of a Limited Condition Transaction (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recently completed Tests Period ending on or prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratios, representation, warranty, absence of Default or Event of Default or “basket”, such ratio, representation, warranty, absence of Default or Event of Default shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and (x) any of the ratios or “baskets” for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or “basket” (including due to fluctuations of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant Limited Condition Transaction, such “baskets” or ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) in connection with any subsequent calculation of any ratio or “basket” availability on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or “basket” availability shall be calculated (x) on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof (but without netting the cash proceeds thereof)) had been consummated or (y) solely in respect of any Restricted Payment or any Restricted Debt Payment, on a standalone basis without assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof (but without netting the cash proceeds thereof)) had been consummated. For the further avoidance of doubt, in the absence of an LCT Election, unless specifically stated in this Agreement to be otherwise, all determinations of (x) compliance with any financial ratio or test and/or any cap expressed as a percentage of Consolidated Total Assets, (y) any representation and warranties, or any requirement regarding the absence of a Default or Event of Default (or any type of Default or Event of Default) or (z) any availability test under any “baskets” shall be made as of the applicable date of the consummation of the Specified Transaction or other transaction hereunder.
Section 1.09Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up for five).
Section 1.10Divisions. For all purposes under the Loan Documents, in connection with any Delaware LLC Division (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time and (c) each division and series of any Person shall be treated as a separate Person hereunder.
Section 1.11Pro Forma and Other Calculations.
(a)Notwithstanding anything to the contrary herein, financial ratios and tests (including measurements of Consolidated Total Assets and Liquidity), shall be calculated in the manner prescribed by this Section 1.11, except in the case of testing actual compliance with Section 6.13, which will be tested based on actual Liquidity.
(b)For purposes of calculating any financial ratio or test (including Consolidated Total Assets), Specified Transactions (with any incurrence or Refinancing of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.11) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions had occurred on the first day of the applicable Test Period (or, in the case of Consolidated Total Assets or “unrestricted” cash and Cash Equivalents, on the last day of the applicable Test Period). If, since the beginning of any applicable Test Period, any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into Holdings, the Borrower or any Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.11, then such financial ratio or test (including Consolidated Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.11.
(c)Whenever pro forma effect or determination of pro forma compliance is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of Holdings.
(d)In the event that Holdings, the Borrower or any Subsidiary incurs (including by assumption or guarantee) or Refinances (including by redemption, repurchase, repayment, retirement or extinguishment) any Indebtedness, in each case included in the calculations of any financial ratio or test, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or Refinancing of Indebtedness (including pro forma effect to the application of the net proceeds therefrom), in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period.
Article II

THE CREDITS
Section 2.01Commitments.

(a)Subject to and upon the terms and conditions set forth herein, each New Money Term Lender agrees to make New Money Term Loans to the Borrower denominated in Dollars on the Effective Date in an aggregate principal amount equal to its New Money Term Loan Commitment. Amounts repaid or prepaid in respect of New Money Term Loans may not be reborrowed.
(b)Subject to and upon the terms and conditions set forth herein, the Senior Takeback Term Loans will be deemed to have been made as a term loan by the applicable Senior Takeback Term Lender and borrowed by the Borrower hereunder on the Effective Date, in accordance with the allocations set forth on Schedule 2.01(b) under the heading “Senior Takeback Term Loan Allocation”. The deemed borrowing by the Borrower of the Senior Takeback Term Loans shall entitle the Borrower to receive for cancellation (in accordance with the Bankruptcy Plan) an equivalent aggregate principal amount of existing obligations from each Senior Takeback Term Lender and/or its Affiliates and/or its designees based upon such Lender’s Senior Roll, and shall not entitle the Borrower to receive cash or other consideration from any Senior Takeback Term Lender and, notwithstanding that no such cash is exchanged, the Borrower shall owe the aggregate principal amount of the Senior Takeback Term Loans to the Senior Takeback Term Lenders under this Agreement and not under the Superpriority Credit Agreement. Amounts repaid or prepaid in respect of the Senior Takeback Term Loans may not be reborrowed. For the avoidance of doubt, the Senior Takeback Term Loans borrowed or deemed to be borrowed on the Effective Date shall bear interest in accordance with Section 2.13 from the Effective Date.
(c)Subject to and upon the terms and conditions set forth herein, the Junior Takeback Term Loans will be deemed to have been made as a term loan by the applicable Junior Takeback Term Lender and borrowed by the Borrower hereunder on the Effective Date, in accordance with the allocations set forth on Schedule 2.01(c) under the heading “Junior Takeback Term Loan Allocation”. The deemed borrowing by the Borrower of the Junior Takeback Term Loans shall entitle the Borrower to receive for cancellation (in accordance with the Bankruptcy Plan) an equivalent aggregate principal amount of existing obligations from each Junior Takeback Term Lender and/or its Affiliates and/or its designees based upon such Lender’s First Lien Roll and shall not entitle the Borrower to receive cash or other consideration from any Junior Takeback Term Lender and, notwithstanding that no such cash is exchanged, the Borrower shall owe the aggregate principal amount of the Junior Takeback Term Loans to the Junior Takeback Term Lenders under this Agreement and not under the First Lien Credit Agreement. Amounts repaid or prepaid in respect of the Junior Takeback Term Loans may not be reborrowed. For the avoidance of doubt, the Junior Takeback Term Loans borrowed or deemed to be borrowed on the Effective Date shall bear interest in accordance with Section 2.13 from the Effective Date.
Section 2.02Loans and Borrowings.
(a)Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and, other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.
(b)Subject to Section 2.14, each Term Loan Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) such Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower to repay such Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that no such domestic or foreign branch or Affiliate of such Lender shall be entitled to any greater indemnification under Section 2.17 with respect to such Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of any Change in Law after the date on which such Loan was made).
(c)At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a SOFR Borrowing that results from a continuation of an outstanding SOFR Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 SOFR Borrowings outstanding.
Section 2.03Requests for Borrowings. To request a Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request by delivery (by hand delivery or electronic transmission) of a written Borrowing Request signed by the Borrower to the Administrative Agent (a) not later than 2:00 p.m., New York City time, three Business Days (or, in the case of a proposed Borrowing on the Effective Date, one Business Day) before the date of the proposed Borrowing (or such later time as the Administrative Agent may agree in its sole discretion) or (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day prior to the date of the proposed Borrowing. Each such Borrowing Request shall specify the following information (other than, in the case of clause (vii) below, the Borrowing Request pertaining to Borrowings on the Effective Date):
(i)the Class of such Borrowing;
(ii)the aggregate amount of such Borrowing;
(iii)the date of such Borrowing, which shall be a Business Day;
(iv)whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;
(v)in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06;
(vii)that, in the case of any Borrowing after the Effective Date, as of the date of such Borrowing, the conditions set forth in Section 4.02(a) and Section 4.02(b) are satisfied.
If no election as to the Type of Borrowing is specified as to any Borrowing, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04[Reserved].
Section 2.05[Reserved].
Section 2.06Funding of Borrowings.
(a)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 10:00 a.m., New York City time, to the Applicable Account of the Administrative Agent most-recently designated by it for such purpose by notice to the Lenders (or such earlier time on the Effective Date as may be agreed among the relevant Lenders, Holdings, the Borrower and the Administrative Agent for the purpose of consummating the

Transactions). The Administrative Agent will make such Loans available to the Borrower by promptly wiring the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.
(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.13. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
(c)Obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and, other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).
Section 2.07Interest Elections.
(a)Each Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by delivery (by hand delivery or electronic transmission) to the Administrative Agent of a written Interest Election Request signed by the Borrower (i) in the case of an election to convert or continue a Borrowing into a SOFR Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the effective date of the election made pursuant to such Interest Election Request and (ii) in the case of an election to convert or continue a Borrowing into an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day prior to the effective date of the election made pursuant to such Interest Election Request.
(c)Each Interest Election Request shall specify the following information in compliance with Section 2.03:
(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and
(iii)whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing.
(d)Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a SOFR Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
For purposes of this Section 2.07, (i) Tranche A Senior Takeback Term Loans and Tranche B Senior Takeback Term Loans will be treated as a single Class and (ii) Tranche A Junior Takeback Term Loans and Tranche B Junior Takeback Term Loans will be treated as a single Class.
Section 2.08Termination and Reduction of Commitments.
(a)Unless previously terminated, the New Money Term Loan Commitments shall terminate upon the making of the New Money Term Loans on the Effective Date.
(b)[reserved].
(c)[reserved].
(d)Any termination or reduction pursuant to this Section 2.08 shall apply proportionately and permanently to reduce the Commitments of each of the Lenders within such Class.
Section 2.09Repayment of Loans; Evidence of Debt.
(a)The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan of such Term Lender and, solely in the case of the New Money Term Lenders, the applicable MOIC Premium on the applicable Term Loan Maturity Date.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof and (iv) any cancellation or retirement of Term Loans contemplated by Section 9.04(g).
(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section and the entries made in the Register pursuant to Section 9.04(b)(iv), the accounts maintained by the Administrative Agent and the entries made in the Register pursuant to Section 9.04(b)(iv) shall control.
(e)Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns substantially in the form of Exhibit L.
Section 2.10[Reserved].
Section 2.11Prepayment of Loans.
(a)The Borrower shall have the right at any time and from time to time to prepay any Term Loans in whole or in part, without premium or penalty (except, in the case of the New Money Term Loans, as provided in Section 2.11(j)); provided that any such prepayment of Term Loans must be applied as set forth in Section 2.11(f). Prepayments made pursuant to this Section 2.11(a) shall be applied in accordance with the applicable provisions of Sections 2.11(e) and Section 2.11(f).
(b)[reserved].
(c)In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within five Business Days after such Net Proceeds are received, offer to prepay (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” within three Business Days after such Net Proceeds are received, offer to prepay) by delivering written notice to the Administrative Agent in accordance with Section 2.11(e)(ii), Term Loans in an aggregate amount equal to 100% of such Net Proceeds; provided that, in the case of any Disposition/Casualty Prepayment Event, so long as no Event of Default shall have occurred and be continuing, the Borrower or the Subsidiaries may elect to invest Net Proceeds from such event (or a portion thereof), in an aggregate amount not to exceed $2,500,000 in any fiscal year, within 3 months after receipt of such Net Proceeds in assets constituting Collateral of the Borrower and the Subsidiaries securing the Obligations and no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested by the end of such 3-month period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested; provided further that, in the case of a Disposition/Casualty Prepayment Event, the Borrower may use a portion of such Net Proceeds to prepay or repurchase any other Indebtedness (other than Indebtedness that is subordinated in right of payment) that is secured by Liens on the Collateral ranking on an equal priority basis (but without regard to control of remedies) with the Liens on the Collateral securing the Secured Obligations to the extent such other Indebtedness and the Liens securing such Indebtedness are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness; provided further, for the avoidance of doubt, that any amounts not paid with respect to such other Indebtedness shall be applied hereunder. Prepayments made, or required to be offered to be made, pursuant to this Section 2.11(c) shall be offered and, if applicable, applied, in accordance with the applicable provisions of Section 2.11(e) and Section 2.11(f).
(d)In the event and on each occasion that a Monthly Cash Sweep Prepayment Event occurs, the Borrower shall, within five Business Days following such Monthly Sweep Date, offer to prepay Term Loans in an aggregate amount equal to 100% of the Excess Cash Prepayment Amount for such Monthly Sweep Date. Prepayments made pursuant to this Section 2.11(d) shall be applied in accordance with the applicable provisions of Section 2.11(e) and Section 2.11(f).
(e)Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid (subject in all respects to Section 2.11(e)(i) below) and shall specify such selection in the applicable Notice of Prepayment.

(i)Subject to the provisions of Section 2.11(e)(ii) below, each prepayment of Term Loans required to be made under Section 2.11(c), (d), or (k) shall be allocated in accordance with Section 2.11(f), and (B) each prepayment of Term Loans elected by the Borrower to be made pursuant to Section 2.11(a) shall be allocated in accordance with Section 2.11(f).
(ii)With respect to each offer of prepayment required by Section 2.11(c) and Section 2.11(d), (A) the Borrower will give the Administrative Agent written notice substantially in the form of Exhibit H hereto of any such offer to make a mandatory prepayment of Term Loans within the time periods specified in Section 2.11(c) and Section 2.11(d) (including a reasonably detailed calculation of any such prepayment amount), prior to such offer of prepayment and request that the Administrative Agent provide notice of such offer to make a mandatory prepayment to each Lender and the Administrative Agent will promptly notify each Lender, (B) each Lender of Term Loans will have the right to refuse any such offer of prepayment by giving written notice (each, a “Rejection Notice”) of such refusal to the Administrative Agent and the Borrower no later than 3:00 p.m. (New York City time) one Business Day after the date the Administrative Agent delivers notice of such offer of prepayment to such Lender, and to the extent any such offer of prepayment is so refused, the aggregate amount of the offered prepayment that would have been applied to prepay Term Loans of any such Class but was so declined shall be retained by the Borrower and the Subsidiaries and (C) the Borrower will make all such prepayments not so refused upon the fifth Business Day after the Administrative Agent delivers notice of such offer of prepayment to the Lenders. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total offered amount of such mandatory prepayment of Term Loans.
(f)Application to Term Loans. With respect to each prepayment of Term Loans elected to be made by the Borrower pursuant to Section 2.11(a) or required to be made pursuant to Section 2.11(c), (d) or (k), after giving effect to the provisions of Section 2.11(e)(ii), such payments shall be applied as follows:
first, to the payment in full of the New Money Term Loans on a pro rata basis;
second, to the payment in full of the Senior Takeback Term Loans on a pro rata basis; and
third, to the payment in full of the Junior Takeback Term Loans on a pro rata basis;
provided, that, for the avoidance of doubt, such payments shall be applied on a pro rata basis to the Lenders of the applicable Class irrespective of whether such outstanding Term Loans are ABR Loans or SOFR Loans; provided, further, no prepayment or repayment of (i) any Senior Takeback Term Loans or Junior Takeback Term Loans may occur so long as any New Money Term Loans remain outstanding or (ii) any Junior Takeback Term Loans may occur so long as any Senior Takeback Term Loans remain outstanding; provided, further, but subject to Sections 2.20 and 2.21, in no event shall the Loan Parties (i) prepay any portion of the Tranche A Senior Takeback Term Loans without a pro rata or greater than pro rata payment in cash of the Tranche B Senior Takeback Term Loans or (ii) prepay any portion of the Tranche A Junior Takeback Term Loans without a pro rata or greater than pro rata payment in cash of the Tranche B Junior Takeback Term Loans; provided, further, notwithstanding anything to the contrary herein, on and after the Tranche B Term Loan Maturity Date (as described in clauses (y) and (z) of the definition thereof) and the acceleration of the Tranche B Senior Takeback Term Loans or Tranche B Junior Takeback Loans, as applicable, in connection therewith, the Tranche B Senior Takeback Term Loans and/or Tranche B Junior Takeback Loans may be repaid in full.

(g)[Reserved].
(h)The Borrower shall notify the Administrative Agent of any optional prepayment pursuant to Section 2.11(a) by delivering a notice of such prepayment substantially in the form of Exhibit H hereto (the “Notice of Prepayment”) to the Administrative Agent (i) in the case of prepayment of a SOFR Borrowing, not later than 2:00 p.m., New York City time, three Business Days prior to the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 2:00 p.m., New York City time, on the Business Day before the date of such prepayment. Each such notice shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. In the case of any Notice of Prepayment with respect to any optional or mandatory prepayment, promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. At the Borrower’s election in connection with any prepayment pursuant to this Section 2.11, such prepayment shall not be applied to any Term Loan of a Defaulting Lender and shall be allocated ratably among the relevant non-Defaulting Lenders.
(i)[Reserved].
(j)The Borrower agrees to pay to the Administrative Agent for the account of each Lender holding New Money Term Loans a premium equal to the MOIC Premium, which shall be due and payable in cash upon the occurrence of any MOIC Trigger Event. It is understood and agreed that if the Loan Document Obligations are accelerated (including pursuant to Article VII as a result of any Event of Default, by operation of law or otherwise), the MOIC Premium shall also be due and payable on such date and such MOIC Premium shall constitute part of the Loan Document Obligations and Secured Obligations. In view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each New Money Term Lender’s lost profits as a result thereof, the MOIC Premium payable above shall be presumed to be the liquidated damages sustained by each New Money Term Lender as the result of the early repayment of the New Money Term Loans hereunder and the Loan Parties agree that it is reasonable under the circumstances currently existing. The MOIC Premium shall also be payable in the event the Loan Document Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding, deed in lieu of foreclosure or by any other means). EACH OF THE LOAN PARTIES HEREBY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE MOIC PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION OR OTHERWISE. Each of the Loan Parties expressly agrees (to the fullest extent that each may lawfully do so) that: (A) the MOIC Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the MOIC Premium shall be payable notwithstanding the then-prevailing market rates at the time payment is made; (C) there has been a course of conduct between the New Money Term Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the MOIC Premium; (D) the MOIC Premium is not intended to act as a penalty or to punish the Loan Parties for any repayment or redemption of the New Money Term Loans; (E) the MOIC Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Agents and the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such MOIC Trigger Event; and (F) each of the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.11(j). Each of the Loan Parties expressly acknowledges that its agreement to pay the MOIC Premium to the New Money Term Lenders as herein described is a material inducement to the New Money Term Lenders to provide the New Money Term Loans.
(k)    Any provision of this Section 2.11(j) that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Section 2.11(j), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(l)In the event of any Change in Control, the Borrower shall prepay all outstanding Term Loans and all Commitments shall automatically terminate. Prepayments made pursuant to this Section 2.11(k) shall be applied in accordance with the applicable provisions of Section 2.11(e) and (f).
Section 2.12Fees.
(a)The Borrower agrees to pay to the Administrative Agent, for the account of the New Money Term Lenders, a closing payment in an amount equal to 2.00% of the total New Money Term Loan Commitments in effect immediately prior to the funding of the New Money Term Loans on the Effective Date (the “Closing Payment”). The Closing Payment shall be due and payable on the Effective Date and shall be paid in-kind by automatically adding the amount thereof to the outstanding principal amount of the New Money Term Loans and thereafter bear interest as set forth in Section 2.13 and shall be payable in full on the Initial Term Loan Maturity Date.
(b)The Borrower agrees to pay to the Administrative Agent, for the account of the Backstop Lenders, a backstop premium in an amount equal to 5.00% of the total New Money Term Loan Commitments of such Backstop Lenders in effect upon the initial execution of the Takeback Facility Commitment Letter (the “Backstop Premium”). The Backstop Premium was earned upon the initial execution of the Takeback Facility Commitment Letter and shall be due and payable on the Effective Date and shall be paid in-kind by automatically adding the amount thereof to the outstanding principal amount of the New Money Term Loans and thereafter bear interest as set forth in Section 2.13 and shall be payable in full on the Initial Term Loan Maturity Date.
(c)The Borrower agrees to pay to the Administrative Agent, for its own account or the account of the Lenders, as applicable, fees payable in the amounts and at the times separately agreed upon between the Borrower, on the one hand, and the Administrative Agent or the Lenders, on the other hand, including the fees payable pursuant to the Fee Letter.
(d)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the New Money Term Lenders entitled thereto. Except as may otherwise be separately agreed, fees paid hereunder shall not be refundable under any circumstances.
(e)Notwithstanding the foregoing, and subject to Section 2.22, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12.
Section 2.13Interest.
(a)The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)The Loans comprising each SOFR Borrowing shall bear interest at Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)Notwithstanding the foregoing, (i) immediately after the occurrence and during the continuance of an Event of Default pursuant to Section 7.01(a), (b), (h) or (i) and (ii) upon the occurrence and during the continuance of any other Event of Default, at the written election of the Required Lenders (which may apply retroactively to the date such Event of Default shall have first occurred), all amounts outstanding under this Agreement and the other Loan Documents shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount (including interest), 2.00% per annum plus the rate applicable to Term Loans that are ABR Loans as provided in paragraph (a) of this Section; provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(d)Accrued interest on (i) each New Money Term Loan and each Senior Takeback Term Loan shall be payable in arrears in cash on each Interest Payment Date for such Loan and (ii) each Junior Takeback Term Loan shall be payable in-kind by automatically adding the amount thereof to the outstanding principal amount of the outstanding Junior Takeback Term Loan on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)All computations of interest for ABR Loans (when the Alternate Base Rate is based on the Prime Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.18, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(f)In connection with the use or administration of Term SOFR, the Administrative Agent and the Required Lenders will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.14Alternate Rate of Interest; Benchmark Replacement Setting.
(a)If at least two Business Days prior to the commencement of any Interest Period for a SOFR Borrowing:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Term SOFR for such Interest Period; or
(ii)the Administrative Agent is advised by the Required Lenders that Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period (in each case with respect to the Loans impacted by this clause (ii) or clause (i) above, “Impacted Loans”), then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders by hand delivery, email or other electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing shall be ineffective and (ii) such Borrowing shall be made as an ABR Borrowing and the utilization of the Adjusted Term SOFR component in determining the Alternate Base Rate shall be suspended; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received. Each determination by the Administrative Agent or the Required Lenders under this Section shall be conclusive absent manifest error.
(b)Benchmark Replacement Setting.

(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and the definition of “Adjusted Term SOFR” shall be deemed modified to delete the addition of the Term SOFR Adjustment to Term SOFR for any calculation and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent and the Required Lenders will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(b)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(b).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of

“Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.
Section 2.15Increased Costs.
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or
(ii)impose on any Lender any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement or SOFR Loans made by such Lender; or
(iii)subject any Lender to any Taxes on its Loans, letters of credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs actually incurred or reduction actually suffered, provided that the Borrower shall not be liable for such compensation if, in the case of requests for reimbursement under clause (ii) above resulting from a market disruption, (A) the relevant circumstances are not generally affecting the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders; provided, further, that to the extent any such costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives enacted or promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or under Basel III, then such Lender shall be compensated pursuant to this Section 2.15(a) only to the extent such Lender is imposing such charges on similarly situated borrowers where the terms of other syndicated credit facilities permit it to impose such charges. Notwithstanding the foregoing, this paragraph will not apply to (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes.
(b)If any Lender determines that any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then, from time to time upon request of such Lender contemplated by clause (c) below, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction actually suffered.

(c)Any Lender requesting compensation under this Section 2.15 shall be required to deliver a certificate to the Borrower, (i) setting forth the amount or amounts necessary to compensate such Lender or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section, (ii) setting forth, in reasonable detail, the manner in which such amount or amounts were determined and (iii) certifying that such Lender is generally charging such amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error. Unless subject to dispute, the Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.
(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto, (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is revoked) or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the actual loss, cost and expense incurred by such Lender attributable to such event (other than loss of profit). Any Lender requesting compensation under this Section 2.16 shall be required to deliver a certificate to the Borrower setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, the basis therefor and, in reasonable detail and the manner in which such amount or amounts were determined, which certificate shall be conclusive absent manifest error. Unless subject to dispute, the Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt of such demand. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern.
Section 2.17Taxes.
(a)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, provided that if the applicable Withholding Agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable Withholding Agent) to deduct any Taxes from such payments, then (i) the applicable Withholding Agent shall make such deductions, (ii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iii) if the Tax in question is an Indemnified Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional amounts payable under this Section 2.17) the Lender (or, in the case of a payment received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made.
(b)Without limiting the provisions of paragraph (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)The Loan Parties shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes payable or paid by, or required to be withheld or deducted from a payment to, the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this

Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)As soon as practicable after any payment of any Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Each Lender shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other documentation reasonably requested by the Borrower or the Administrative Agent (i) as will permit such payments to be made without, or at a reduced rate of, withholding or (ii) as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(1), (2)(A)-(D), and (3) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender shall, whenever a lapse in time or change in circumstances renders such documentation obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.17.
Without limiting the foregoing:
(1)Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.
(2)Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:
(A)two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms), as applicable, claiming eligibility for the benefits of an income tax treaty to which the United States is a party, establishing an exemption from, or reduction of, U.S. federal withholding Tax (i) pursuant to the “interest” article of such tax treaty with respect to payments of interest under any Loan Document and (ii) pursuant to the “business profits” or “other income” article of such tax treaty with respect to any other applicable payments under any Loan Document,

(B)two executed copies of IRS Form W-8ECI (or any successor forms),
(C)in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates substantially in the form of Exhibit I-1, I-2, I-3 and I-4, as applicable, (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms), as applicable,
(D)to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two executed copies of IRS Form W-8IMY (or any successor forms) of the Lender, accompanied by an IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, U.S. Tax Compliance Certificate, IRS Form W-9, or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.17(e) if such beneficial owner were a Lender, as applicable (provided that, if the Lender is a partnership for U.S. federal income tax purposes (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or
(E)two executed copies of any other form prescribed by applicable U.S. federal income tax laws as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(3)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (3), “FATCA” shall include any amendments made to FATCA after the Effective Date.
(4)    The Administrative Agent shall deliver to the Borrower, on or prior to the Effective Date (or, in the case of a successor Administrative Agent, on or before the date on which it becomes the Administrative Agent), a properly completed and executed Internal Revenue Service Form W-8IMY (indicating “Qualified Intermediary” or U.S. branch status) or Internal Revenue Service Form W-9, as applicable.
Notwithstanding any other provisions of this paragraph (e), a Lender shall not be required to deliver any form or other documentation that such Lender is not legally eligible to deliver.

(f)If the Administrative Agent or a Lender determines in its sole discretion exercised in good faith that it has received a refund of any Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the Borrower pursuant to this Section 2.17(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential). Notwithstanding anything to the contrary, (i) in no event with the Administrative Agent or any Lender be required to pay any amount pursuant to this paragraph (f) the payment of which would place the administrative Agent or Lender, as applicable, in a less favorable net after-Tax position than the Administrative Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid and (ii) this Section 2.17(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential to any Loan Party or any other Person).
(g)Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, or the consummation of the transactions contemplated hereby, the repayment, satisfaction or discharge of all obligations under any Loan Document and the Commitments or the termination of this Agreement or any provision hereof.
Section 2.18Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees, or reimbursement amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment (other than payments on the SOFR Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments or prepayments of any Loan (or of interest thereon) and all other payments under each Loan Document, in each case, shall be made in Dollars.
(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, premiums and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest, premiums and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, premiums and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)Except as otherwise set forth in this Agreement or any other Loan Document (in each case, as in effect on the Effective Date or as amended with the consent of each adversely affected Lender), if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of a given Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender and such other Lender would have been entitled to be treated on a pro rata basis with such receiving Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such other Lender at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders entitled to such payment ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (in each case, as in effect on the Effective Date or as amended with the consent of each adversely affected Lender) (including the application of funds arising from existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for any permitted assignment of or sale of a participation in any of its Loans or Commitments to any assignee or participant, including any payment made or deemed made in connection with Section 9.02 (in each case, as in effect on the Effective Date or as amended with the consent of each adversely affected Lender) or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(a) or Section 2.06(b), this Section 2.18 or Section 9.03(c), then the Administrative Agent may, in its discretion and in the order determined by the Administrative Agent (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and to be applied to, any future funding obligations of such Lender under any such Section.
Section 2.19Mitigation Obligations; Replacement of Lenders.
(a)If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event that gives rise to the operation of Section 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17 or mitigate the applicability of Section 2.23, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.
(b)If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.23, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents (other than its existing rights to payments pursuant to Section 2.15 or Section 2.17) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued but unpaid interest thereon, accrued but unpaid fees, if any, and all other amounts, if any, payable to it hereunder from the assignee or the Borrower, (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payments required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.
Section 2.20Reverse Dutch Auction Repurchases.
(a)Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Borrower may, at any time and from time to time, conduct reverse Dutch auctions in order to purchase (including on a non-pro rata basis) Term Loans of a particular Class (each, an “Auction”) (each such Auction to be managed exclusively by the Administrative Agent or any other bank or investment bank of recognized standing selected by the Borrower (with the consent of the Administrative Agent or such other bank or investment bank) following consultation with the Administrative Agent (in such capacity, the “Auction Manager”)), so long as the following conditions are satisfied:
(i)each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.20(a) and Schedule 2.20(a);
(ii)no Event of Default shall have occurred and be continuing on the date of the delivery of each auction notice and at the time of purchase of Term Loans in connection with any Auction;
(iii)the minimum principal amount (calculated on the face amount thereof) of all Term Loans that the Borrower offers to purchase in any such Auction shall be no less than $1,000,000;
(iv)for purposes of this Section 2.20, (x) the Tranche A Senior Takeback Loans and Tranche B Senior Takeback Loans shall be treated as one Class and (y) the Tranche A Junior Takeback Loans and Tranche B Junior Takeback Loans shall be treated as one Class;
(v)for the avoidance of doubt, no Loan Party shall (i) purchase any portion of the Senior Takeback Term Loans or the Junior Takeback Term Loans prior to the payment in full in cash of the New Money Term Loans or (ii) purchase any portion of the Junior Takeback Term Loans prior to the payment in full in cash of the Senior Takeback Term Loans;
(vi)for the avoidance of doubt, unless the offer for purchase is an all-cash offer to all Lenders of the applicable Class pro rata on the same terms (including all economics), no Loan Party shall (i) purchase any portion of the Tranche A Senior Takeback Term Loans without a pro rata or greater than pro rata purchase of the Tranche B Senior Takeback Term Loans or (ii) purchase any portion of the Tranche A Junior Takeback Term Loans without a pro rata or greater than pro rata purchase of the Tranche B Junior Takeback Term Loans; and

(vii)the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by the Borrower shall automatically be cancelled and retired on the settlement date of the relevant purchase (and may not be resold).
(b)The Borrower must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Auction. The Borrower may withdraw any Auction if the reply amounts are insufficient to complete the purchase of a minimum principal amount of the Term Loans designated in writing to the applicable Auction Manager by the Borrower (the “Minimum Purchase Condition”). The Borrower shall not have any liability to any Lender for any termination of such Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the such Auction, or for any termination of such Auction as a result of the failure to satisfy the Minimum Purchase Condition, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans made pursuant to this Section 2.20, (x) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans up to the settlement date of such purchase and (y) such purchases (and the payments made therefor and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11. At the time of purchases of Term Loans pursuant to any Auction, the then remaining scheduled repayments, if any, shall be reduced by the aggregate principal amount (taking the face amount thereof) of Term Loans repurchased pursuant to such Auction, with such reduction to be applied to such scheduled repayments on a pro rata basis (based on the then remaining principal amount of each such scheduled repayment).
(c)The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.20 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 2.11 (it being understood and acknowledged that purchases of the Term Loans by the Borrower contemplated by this Section 2.20 shall not constitute Investments by such Person)) or any other Loan Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.20. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Section 8 and Section 9.03 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent and the Auction Manager shall cooperate in a reasonable manner in connection therewith.
Section 2.21Open Market Purchases.
(a)Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Borrower may, at any time and from time to time, make open market purchases (or purchases pursuant to privately negotiated transactions) (including on a non-pro rata basis) of Term Loans (each, an “Open Market Purchase”), so long as such open market purchases or purchases pursuant to privately negotiated transactions are offered to all Lenders of the relevant Class on a pro rata basis on the same terms (including all economics) and the following conditions are satisfied:
(i)no Event of Default shall have occurred and be continuing on the date of such Open Market Purchase;
(ii)for purposes of this Section 2.21, (x) the Tranche A Senior Takeback Loans and Tranche B Senior Takeback Loans shall be treated as one Class and (y) the Tranche A Junior Takeback Loans and Tranche B Junior Takeback Loans shall be treated as one Class;
(iii)for the avoidance of doubt, no Loan Party shall (i) purchase any portion of the Senior Takeback Term Loans or the Junior Takeback Term Loans prior to the payment in full in cash of the New Money Term Loans or (ii) purchase any portion of the Junior Takeback Term Loans prior to the payment in full in cash of the Senior Takeback Term Loans;

(iv)for the avoidance of doubt, unless the offer for purchase is an all-cash offer to all Lenders of the applicable Class pro rata, no Loan Party shall (i) purchase any portion of the Tranche A Senior Takeback Term Loans without a pro rata or greater than pro rata purchase of the Tranche B Senior Takeback Term Loans or (ii) purchase any portion of the Tranche A Junior Takeback Term Loans without a pro rata or greater than pro rata purchase of the Tranche B Junior Takeback Term Loans; and
(v)the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by the Borrower shall automatically be cancelled and retired on the settlement date of the relevant purchase (and may not be resold).
(b)With respect to all purchases of Term Loans made pursuant to this Section 2.21, (x) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest, if any, on the purchased Term Loans up to the settlement date of such purchase (except to the extent otherwise set forth in the relevant purchase documents as agreed by the respective selling Lender) and (y) such purchases (and the payments made therefor and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11.
(c)The Administrative Agent and the Lenders hereby consent to the Open Market Purchases contemplated by this Section 2.21 and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 2.11 (it being understood and acknowledged that purchases of the Term Loans by the Borrower contemplated by this Section 2.21 shall not constitute Investments by such Person)) or any other Loan Document that may otherwise prohibit any Open Market Purchase by this Section 2.21.
Section 2.22Defaulting Lenders.
(a)General. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.
(ii)Reallocation of Payments. Subject to Section 2.11(f), any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, [reserved]; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, [reserved]; fifth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to the other provisions of this Section 2.22(a)(ii).

(b)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.23Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to Adjusted Term SOFR, or to determine or charge interest rates based upon Adjusted Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue SOFR Loans or to convert ABR Loans to SOFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon three (3) Business Days’ notice from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Adjusted Term SOFR, the Administrative Agent shall, during the period of such suspension, compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Adjusted Term SOFR. Each Lender agrees to notify the Administrative Agent and the Borrower in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon Adjusted Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
Article III

REPRESENTATIONS AND WARRANTIES
Each of Holdings (solely with respect to Sections 3.01, 3.02, 3.03, 3.07, 3.08, 3.09, 3.12, 3.15 and 3.17) and the Borrower (solely as to itself and its respective Subsidiaries) represents and warrants to the Lenders that:
Section 3.01Organization; Powers. Each of Holdings, the Borrower and each Subsidiary is (a) duly organized, validly existing and (to the extent such concept exists in the relevant jurisdictions) in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to (i) carry on its business as now conducted and (ii) execute, deliver and perform its obligations under each Loan Document to which it is a party and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the case of clause (a) (other than with respect to the Borrower or any Loan Party that is a Significant Subsidiary), clause (b)(i) and clause (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 3.02Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such

Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.03Governmental Approvals; No Conflicts. The execution, delivery and performance of the obligations under the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of Holdings, the Borrower or any other Loan Party, or (ii) any Requirements of Law applicable to Holdings, the Borrower or any Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument that constitutes Material Indebtedness binding upon Holdings, the Borrower or any Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Subsidiary, except Liens created under the Loan Documents, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 3.04Financial Condition; No Material Adverse Effect.
(a)The Audited Financial Statements and the Unaudited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly indicated therein and, in the case of the Unaudited Financial Statements, subject to year-end adjustments and the absence of footnotes, and (ii) fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations for the respective periods then ended in accordance with GAAP consistently applied during the periods referred to therein, except as otherwise expressly indicated therein and, in the case of the Unaudited Financial Statements, subject to year-end adjustments and the absence of footnotes.
(b)Since the Effective Date, there has been no Material Adverse Effect.
Section 3.05Properties.
(a)The Borrower and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business (including the Mortgaged Properties, if any), (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) free of title defects except for defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)As of the Effective Date, Schedule 3.05 contains a true and complete list of the Material Real Property.
Section 3.06Litigation, Environmental and Labor Matters.
(a)Except as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (ii) none of the Borrower or any Subsidiary has treated, stored, transported, Released or disposed of Hazardous Materials at or from any currently or formerly owned real property or facility relating to its business in a manner that could reasonably be expected to have a Material Adverse Effect.
(b)Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of the Borrower, become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) has, to the knowledge of the Borrower, any basis to reasonably expect that Holdings, the Borrower or any Subsidiary will become subject to any Environmental Liability.
(c)Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (a) there are no strikes or other labor disputes against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened in writing and (b) none of the Borrower or the Subsidiaries have been in violation of the Fair Labor Standards Act or any other Requirements of Law dealing with wage and hour matters.
Section 3.07Compliance with Laws; Health Care Laws.
(a)Each of Holdings, the Borrower and each Subsidiary is in compliance with all Requirements of Law (including Health Care Laws and Data Protection Requirements) applicable to it or its property except, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each of Holdings, the Borrower and each Subsidiary is in compliance in all material respects with all applicable regulations governing contact with consumers, including the Telephone Consumer Protection Act.
(b)Health Care Permits. Each of Holdings, the Borrower, and each Subsidiary holds, and at all times during the six calendar years immediately preceding the Effective Date has held, all Health Care Permits necessary for it to own, lease, sublease or operate its assets or to conduct its business or operations as presently conducted. All such Health Care Permits are, and at all times during the six calendar years immediately preceding the Effective Date have been, in full force and effect and there is and has been no default under, violation of, or other noncompliance with the terms and conditions of any such Health Care Permit. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, has resulted or would result in the suspension, revocation, termination, restriction, limitation, modification or non-renewal of any Health Care Permit. No Governmental Authority has taken, or to the knowledge of any Loan Party intends to take, action to suspend, revoke, terminate, place on probation, restrict, limit, modify or not renew any Health Care Permit.
(c)Licensed Personnel. The Licensed Personnel have complied and currently are in compliance with all applicable Health Care Laws, and hold and, at all times that such Persons have been Licensed Personnel, have held, all professional licenses and other Health Care Permits required in the performance of such Licensed Personnel’s duties, including maintaining an active and unrestricted license as an agent or broker in each applicable jurisdiction to the extent required, and each such Health Care Permit is in full force and effect.
(d)Prohibited Transactions. None of Holdings, the Borrower or any Subsidiary, nor any officer, affiliate, employee or agent of any such entity, including any of the Licensed Personnel directly or indirectly, has (i) offered or paid or solicited or received any remuneration, in cash or in kind, or made any financial arrangements, in violation of any Health Care Law; (ii) given or agreed to give, or is aware that there has been made or that there is any agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) in violation of any Health Care Law; (iii) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal under the laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (iv) established or maintained any unrecorded fund or asset for any purpose or made any misleading, false or artificial entries on any of its books or records for any reason; (v) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any payment to any person with the intention or understanding that any part of such payment would be in violation of any Health Care Law or used or was given for any purpose other than that described in the documents supporting such payment; or (vi) otherwise engaged in any marketing, solicitation, or consumer outreach in violation of any Health Care Law, including the Medicare Marketing and Communication Guidelines.
(e)Exclusion. None of Holdings, the Borrower or any Subsidiary, nor any owner, officer, director, partner, agent, managing employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in any such entity, nor any Licensed Personnel, has been (or, has been threatened to be) (i) excluded from Medicare or Medicaid pursuant to 42 U.S.C. § 1320a-7 and related regulations, (ii) “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other applicable laws or regulations, (iii) debarred, disqualified, suspended or excluded from participation from Medicare or Medicaid or is listed on the General Services Administration list of excluded parties, nor is any such debarment, disqualification, suspension or exclusion threatened or pending, or (iv) made a party to any other action by any Governmental Authority that may prohibit it from selling products or providing services to any governmental or other purchaser pursuant to any federal, state or local laws or regulations.
(f)Corporate Integrity Agreement. None of Holdings, the Borrower or any Subsidiary, nor any owner, officer, director, partner, agent, managing employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §1001.1001) in any such entity, nor any Licensed Personnel, is a party to, or bound by, any order, individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, or other formal or informal agreement with any Governmental Authority concerning compliance with Health Care Laws.
(g)HIPAA. To the extent that Holdings, the Borrower or any Subsidiary creates, maintains, transmits, or receives protected health information as defined under 45 C.F.R. 160.103 as a business associate, as defined therein, Holdings, Borrower, or any Subsidiary, as applicable: (i) is in compliance with HIPAA; (ii) without limiting the generality of the foregoing, (A) has designed a security official responsible or the development of the entity’s privacy and security compliance infrastructure; (B) has entered into, and complies with the terms of, business associate agreements as required; (C) has provided regular training to its workforce in compliance with HIPAA; (D) has adopted privacy and security compliance policies and procedures in compliance with HIPAA; and (E) has completed regular security risk analyses in compliance with HIPAA and has addressed and remediated all material threats, vulnerabilities, and deficiencies that have been identified.
Section 3.08Investment Company Status. None of Holdings, the Borrower or any other Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.
Section 3.09Taxes. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Holdings, the Borrower and each Subsidiary (a) have timely filed or caused to be filed all Tax returns required to have been filed and (b) have paid or caused to be paid all Taxes required to have been paid (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes (i) that are not overdue by more than 30 days or (ii) that are being contested in good faith by appropriate proceedings; provided that Holdings, the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP.
Section 3.10ERISA; Foreign Pension Plans.
(a)Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws and regulations and each Foreign Pension Plan is in compliance with all applicable laws and regulations.
(b)No ERISA Event has occurred and, except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, no ERISA Event is expected to occur. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan and (ii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
(c)As of the Effective Date, neither any Loan Party nor any ERISA Affiliate maintains, contributes to or has any liability (whether actual or contingent) with respect to any Plan, Multiemployer Plan or Foreign Pension Plan. The present value of all accumulated benefit obligations of all underfunded

Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the property of all such underfunded Plans.
(d)As of the Effective Date, no Loan Party is (i) an employee benefit plan subject to Part IV of Subtitle B of Title I of ERISA, (ii) a plan or account described in Section 4975 of the Code to which Section 4975 of the Code applies, or (iii) an entity deemed to hold “plan assets” (within the meaning of Section 3(42) of ERISA) of any such plans or accounts.
Section 3.11Disclosure.
(a)The written information or written data (taken as a whole) heretofore or contemporaneously furnished by the Borrower, any of its Subsidiaries or any of their respective authorized representatives to any Agent or any Lender on or before the Effective Date (including all such information contained in the Loan Documents) for purposes of, or in connection with, this Agreement or any transaction contemplated hereby, is correct in all material respects and does not contain any untrue statement of material fact and does not omit to state any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; it being understood and agreed that for purposes of this Section 3.11, such information and data shall not include projections (including financial estimates, forecasts and other forward-looking information), pro forma financial information or information of a general economic or industry specific nature; provided that, with respect to projected and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that such projected and pro forma financial information is as to future events and not to be viewed as facts, is subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and the Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.
(b)As of the Effective Date, the information included in the Beneficial Ownership Certification with respect to any beneficial owner (as defined in the Beneficial Ownership Regulation) of the Borrower, is true and correct in all material respects to the best of the beneficial owner’s knowledge.
Section 3.12Subsidiaries. As of the Effective Date, Schedule 3.12 sets forth the name of, and the ownership interest of Holdings and each Subsidiary in, each Subsidiary.
Section 3.13Intellectual Property; Licenses, Etc.. Except as could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and each Subsidiary owns, licenses or possesses the right to use, all of the rights to Intellectual Property that are reasonably necessary for the operation of its business as currently conducted, and, to the knowledge of the Borrower, without conflict with the rights of any Person. To the knowledge of the Borrower, the Borrower or each Subsidiary do not, in the operation of their businesses as currently conducted, infringe upon any Intellectual Property rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property owned by Holdings, the Borrower or any Subsidiary is pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Subsidiary, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 3.14Solvency. On the Effective Date, and after giving effect to the Transactions, the Loan Parties, on a consolidated basis, are Solvent.
Section 3.15Federal Reserve Regulations. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.
Section 3.16Security Interest in Collateral. Subject to the provisions of this Agreement (including, without limitation, all Collateral delivered after the Effective Date pursuant to Section 5.12) and the other relevant Loan Documents, the Security Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Collateral Agent, for the benefit of itself and the other Secured Parties, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the satisfaction of the applicable Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Security Documents) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.
Section 3.17USA Patriot Act, OFAC and FCPA.
(a)None of Holdings, the Borrower or the Subsidiaries will use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of funding or financing (i) any activities of or business with any Person who is the target of applicable Sanctions, or in or with any country or territory that is the target of comprehensive Sanctions (as of the Effective Date, the Crimea region of Ukraine, Cuba, Iran, Syria, North Korea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic) (each, a “Sanctioned Country”), or (ii) any other transaction that would constitute or give rise to a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor, lender or otherwise) of Sanctions.
(b)None of Holdings, the Borrower or the Subsidiaries will use the proceeds of the Loans (i) for any payments, gifts, or the provision of anything of value to any governmental official, employee or representative, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity for any such Person, in order to obtain, retain or direct business or obtain any improper advantage, or otherwise in violation of (A) the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or (B) other anti-corruption laws applicable to Holdings, the Borrower or the Subsidiaries (together with the FCPA, “Anti-Corruption Laws”), or (ii) in violation of Title III of the USA Patriot Act.
(c)Each of Holdings, the Borrower and the Subsidiaries is in compliance in all material respects with applicable Sanctions.
(d)Each of Holdings, the Borrower and the Subsidiaries is in compliance in (i) in all material respects with Title III of the USA Patriot Act and (ii) other than as could not reasonably be expected to result in a Material Adverse Effect, and Anti-Corruption Laws.
(e)None of the Loan Parties or the Subsidiaries or, to the knowledge of Holdings and the Borrower, any director, officer, employee of the Loan Parties or the Subsidiaries or any agent acting on their behalf, is an individual or entity: (i) currently on OFAC’s list of Specially Designated Nationals and Blocked Persons or other applicable Sanctions-related lists (“Sanctioned Person”); (ii) located, organized or resident in a Sanctioned Country; (iii) owned 50 percent or more, directly or indirectly, by any such Sanctioned Person, or (iv) that is otherwise the subject or target of Sanctions.
(f)Each of Holdings, the Borrower and the Subsidiaries have implemented policies and procedures designed to ensure compliance of such Parties and the respective directors, officers, employees, and agents acting on their behalf with Sanctions and Anti-Corruption Laws.
Section 3.18Cybersecurity Procedures. Each of the Borrower and its Subsidiaries has undertaken commercially reasonable measures designed to protect, in all material respects, the security of the computer systems owned by the Borrower or such Subsidiaries, and the data and information stored thereon, from authorized use, access or modification by third parties, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

Article IV

CONDITIONS

Section 4.01Effective Date. The effectiveness of this Agreement is subject to the satisfaction of the following conditions:
(a)The Administrative Agent shall have received each of the following, each of which shall be originals or “pdf” files unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in a form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders:
(i)executed counterparts of this Agreement from Holdings, the Borrower, the Lenders listed on the signature pages hereto and the Administrative Agent;
(ii)executed counterparts of each Security Document, duly executed by each Loan Party party thereto and each applicable Agent party thereto, together with evidence that the Collateral and Guarantee Requirement has been satisfied, including to the extent constituting Collateral and required to be pledged under the terms of the Collateral Agreement or this Agreement, but in any event subject to Section 5.14, certificates, if any, representing the pledged equity and accompanied by undated stock powers executed in blank (or stock transfer forms, as applicable) and (if applicable) instruments evidencing pledged debt indorsed in blank (or accompanied by instruments of transfer, as applicable);
(iii)a certificate of each Loan Party, dated as of the Effective Date, executed by a Responsible Officer of each such Loan Party, in form and substance reasonably satisfactory to the Administrative Agent, (x) certifying (1) that attached thereto are true, correct and complete copies of the Organizational Documents of the Loan Parties (including all amendments thereto), certified, to the extent applicable, as of a recent date by the applicable Governmental Authority of the jurisdiction of organization of each of Holdings and the Borrower, (2) as to the names, incumbent offices and signature of the Responsible Officers of each of the Loan Parties authorized to sign and deliver this Agreement and the other Loan Documents, and (y) attaching the documents referred to in clauses (iv) and (v) below;
(iv)a certificate of good standing (to the extent such concept exists) from the applicable secretary of state or other relevant Governmental Authority of the jurisdiction of organization of each of Loan Party;
(v)a copy of the resolutions of the Board of Directors or other governing body, as applicable, of each Loan Party (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Agreement and all agreements relating hereto to which it is a party;
(vi)a customary legal opinion of each of Kirkland & Ellis LLP and Polsinelli, counsel to Holdings and the Borrower, each in form and substance reasonably satisfactory to the Administrative Agent;
(vii)a certificate of the Borrower, dated the Effective Date and confirming compliance with the conditions set forth in Sections 4.02(a) and (b) hereof; and
(viii)a certificate from the chief financial officer or other Responsible Officer of the Borrower attesting to the Solvency of the Borrower and its subsidiaries on a consolidated basis after giving effect to the Transactions on the Effective Date.
(b)On or prior to the Closing Date, the confirmation order with respect to the Bankruptcy Plan shall be entered in form and substance reasonably satisfactory to the Required Lenders (and shall not have been reversed, modified, amended, stayed or vacated, or in the case of any modification or amendment, in any manner without the consent of the Required Lenders) and the effective date of the Bankruptcy Plan shall have occurred.
(c)The Bankruptcy Court shall have approved (i) this Agreement and, as applicable, all definitive documentation in connection therewith and (ii) all actions to be taken, undertakings to be made and obligations to be incurred by the Loan Parties in connection with this Agreement and all Liens and other security to be granted by the Loan Parties in connection with this Agreement (all such approvals to be evidenced by the entry of an order by the Bankruptcy Court which is in full force and effect and has not been stayed or modified and is reasonably acceptable in form and substance to the Required Lenders).
(d)[reserved].
(e)All fees and reasonable, documented out-of-pocket expenses required to be paid by (or on behalf of) the Borrowers to the Administrative Agent and the Lenders on or before the Effective Date (including (i) fees pursuant to the Fee Letter and (ii) all reasonable and documented out-of-pocket costs and expenses of each of Akin, Cahill, FTI and RPA) shall have been paid (or shall be paid substantially concurrently with the funding of the Loans on the Effective Date) in full in cash (and in the case of expenses, to the extent invoiced on or prior to the Effective Date), and the Administrative Agent shall have received a fully executed copy of the Fee Letter.
(f)Since the Petition Date, there has been no Material Adverse Effect.
(g)No later than three (3) Business Days in advance of the Effective Date, the Administrative Agent and the Lenders shall have received all documentation and other information reasonably requested by the Administrative Agent (on behalf of itself or any Lender) and the Lenders in writing at least seven (7) Business Days in advance of the Effective Date, which documentation or other information (including a Beneficial Ownership Certification) is requested in connection with Anti-Corruption Laws, including applicable “know your customer” rules and regulations, including the USA Patriot Act, and Sanctions.
Section 4.02Each Credit Event. The effectiveness of this Agreement and the obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.
(b)At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.
(c)The Administrative Agent shall have received a Borrowing Request in accordance with the requirements hereof.
Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) after the Effective Date shall be deemed to constitute a representation and warranty by the Borrower on the date of the applicable Borrowing as to the matters specified in clauses (a) and (b) of this Section.
Article V

AFFIRMATIVE COVENANTS
Until the Termination Date shall have occurred, each of Holdings (solely with respect to Sections 5.04, 5.05 and 5.12) and the Borrower covenants and agrees with the Lenders that:
Section 5.01Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (for further distribution by the Administrative Agent to the Lenders):

(a)commencing with the fiscal year ending December 31, 2026, as soon as available, but in any event within 120 days (or, in the case of the fiscal year ending December 31, 2026, 150 days) after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower as at the end of such fiscal year, and the related audited consolidated statements of operations and consolidated statements of comprehensive income, consolidated statements of changes in members’ equity and consolidated audited statements of cash flows of the Borrower for such fiscal year, and related notes and related explanations thereto, setting forth in each case, in comparative form, the figures for the preceding fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards, without a qualification or explanatory paragraph as to going concern as defined by Statement on Accounting Standards AU-C Section 570 “The Auditor’s Consideration of an Entity’s Ability to Continue as a Going Concern” (or any similar statement under any amended or successor rule as may be adopted by the Auditing Standards Board from time to time) or as to the scope of the audit (other than, in each such case, solely with respect to, or expressly resulting solely from, an upcoming maturity date within twelve (12) months under this Agreement), to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for such year on a consolidated basis in accordance with GAAP consistently applied;
(b)[reserved];
(c)commencing with the fiscal month ended July 31, 2026, as soon as available, but in any event within 45 days (or, in the case of the fiscal month ending on September 30, 2026, 60 days) after the end of each fiscal month of each fiscal year of Parent (other than for any fiscal month ending December, for which no financial statements pursuant to this Section 5.01(c) will be required), the unaudited consolidated balance sheet of Parent as at the end of such fiscal month and the related unaudited consolidated statements of operations and unaudited consolidated statements of comprehensive income, unaudited consolidated statements of changes in members’ equity and consolidated unaudited statements of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, and the related unaudited consolidated statement of cash flow for the portion of the fiscal year ended with the last day of such fiscal month, and setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheets, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries as of the end of and for such fiscal month (except in the case of cash flows) and such portion of the fiscal year on a consolidated basis in accordance with GAAP consistently applied, subject to changes resulting from audit and normal year-end audit adjustments and to the absence of footnotes, together with a report of all actual collections received and all actual disbursements made, in each case, by the Borrower and its Subsidiaries during such fiscal month, with a breakdown by source or business line to the extent reasonably practicable.
(d)[reserved];
(e)concurrently with any delivery of financial statements under clause (a) or (c) above, a Compliance Certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) [reserved], (iii) [reserved] and (iv) setting forth a reasonably detailed calculation of the Net Proceeds received during the applicable period by or on behalf of the Borrower or any Subsidiary in respect of any Disposition/Casualty Prepayment Event and the portion of such Net Proceeds that has been invested or is intended to be reinvested in accordance with the first proviso in Section 2.11(c);
(f)[reserved];
(g)not later than 75 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget, which may be in draft form, for the Borrower and its Subsidiaries for such fiscal year in a form customarily prepared by the Borrower;
(h)[reserved];

(i)[reserved];
(j)as soon as available, and in any event, within five Business Days after the end of each week of the Parent and its Subsidiaries (commencing with the first full week following the Effective Date), a calculation of the Liquidity of the Borrower and its Subsidiaries as of the close of business of the last Business Day of such calendar week, in form and substance satisfactory to the Administrative Agent;
(k)[reserved];
(l)[reserved]; and
(m)promptly following any request therefor, such other information (which may be in the form of an officer’s certificate) regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing; provided that none of the Borrower or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding confidentiality agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.
Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the Form 10-K or 10-Q (or the equivalent), as applicable, of the Borrower (or another Parent Entity) filed with the SEC or (B) the applicable financial statements of the Borrower (or any Parent Entity of the Borrower); provided that, in the case of any Form 10-K or 10-Q or other delivery of financial statements to the extent such information relates to a Parent Entity, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such Parent Entity and its consolidated subsidiaries, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries on a stand-alone basis, on the other hand, and to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards, without any qualification or explanatory paragraph related to going concern as defined by Statement on Accounting Standards AU-C Section 570 “The Auditor’s Consideration of an Entity’s Ability to Continue as a Going Concern” (or any similar statement under any amended or successor rule as may be adopted by the Auditing Standards Board from time to time) or as to the scope of the audit (other than solely with respect to, or expressly resulting solely from, an upcoming maturity date within twelve (12) months under this Agreement).
Documents required to be delivered pursuant to Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of the date (A) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s or one of its Affiliates’ website on the Internet or (B) on which such documents are posted on the Borrower’s behalf on Syndtrak or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering such documents is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material nonpublic information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will, upon the Administrative Agent’s reasonable request, use commercially reasonable efforts to identify that portion of the Company Materials that may be distributed to the Public Lenders and that (i)  all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Company Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its respective Affiliates or its and their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 9.12); (iii) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agent shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
Notwithstanding anything to the contrary in this Article V, and for the avoidance of doubt, anything disclosed, examined inspected or otherwise made available pursuant to this Article V shall be subject to the provisions of Section 9.12.
Notwithstanding anything to the contrary in this Credit Agreement neither the Borrower nor the other Loan Parties shall provide personally identifiable information or PII (as defined by HIPAA) related to any customers of the Loan Parties to the Lenders.
Section 5.02Notices of Material Events. Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:
(a)the occurrence of any Default or any Event of Default;
(b)(1) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another senior executive officer of Holdings or the Borrower, affecting Holdings, the Borrower or any of its Subsidiaries or (2) the receipt of a written notice of an Environmental Liability or the occurrence of an ERISA Event, or liability with respect to a Foreign Pension Plan, in each case that could, individually or in connection with any other event or liability, reasonably be expected to result in a Material Adverse Effect; and
(c)the occurrence of any other event or development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of Holdings or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.03Information Regarding Collateral. The Borrower will furnish to the Administrative Agent promptly after the occurrence thereof (and in any event within 10 days or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization or the location of the chief executive office of any Loan Party or in the form of its organization or (iii) in any Loan Party’s organizational identification number to the extent that such Loan Party is organized or owns Mortgaged Property in a jurisdiction where an organizational identification number is required to be included in a UCC financing statement for such jurisdiction.
Section 5.04Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew, and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks, trade names and all other Intellectual Property material to the conduct of its business, in each case (other than the preservation of the legal existence of Holdings and the Borrower) to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or 6.06 or any Disposition permitted by Section 6.05.
Section 5.05Payment of Taxes, Etc. Each of Holdings and the Borrower will, and will cause each Subsidiary to, pay its obligations in respect of Taxes before the same shall become delinquent or in default, except (a) where the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (b) for Taxes that are being contested in good faith by appropriate proceedings for which adequate reserves have been made in accordance with GAAP.
Section 5.06Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. In the event of the Release or presence of any Hazardous Material on any real property of the Borrower or any Subsidiary, the Borrower and its Subsidiaries, upon discovery thereof, shall take all reasonable and necessary steps to initiate and expeditiously complete all response, corrective and other action required under Environmental Laws or by a Governmental Authority to mitigate and eliminate any related Environmental Liability, and shall keep the Administrative Agent informed of their actions and the results of such actions as the Administrative Agent shall reasonably request, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.07Insurance. The Borrower will, and will cause each Subsidiary to, maintain, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of the management of the Borrower) are reasonable and prudent in light of the size and nature of its business; and will furnish to the Lenders, upon the reasonable written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Subject to Section 5.14, each such policy of insurance maintained by a Loan Party shall (i) in the case of any liability policies, name the Collateral Agent and the Secured Parties as additional insureds thereunder as its interests may appear and (ii) in the case of each casualty insurance policy (excluding any business interruption insurance, workers’ compensation policy or employee liability policy), contain an additional loss payable/mortgagee clause or endorsement that names Collateral Agent, on behalf of the Secured Parties, as an additional loss payee/mortgagee thereunder. If any portion of any Mortgaged Property subject to FEMA rules and regulations is at any time located in an area identified by FEMA (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause the relevant Loan Party to, (i) maintain or cause to be maintained, flood insurance sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance, which evidence complies with applicable Flood Insurance Laws and rules and regulations promulgated pursuant thereto.
Section 5.08Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or applicable local standards) consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower or the Subsidiaries, as the case may be. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default, which visitation and inspection shall be at the reasonable expense of the Borrower; provided, further that (i) when an Event of Default exists and is continuing, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (ii) the Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary, none of Holdings, the Borrower or any Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (A) that constitutes non-financial trade secrets or non-financial proprietary information, (B) in respect of which disclosure to any Agent or any Lender (or their respective representatives or contractors) is prohibited by Requirements of Law or any binding confidentiality agreement or (C) that is subject to attorney-client or similar privilege or constitutes attorney work product.
Section 5.09Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with its Organizational Documents and all Requirements of Law (including Environmental Laws, ERISA, Health Care Laws and Data Protection Requirements) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 5.10Use of Proceeds . The proceeds of the New Money Term Loans on the Effective Date shall be used to pay the Transaction Costs, fund distributions pursuant to the Bankruptcy Plan and to finance the working capital needs and other general corporate purposes of the Borrower and its Subsidiaries. The Borrower will not, and will procure that its Subsidiaries will not, use the proceeds of the Loans: (i) for the purpose of funding or financing (A) any activities of or business with any Person who is the target of applicable Sanctions, or in or with any Sanctioned Country or (B) any other transaction that would constitute or give rise to a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor, lender or otherwise) of Sanctions; or (ii) for any payments, gifts or the provision of anything of value to any governmental official, employee or representative, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity for any such Person, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.
Section 5.11Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, including, without limitation, upon the formation of any Subsidiary that is a Divided Delaware LLC and is not otherwise an Excluded Subsidiary, the Borrower will, within 30 days (or such longer period as the Administrative Agent shall reasonably agree) after such newly formed or acquired Subsidiary is formed or acquired (unless such Subsidiary is an Excluded Subsidiary and not otherwise required under the Loan Documents), notify the Administrative Agent thereof, and all actions (if any) required to be taken with respect to such newly formed or acquired Subsidiary in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Subsidiary, the assets of such Subsidiary and with respect to any Equity Interest in such Subsidiary owned by or on behalf of any Loan Party within 30 days after such formation or acquisition (or such longer period as the Administrative Agent shall reasonably agree); provided that any Subsidiary ceasing to be an Excluded Subsidiary shall constitute the formation or acquisition of a Subsidiary for purposes of this Section 5.11.
Section 5.12Further Assurances.
(a)Each of Holdings and the Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, account control agreements and other documents), that may be required under any applicable law and that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times, all at the expense of the Loan Parties.
(b)If, after the Effective Date, any assets (including any Material Real Property) are acquired by the Borrower or any other Loan Party (including any acquisition of any material assets upon the formation of any Subsidiary that is a Divided Delaware LLC and is not otherwise an Excluded Subsidiary) or are owned by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 that are intended to be subject to the Liens created by any Security Document but are not so subject to a Lien thereunder (other than assets (i) constituting Collateral under a Security Document that have already become subject to the Lien created by such Security Document upon acquisition thereof or (ii) constituting Excluded Assets), the Borrower will promptly notify the Administrative Agent thereof, and, within 30 days after such acquisition (or such longer period as the Administrative Agent shall reasonably agree), the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent and to satisfy the Collateral and Guarantee Requirement.
(c)If, after the Effective Date, any deposit account, securities account or commodity account is opened or is held by the Borrower or any other Loan Party (including through any permitted Investment or following the formation of any Subsidiary) and is not otherwise an Excluded Account, each of Holdings and the Borrower will, and will cause each Loan Party to, execute an Account Control Agreement to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times. Notwithstanding the foregoing, the Loan Parties may close accounts (including Controlled Accounts) and/or open accounts (including Controlled Accounts) without the Administrative Agent’s consent, subject to the prompt execution and delivery to the Administrative Agent of an Account Control Agreement with respect to any account (other than any Excluded Account) established or acquired after the Effective Date. The Administrative Agent shall execute any requested and customary notice of termination to the account bank at which such Controlled Account has been maintained; provided that the Loan Parties provide to the Administrative Agent an Account Control Agreement for a replacement Controlled Account consistent with clause (e) of the definition of “Collateral and Guarantee Requirements”. For the avoidance of doubt, the Loan Parties may open or close Excluded Accounts at any time, without requirement of delivery of an Account Control Agreement. No notice of control may be issued by the Collateral Agent to the account bank under any Account Control Agreement unless an Event of Default is continuing.
Section 5.13Compliance with Health Care Laws.
(a)Without limiting or qualifying Section 5.09 hereof or any other provision of this Agreement, each of Holdings, Borrower and each Subsidiary will comply with all applicable Health Care Laws relating to the operation of such Person’s business.
(b)Each of Holdings, Borrower and each Subsidiary shall:
(i)obtain, maintain and preserve, and take all necessary action to timely renew, all material Health Care Permits which are necessary or useful in the proper conduct of its business;

(ii)cause all Licensed Personnel to comply with all applicable Health Care Laws in the performance of their duties to or for any such entity, and to maintain in full force and effect all professional licenses and other Health Care Permits required to perform such duties; and
(iii)keep and maintain all records required to be maintained by any Governmental Authority or otherwise under any Health Care Law.
(c)Each of Holdings, Borrower and each Subsidiary shall maintain a corporate and health care regulatory compliance program (“CCP”) which addresses the requirements of Health Care Laws, including without limitation HIPAA and includes at least the following components and allows the Administrative Agent and/or any consultants from time to time to review such CCP: (i) standards of conduct and procedures that describe compliance policies regarding laws with an emphasis on prevention of fraud and abuse; (ii) a specific officer within high-level personnel identified as having overall responsibility for compliance with such standards and procedures; (iii) training and education programs which effectively communicate the compliance standards and procedures to employees and agents, including, without limitation, fraud and abuse laws and illegal billing practices; (iv) auditing and monitoring systems and reasonable steps for achieving compliance with such standards and procedures including, without limitation, publicizing a report system to allow employees and other agents to anonymously report criminal or suspect conduct and potential compliance problems; (v) disciplinary guidelines and consistent enforcement of compliance policies including, without limitation, discipline of individuals responsible for the failure to detect violations of the CCP; and (vi) mechanisms to immediately respond to detected violations of the CCP.
Section 5.14Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Effective Date specified in Schedule 5.14 or such later date as the Administrative Agent agrees to in writing, in its sole discretion, Holdings, the Borrower and each other Loan Party, as applicable, shall deliver the documents or take the actions specified on Schedule 5.14.
Article VI

NEGATIVE COVENANTS
Until the Termination Date shall have occurred, each of Holdings (solely with respect to Section 6.06) and the Borrower covenants and agrees with the Lenders that:
Section 6.01Indebtedness; Certain Equity Securities.
(a)The Borrower will not, and will not permit any Subsidiary to, incur or permit to exist any Indebtedness, except:
(i)Indebtedness of the Borrower and the Subsidiaries under the Loan Documents on the Effective Date (or as amended in accordance with Section 6.14 and Section 9.02);
(ii)Indebtedness (A) outstanding on the Effective Date; provided that such Indebtedness shall only be permitted under this clause (ii) if set forth on Schedule 6.01, and (B) any Permitted Refinancing thereof;
(iii)Guarantees by the Borrower and the Subsidiaries in respect of Indebtedness of the Borrower or any Subsidiary otherwise permitted hereunder; provided that (A) if the Indebtedness being guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Loan Document Obligations on terms at least as favorable, taken as a whole, to the Lenders as those contained in the subordination of such Indebtedness, (B) any guarantee by the Borrower or any Loan Party of Indebtedness of a Subsidiary that is not a Loan Party is expressly permitted under Section 6.04 and shall be unsecured and subordinated to the Loan Document Obligations other than as required in the ordinary course of business operations and not in connection with obtaining corporate debt or equity financing and (C) in no event shall this clause (iii) be used for any guarantee by a Subsidiary that is not a Loan Party of Indebtedness for borrowed money of a Loan Party;

(iv)Indebtedness of the Borrower or any Subsidiary owing to the Borrower or any Subsidiary to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Loan Document Obligations pursuant to the Intercompany Note or otherwise on terms at least as favorable to the Lenders as those set forth in the form of Intercompany Note;
(v)(A) Indebtedness (including Financing Lease Obligations) of the Borrower or any Subsidiary the proceeds of which are used to finance the acquisition, development, construction, repair, restoration, replacement, maintenance, upgrade, expansion or improvement of fixed or capital assets or other property (whether real or personal) (whether through the direct purchase of property or the Equity Interest of any person owning such property) or otherwise incurred in respect of Capital Expenditures; provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, development, construction, repair, restoration, replacement, maintenance, upgrade, expansion or improvement; provided further that, (x) at the time of any such incurrence of Indebtedness and after giving pro forma effect thereto and to the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (v) shall not exceed $7,500,000 and (y) no Indebtedness incurred pursuant to this clause (v) may be secured by any Lien other than a Lien incurred pursuant to Section 6.02(iv) and (B) any Permitted Refinancing thereof;
(vi)Indebtedness in respect of Swap Agreements Incurred in the ordinary course of business or consistent with past practice and, in each case, not for speculative purposes;
(vii)(A) Indebtedness of any Person that becomes a Loan Party (or of any Person not previously a Loan Party that is merged, consolidated or amalgamated with or into the Borrower or any other Loan Party) after the Effective Date as a result of an Acquisition Transaction or similar Investment permitted by this Agreement, or Indebtedness of any Person that is assumed by the Borrower or any other Loan Party in connection with an Acquisition Transaction or similar Investment or an acquisition of assets by the Borrower or such Loan Party permitted by this Agreement; provided that (1) such Indebtedness is not incurred in contemplation of such Acquisition Transaction or similar Investment or acquisition of assets, (2) other than with respect to a Limited Condition Transaction in which case, compliance with this proviso shall be determined in accordance with Section 1.08, after giving pro forma effect to the assumption of such Indebtedness and the transactions consummated in connection therewith, no Event of Default shall have occurred and be continuing or would result therefrom, (3) such Indebtedness is only the obligation of the Person and/or Person’s subsidiaries that are acquired or that acquire the relevant assets and (4) at the time of such assumption thereof and after giving pro forma effect thereto, the aggregate principal amount of all Indebtedness pursuant to this clause (vii) shall not exceed $2,500,000 and (B) any Permitted Refinancing thereof;
(viii)[Reserved];
(ix)Indebtedness representing deferred compensation to current and former officers, directors, managers, employees, consultants or independent contractors of the Borrower (and any Parent Entity) and the Subsidiaries incurred in the ordinary course of business;
(x)Indebtedness consisting of unsecured promissory notes issued by any Loan Party to current or former officers, managers, consultants, independent contractors, directors and employees or their respective estates, successors, Immediate Family Members or distributees to finance the purchase or redemption of Equity Interests of the Borrower (or any Parent Entity) permitted by Section 6.08(a)(v);
(xi)(A) Indebtedness arising from an agreement providing for indemnification obligations, payment obligations in respect of any non-compete, consulting or similar arrangement, or obligations in respect of purchase price (including earnouts) or other similar adjustments incurred in an Acquisition Transaction or similar Investment permitted by this

Agreement and any other Investment or any Disposition, in each case permitted under this Agreement and (B) Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance pursuant to any such agreement described in clause (A);
(xii)Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred in the ordinary course of business to current or former directors, officers, employees, members of management, managers and consultants of the Borrower (or any Parent Entity) and/or any Subsidiary;
(xiii)Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case in the ordinary course of business;
(xiv)Indebtedness of the Borrower or any Subsidiary; provided that at the time of the incurrence thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding in reliance on this clause (xiv) shall not exceed $7,500,000;
(xv)Indebtedness consisting of (A) the financing of insurance premiums, (B) take-or-pay obligations contained in supply arrangements or (C) Guarantees of the obligations of suppliers, customers, franchisees and licensees of the Borrower and the Subsidiaries, in each case in the ordinary course of business or consistent with past practice;
(xvi)Indebtedness incurred by the Borrower or any Subsidiary in respect of letters of credit, bank guarantees, warehouse receipts, bankers’ acceptances, or similar instruments issued or created, or related to obligations or liabilities (other than Indebtedness) incurred in the ordinary course of business or consistent with past practice, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;
(xvii)obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance, bankers acceptance facilities and completion guarantees, leases, government or trade contracts and similar obligations provided by the Borrower or any Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(xviii)Indebtedness comprising obligations in respect of take or pay contracts entered into the ordinary course of business or consistent with past practice;
(xix)[Reserved];
(xx)[Reserved];
(xxi)[Reserved];
(xxii)[Reserved];
(xxiii)[Reserved];
(xxiv)[Reserved];
(xxv)(A) Indebtedness of any Subsidiary that is not a Loan Party; provided that the aggregate principal amount of Indebtedness incurred in reliance on this Section 6.01(a)(xxv)

shall not exceed, at the time of incurrence thereof, and after giving pro forma effect thereto and the use of the proceeds thereof, $2,500,000 in the aggregate during the term of this Agreement and (B) any Permitted Refinancing thereof;
(xxvi) [Reserved];
(xxvii)    commission advances from insurance carriers made in the ordinary course of business or consistent with past practice;
(xxviii)    [Reserved];
(xxix)    [Reserved];
(xxx)    Settlement Indebtedness in the ordinary course of business and consistent with past practice;
(xxxi)    [reserved];
(xxxii)    [reserved];
(xxxiii)    [reserved];
(xxxiv)    Indebtedness of the Loan Parties in an aggregate principal amount (with such principal amount to include any multiple on invested capital, “make-whole” (other than customary market “make-whole” amounts and/or other customary market call protection, but excluding any multiple on invested capital and/or similar premium), or similar premium) not to exceed $35,000,000 at any time outstanding; provided that, (x) such Indebtedness shall be incurred for the purpose of funding unsecured payable settlements, (y) the Borrower shall have obtained the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) to such incurrence of Indebtedness and (z) all Lenders shall have been provided a reasonable opportunity to provide their pro rata share of such Indebtedness on the same terms (other than the right to receive customary administrative agency and other similar fees); provided, however, that with respect to any Indebtedness under this clause (xxxiv), (i) no such Indebtedness may be used to roll up or refinance in whole or in part any Indebtedness of the Borrower or its Subsidiaries, (ii) such Indebtedness may be secured by Liens that are pari passu with the Liens securing the Secured Obligations pursuant to the Equal Priority Intercreditor Agreement (or may be established hereunder by increasing the amount of the New Money Term Loans), (iii) no such Indebtedness may be secured by Liens that are senior to the Liens securing any of the Secured Obligations, (iv) no such Indebtedness may be senior in right of payment (whether pursuant to a waterfall, intercreditor agreement or otherwise) to the payment of the Loan Document Obligations (except that such Indebtedness may be established hereunder by increasing the amount of the New Money Term Loans), (v) no such Indebtedness may be secured by any assets other than the Collateral, (vi) no such Indebtedness may have any obligor that is not a Loan Party or otherwise have recourse to any Person other than any Loan Party; and (vii) no such Indebtedness (other than customary bridge loans, so long as any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans shall be subject to the requirements of this subclause) shall have a maturity date or a Weighted Average Life to Maturity that is earlier than the Initial Term Loan Maturity Date; and

(xxxv)    all premiums (if any), interest (including post-petition interest), accretion or amortization of original issue discount, fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxxiv) above; provided, however this basket shall not permit any multiple on invested capital, “make-whole” (other than customary market “make-whole” amounts and/or other customary market call protection, but excluding any multiple on invested capital and/or similar premium), or similar premium in connection with any Indebtedness under clause (xxxiv) above.
(b)The Borrower will not, nor will it permit any of its Subsidiaries to, issue any Disqualified Equity Interests, except (x)  Disqualified Equity Interests issued to and held by the Borrower or any Loan Party that is a direct or indirect wholly-owned subsidiary of the Borrower and (y)  Disqualified Equity Interests issued after the Effective Date; provided that in the case of this clause (y) any such issuance of Disqualified Equity Interests shall be deemed to be an incurrence of Indebtedness and subject to the provisions set forth in Section 6.01(a).
Notwithstanding anything to the contrary herein, for purposes of this Section 6.01, if any Indebtedness (or a portion thereof) would be permitted pursuant to one or more provisions described therein, the Borrower may divide, classify and reclassify such Indebtedness (or a portion thereof) (it being understood that any reclassification of such Indebtedness from a basket or other non-incurrence based exception to a ratio incurrence based exception shall require concurrent notice to the Administrative Agent), in any manner that complies with the covenants set forth in this Section 6.01 so long as the Indebtedness (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification; provided that (i) all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception set forth in Section 6.01(a)(i) (except to the extent Indebtedness described in clause (xxxiv) is established by increasing the amount of the New Money Term Loans); (ii) [reserved]; and (iii) Indebtedness incurred under clause (xxxiv) may not be reclassified. The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.
In addition, notwithstanding anything to the contrary herein, (i) except for Indebtedness incurred under Section 6.01(a)(vii) and secured by Liens permitted under Section 6.02(xi) (each as in effect on the Effective Date), any Indebtedness for borrowed money permitted to be incurred hereunder and secured by the Collateral shall only be permitted to be secured by Liens on the Collateral that rank on a junior priority basis to the Liens on the Collateral securing the Secured Obligations, (ii) no Indebtedness for borrowed money may be incurred by the Loan Parties that is senior in right of payment to the Secured Obligations, (iii) no Indebtedness for borrowed money may be secured by Liens on the Collateral that rank on a senior priority basis to the Liens on the Collateral securing the Secured Obligations, and (iv) no Indebtedness may be secured by Liens on the Collateral that rank on a pari passu priority basis with the Liens on the Collateral securing the Secured Obligations and (x) senior in payment priority to the Senior Takeback Term Loans other than the New Money Term Loans as in effect on the Effective Date or (y) senior in payment priority to the Junior Takeback Term Loans other than the New Money Term Loans and Senior Takeback Term Loans as in effect on the Effective Date; provided that (I) the foregoing clauses (i), (ii) and (iv) will not apply to Indebtedness incurred under Section 6.01(a)(i) or Section 6.01(a)(xxxiv) (or, in each case, to the extent incurred with respect to Indebtedness under the foregoing clauses, Section 6.01(a)(xxxv)), each as in effect on the Effective Date, and (II) the foregoing clauses (i) through (iv) will not apply to Indebtedness incurred in reliance on and in accordance with Section 9.02(b)(vii).

Section 6.02Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(i)Liens created under the Loan Documents;
(ii)Permitted Encumbrances;
(iii)Liens existing on the Effective Date (provided that such Liens shall only be permitted under this Section 6.02(iii) if set forth on Schedule 6.02) and any modifications, Refinancing, replacements, renewals or extensions thereof (or successive modifications, Refinancings, replacements, renewals or extensions) upon or in the same assets theretofor subject to such Lien other than (1)  after-acquired property that is affixed or incorporated into the property covered by such Lien, (2) after-acquired property subject to a Lien securing Indebtedness permitted under Section 6.01, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would have not have applied but for such acquisition) and (3) the proceeds and products thereof;
(iv)Liens securing Indebtedness permitted under Section 6.01(a)(v); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, development, construction, repair, restoration, replacement, maintenance, upgrade, expansion or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except for accessions and additions to such property, replacements thereof and customary security deposits, related contract rights and payment intangibles, and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and (C) with respect to Financing Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions and additions to such assets, replacements and products thereof and customary security deposits, related contracts rights and payment intangibles, and the proceeds and products of such assets) other than the assets subject to such Financing Lease Obligations; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(v)leases, licenses, subleases or sublicenses (including the provisions of software or the licensing of other Intellectual Property rights) and terminations thereof granted to others that are entered into in the ordinary course of business or consistent with past practice or that do not interfere in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole;
(vi)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(vii)Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;
(viii)Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition) or (B) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(ix)Liens on property of any Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Subsidiary that is not a Loan Party, in each case, to the extent such Indebtedness is non-recourse to any Loan Party and is permitted under Section 6.01(a)(xxv);
(x)Liens granted by a Subsidiary that is not a Loan Party in favor of any Loan Party (other than Holdings), Liens granted by a Subsidiary that is not a Loan Party in favor of a Subsidiary that is not a Loan Party and Liens granted by a Loan Party (other than Holdings) in favor of any other Loan Party (other than Holdings);
(xi)Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the Effective Date; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted under this Agreement that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) the Indebtedness secured thereby is permitted under Section 6.01(a)(vii);
(xii)any interest or title (and all encumbrances and other matters affecting such interest or title) of a lessor or sublessor, licensor or sublicensor or secured by a lessor’s or sublessor’s, licensor’s or sublicensor’s interest under leases (other than leases constituting Financing Lease Obligations), subleases, licenses, cross licenses or sublicenses entered into by the Borrower or any Subsidiary in the ordinary course of business or consistent with past practice, provided that any interest or title granted under any licenses, cross-licenses, or sublicenses is non-exclusive and does not materially interfere with the business of the Borrower and the Subsidiaries, taken as a whole;
(xiii)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by the Borrower or any Subsidiary in the ordinary course of business or consistent with past practice;
(xiv)Liens deemed to exist in connection with Investments in repurchase agreements permitted under clause (e) of the definition of the term “Cash Equivalents”;
(xv)Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes;
(xvi)Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or consistent with past practice of the Borrower or any Subsidiary or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business or consistent with past practice;
(xvii)ground leases in respect of real property on which facilities owned or leased by the Borrower or any Subsidiary are located and any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of Holdings or any Subsidiary;

(xviii)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(xix)[reserved];
(xx)other Liens; provided that at the time of incurrence of such Liens and the obligations secured thereby (after giving pro forma effect to any such obligations) the aggregate outstanding principal amount of obligations secured by Liens then outstanding in reliance on this clause (xx) shall not exceed $7,500,000; provided further that, if such Liens are consensual Liens that are secured by the Collateral, then the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) shall enter into a Junior Priority Intercreditor Agreement providing that the Liens on the Collateral securing such Indebtedness or other obligations shall rank junior to the Liens on the Collateral securing the Secured Obligations, but in any event shall not be required to enter into an Intercreditor Agreement if such Liens are on Collateral consisting solely of cash and Cash Equivalents that do not secure indebtedness for borrowed money; the Administrative Agent and the Collateral Agent, with the consent of the Required Lenders and Required Tranche B Lenders, shall be authorized to execute and deliver on behalf of the Secured Parties any Junior Priority Intercreditor Agreement to the extent necessary to effect the provisions contemplated by this Section 6.02(xx);
(xxi)Liens on cash and Cash Equivalents used to satisfy and discharge Indebtedness; provided such satisfaction and discharge is permitted hereunder;
(xxii)[reserved];
(xxiii)receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;
(xxiv)(i) Liens on Equity Interests of Joint Ventures securing capital contributions to, or obligations of, such Persons or pursuant to the relevant Joint Venture agreement or arrangement, (ii) customary rights of first refusal and tag, drag and similar rights in Joint Venture agreements and (iii) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(xxv)[reserved];
(xxvi)Liens on cash and Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness for no longer than 60 days prior to such defeasance, discharge or redemption;
(xxvii)Liens on cash or Cash Equivalents securing Swap Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law and that are not entered into for speculative purposes and Liens securing Indebtedness permitted under Section 6.01(a)(xiii) or Section 6.01(a)(xvi);
(xxviii)with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Requirements of Law;
(xxix) Liens on real property that are not Mortgaged Properties (and not required to become Mortgaged Properties), so long as such Liens do not secure debt for borrowed money;
(xxx)[reserved];
(xxxi)[reserved];

(xxxii)Liens on cash collateral granted in favor of any Lender created as a result of any requirement or option to cash collateralize pursuant to this Agreement or any other Loan Document;
(xxxiii)Settlement Liens;
(xxxiv)Liens securing any Indebtedness incurred pursuant to Section 6.01(a)(xxvii);
(xxxv)[reserved];
(xxxvi)[reserved];
(xxxvii) [reserved]; and
(xxxviii)Liens on the Collateral securing Indebtedness incurred pursuant to Section 6.01(a)(xxxiv) (or, to the extent incurred with respect to Indebtedness under the foregoing clause, Section 6.01(a)(xxxv)); provided, that such Liens shall not be senior to the Liens securing the Secured Obligations and may be pari passu with the Liens securing the Secured Obligations and subject to an Equal Priority Intercreditor Agreement (or may be established hereunder by increasing the amount of the New Money Term Loans).
Notwithstanding anything to the contrary herein, for purposes of this Section 6.02, if any Lien (or a portion thereof) would be permitted pursuant to one or more provisions described herein, the Borrower may divide and classify such Liens (or a portion thereof) in any manner that complies with this Section 6.02, and may later divide and reclassify any such Lien (it being understood that any reclassification of a Lien from a non-incurrence based exception to an incurrence based exception shall require concurrent notice to the Administrative Agent), so long as the Lien (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification; provided that (i) any Lien securing Indebtedness outstanding under the Loan Documents (other than as described in clause (iv) of this paragraph) will be deemed to have been incurred in reliance only on the exception set forth in Section 6.02(i); (ii) [reserved]; (iii) [reserved]; and (iv) any Lien securing Indebtedness incurred under Section 6.01(a)(xxxiv) (and, to the extent incurred with respect to Indebtedness under the foregoing clause, Section 6.01(a)(xxxv))may only be incurred pursuant to Section 6.02(b)(xxxviii), including to the extent incurred by increasing the amount of the New Money Term Loans hereunder.
Section 6.03Fundamental Changes. (x) The Borrower will not, nor will it permit any Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any Person to merge into or consolidate or amalgamate with it, or liquidate or dissolve, and (y) the Borrower and the Subsidiaries, taken as a whole, will not Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower and the Subsidiaries, taken as a whole, to or in favor of any Person (other than as part of the Transactions), except that:
(a)any Subsidiary of the Borrower may merge, consolidate or amalgamate with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person or (ii) one or more other Subsidiaries of the Borrower; provided that when any Subsidiary Loan Party is merging, consolidating or amalgamating with any other Subsidiary the continuing or surviving Person shall be a Subsidiary Loan Party; provided further that the Borrower shall notify the Lenders at least 10 Business Days’ prior to the Borrower becoming or merging with an entity organized in California;
(b)any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Subsidiaries, taken as a whole, and is not materially disadvantageous to the Lenders and, if such Subsidiary is a Loan Party, the assets of such Subsidiary are distributed to the Borrower or any Subsidiary Loan Party;

(c)any Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Subsidiary; provided that if the transferor in such a transaction is a Loan Party (other than Holdings), then the transferee must be a Loan Party (other than Holdings);
(d)[reserved];
(e)[reserved]; and
(f)any Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be (or shall become) a Subsidiary and, if the original Subsidiary was a Loan Party, the surviving Person shall be a Loan Party, and, in either case, the surviving Subsidiary shall have complied with the requirements of Sections 5.11 and 5.12.
Section 6.04Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, nor will it permit any of its Subsidiaries to, make or hold any Investment, except:
(a)Investments in cash and Investments that are, at the time such Investment is made, Investments in Cash Equivalents;
(b)loans or advances to present or former officers, directors, managers, members of management, consultants, independent contractors and employees of any Parent Entity, the Borrower and the Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests in Holdings (or any other Parent Entity) (provided that the amount of such loans and advances made in cash to such Person shall be substantially contemporaneously used to purchase such Equity Interests and the proceeds of such loans and advances shall be substantially contemporaneously contributed to the Borrower in cash as common equity or Qualified Equity Interests as consideration for the purchase of such Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that at the time of incurrence thereof and after giving pro forma effect thereto, the aggregate principal amount of all loans and advances then outstanding and made in reliance on this clause (iii) shall not exceed $1,000,000;
(c)Investments (i) by the Borrower or any Subsidiary in any Loan Party (other than Holdings), (ii) by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party and (iii) by the Borrower or any Subsidiary that is a Loan Party in any Subsidiary that is not a Loan Party in an aggregate amount, measured at the time such Investment is made and after giving pro forma effect to such Investment, not to exceed $2,500,000 in the aggregate during the term of this Agreement; provided that, in the case of this clause (iii), no Event of Default has occurred and is continuing (or would occur after giving pro forma effect to such action);
(d)Investments consisting of deposits, prepayments and/or other credits to suppliers in the ordinary course of business;
(e)Investments consisting of extensions of trade credit and accommodation guarantees in the ordinary course of business or consistent with past practice;
(f)Investments existing on the Effective Date and any modification, replacement, renewal, reinvestment or extension thereof; provided that (x) Investments shall only be permitted under this clause (f) if set forth on Schedule 6.04(f) and (y) the amount of the original Investment permitted under this clause (f) is not increased except by the terms of such Investment to the extent, if applicable, set forth on Schedule 6.04(f) or as otherwise permitted by this Section 6.04;
(g)Investments in Swap Agreements permitted under Section 6.01;
(h)promissory notes and other Investments (including non-cash consideration) received in connection with Dispositions permitted by Section 6.05;

(i)[reserved];
(j)obligations with respect to Guarantees provided by Holdings, the Borrower or any Subsidiary in respect of leases (other than Financing Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business or consistent with past practice;
(k)Investments in the ordinary course of business or consistent with past practice consisting of endorsements for collection or deposit and customary trade arrangements with customers;
(l)Investments (including debt obligations and Equity Interests) (i) received in connection with the bankruptcy or reorganization of suppliers and customers, from financially troubled account debtors or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment, (ii) in satisfaction of judgments against other Persons, (iii) as a result of a foreclosure by the Borrower or any Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default and (iv) as a result of the settlement, compromise or resolution of (a) litigation, arbitration or other disputes or (b) obligations of trade creditors or customers that were incurred in the ordinary course of business or consistent with industry practice of the Borrower or any Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;
(m)loans and advances to Holdings (or any other Parent Entity) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such other Parent Entity) in accordance with Section 6.08(a) (other than clause (ii) thereof); provided that any such loan or advance shall reduce the amount of such applicable Restricted Payments thereafter permitted under Section 6.08(a) by a corresponding amount (if the applicable provision of Section 6.08(a) contains a maximum amount); provided further that any conditions, if any, to the making of such Restricted Payment shall be satisfied;
(n)additional Investments and other acquisitions, in an aggregate amount for all Investments or other acquisitions made in reliance on this clause (n) (including the aggregate amount of all consideration paid in connection with all other Investments and acquisitions made in reliance on this clause (n), whether in the form of Indebtedness assumed or otherwise) not to exceed $12,500,000; provided that no Event of Default has occurred and is continuing (or would occur after giving pro forma effect to such action);
(o)[reserved];
(p)advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to officers, managers, employees, consultants or independent contractors, in each case in the ordinary course of business or consistent with past practice;
(q)Investments and other acquisitions to the extent that payment for such Investments is made with Qualified Equity Interests of Holdings (or any Parent Entity thereof);
(r)Investments of a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with the Borrower or any Subsidiary in accordance with this Section and Section 6.03 after the Effective Date, in each case, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(s)[reserved];
(t)Investments consisting of Indebtedness, Liens, fundamental changes, and Restricted Payments permitted (other than by reference to this Section 6.04(t)) under Sections 6.01 (other than clause (a)(iii) thereof), 6.02, 6.03 (other than clause (i) thereof), and 6.08, respectively;

(u)[reserved];
(v)contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers of Holdings (or any other Parent Entity), the Borrower or any Subsidiary or other grantor trust subject to claims of creditors in the case of a bankruptcy of Holdings or the Borrower;
(w)to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business or consistent with past practice;
(x)[reserved];
(y)[reserved];
(z)Investments (i) in Joint Ventures or (ii) in any Subsidiary to enable such Subsidiary to make substantially concurrent Investments in Joint Ventures; provided that at the time any such Investment is made and after giving pro forma effect thereto, the aggregate outstanding amount of such Investments made in reliance on this clause (z) shall not exceed $2,500,000;
(aa)Investments in any Subsidiary or any Joint Venture in connection with intercompany cash management arrangement or related activities arising in the ordinary course of business;
(ab)unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Requirements of Law;
(ac)[reserved];
(ad)[reserved];
(ae)receivables owing to the Borrower or any Subsidiary, if created or acquired in the ordinary course of business or consistent with past practice;
(af)Investments (A) for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business or consistent with past practice and (B) trade accounts created, or prepaid expenses accrued, in the ordinary course of business;
(ag)Investments in the ordinary course of business in connection with Settlements; and
(ah)Investments in (i) GoHealth s.r.o., (ii) ETeleQuote (Private) Limited and (iii) ETelequote Nicaragua Sociedad Anonima, in an aggregate amount not exceeding $5,000,000 in any twelve consecutive month period; provided that no Event of Default has occurred and is continuing (or would occur after giving pro forma effect to such Investment); provided, further, that nothing in this Section 6.01(hh) shall prohibit (x) ordinary course funding of GoHealth s.r.o. not to exceed $950,000 per month and/or (y) up to $200,000 in the aggregate for wind-down and tax payments associated with ETeleQuote (Private) Limited and ETelequote Nicaragua Sociedad Anonima.
Section 6.05Asset Sales. The Borrower will not, nor will it permit any of its Subsidiaries to (i) sell, transfer, lease, license or otherwise dispose (including any disposition of property or assets to a Divided Delaware LLC pursuant to a Delaware LLC Division) of any asset, including any Equity Interest owned by it, or (ii) permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than (A) issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law, (B) issuing Equity Interests to the Borrower or any Subsidiary in compliance with Section 6.04(c) and (C) any non-wholly-owned Subsidiary issuing Equity Interests of such Subsidiary to each owner of Equity Interests of such Subsidiary ratably based on their relative ownership interests) (each, a “Disposition”), in each case, having a Fair Market Value, in a single transaction or series of related transactions, as of the date of such transaction(s) exceeding (x) $1,000,000, individually or (y) $2,500,000, in the aggregate in any fiscal year, except:
(a)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, if made in good faith determination of the board of directors of the Borrower and/or in the ordinary course of business or consistent with past practice and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Borrower and the Subsidiaries (including (i) allowing any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse, go abandoned, or be invalidated or (ii) disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue or otherwise allowing to lapse, expire, terminate or put into the public domain any of its Intellectual Property) if the Borrower determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business and does not materially interfere with the business of the Borrower and the Subsidiaries, taken as a whole;
(b)Dispositions of inventory and other assets in the ordinary course of business or consistent with past practice (including on an intercompany basis);
(c)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or other assets of comparable or greater value or usefulness to the business or (ii) an amount equal to the Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
(d)Dispositions of property to the Borrower or any Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party (other than Holdings), (ii) to the extent constituting an Investment, such Investment must be an Investment in a Subsidiary that is not a Loan Party permitted by Section 6.04 or (iii) to the extent constituting a Disposition to a Subsidiary that is not a Loan Party, such Disposition is for Fair Market Value and any promissory note or other non-cash consideration received in respect thereof is an Investment in a Subsidiary that is not a Loan Party permitted by Section 6.04;
(e)Dispositions permitted by Section 6.03, Investments permitted by Section 6.04 (other than clause (x) thereof), Restricted Payments permitted by Section 6.08 and Liens permitted by Section 6.02, in each case, other than by reference to this Section 6.05(e);
(f)Dispositions of cash and/or Cash Equivalents and/or other assets that were Cash Equivalents when the relevant original Investment was made;
(g) sales, discounts of or forgiveness of customer delinquent notes or delinquent accounts receivable, notes receivable or other current assets in the ordinary course of business or consistent with industry practice or the conversion of delinquent accounts receivable to notes receivable or other dispositions of delinquent accounts receivable in connection with settlement, collection or compromise thereof;
(h)leases, subleases, licenses or sublicenses, in each case in the ordinary course of business or consistent with past practice or that do not materially interfere with the business of the Borrower and the Subsidiaries, taken as a whole;
(i)transfers or other Dispositions of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;
(j)Dispositions of other assets or property (including the sale or issuance of Equity Interests in a Subsidiary) not otherwise permitted under this Section 6.05 having a Fair Market Value, in a single transaction or a series of related transactions, as of the date of such transaction(s), not to exceed $5,000,000 in the aggregate in any fiscal year; provided that (i) such Disposition is made for Fair Market Value, (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $1,000,000 for any transaction or series of related transactions the Borrower or any Subsidiary shall receive not less than 75.0% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the most recent balance sheet of the Borrower provided hereunder or in the footnotes thereto) of the Borrower or such Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that (1) are assumed by the transferee with respect to the applicable Disposition or (2) are otherwise cancelled or terminated in connection with the transaction with such transferee, and for which the Borrower and its Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash and (B) any securities received by the Borrower or such Subsidiary from such transferee that are converted by the Borrower or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash, (iii) no Event of Default shall be continuing on the date of such Disposition (or if earlier, the date that the Borrower or its Subsidiary enters into a binding agreement to consummate such Disposition) or result from such Disposition, and (iv) the Net Proceeds of such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.11(c);
(k)Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the Joint Venture parties set forth in, Joint Venture agreements and similar binding arrangements;
(l)[reserved];
(m)transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;
(n)Dispositions of assets that do not constitute Collateral for Fair Market Value not in excess of $1,000,000;
(o)[reserved];
(p)[reserved];
(q)[reserved];
(r)[reserved];
(s)each Loan Party and each of its Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business or consistent with past practice;
(t)the unwinding of any Swap Agreement pursuant to its terms;
(u)the nominal issuances of Equity Interests of Foreign Subsidiaries in an aggregate amount not to exceed 2.0% of all issued and outstanding Equity Interests of such Foreign Subsidiary on a fully-diluted basis; and
(v)Dispositions to effect the formation of any Subsidiary that is a Divided Delaware LLC; provided that upon formation of such Divided Delaware LLC, such Divided Delaware LLC shall be a Subsidiary and, if the original Subsidiary was a Loan Party, the Divided Delaware LLC shall be (or shall become) a Loan Party and shall have complied with the requirements of Sections 5.11 and 5.12.
To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.05 to any Person other than a Loan Party or Person that is required to become a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the

Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing.
Section 6.06Holdings Covenant. Holdings will not incur any Indebtedness or Liens or engage in any material activities or consummate any material transactions (including, without limitation, any Investments (unless any such Investment will be concurrently contributed by Holdings to the Borrower or a Loan Party) or Dispositions) and will not conduct, transact or otherwise engage in any material business or material operations, in each case, other than:
(a)the ownership and/or acquisition of the Equity Interests of the Borrower, including payment of dividends and other amounts in respect of its Equity Interests,
(b)the performance of obligations under and compliance with its Organizational Documents, or other Requirement of Law (including the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance), ordinance, regulation, rule, order, judgment, decree or permit, including without limitation as a result of or in connection with the activities of the Subsidiaries,
(c)repurchases of Indebtedness, the making of any loan to any officers or directors constituting an Investment, or the making of any Investment in the Borrower or any Subsidiary that is a Guarantor or a Subsidiary thereof, in each case, that are otherwise specifically permitted or expressly contemplated hereunder;
(d)participating in tax, accounting and other administrative matters related to any Parent Entity and the Borrower or any of their Subsidiaries,
(e)the entry into, and exercise of its rights and performance of its obligations under and in connection with the Loan Documents, and any other Indebtedness of the Borrower and the Subsidiaries permitted under Section 6.01,
(f)[reserved],
(g)(1) holding of any cash, Cash Equivalents and other assets received from, or Investments made by, the Borrower or any Subsidiary or contributions to the capital of, or proceeds from the issuance of, Equity Interests of the Parent Entities, in each case, pending prompt application thereof in a manner permitted by the terms of this Agreement (including by way of Restricted Payments to any Parent Entity) and (2) the payment of dividends or making of distributions, making of loans and contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries (other than Indebtedness) and making Investments expressly permitted to be made by Holdings under this Agreement,
(h)incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes,
(i)providing indemnification for its current and former officers, directors, members of management, managers, employees and advisors or consultants,
(j)[reserved],
(k)[reserved],
(l)[reserved],
(m)[reserved],
(n)activities incidental to the businesses or activities described in the foregoing clauses, and
(o)merging, amalgamating or consolidating with any other Person, so long as, solely in the case of a merger, amalgamation or consolidation with a Person that is not a Loan Party, there is no continuing Event of Default after giving effect to such merger, amalgamation or consolidation and provided that Holdings shall be the continuing or surviving Person.
Section 6.07Negative Pledge; Subsidiary Distributions. The Borrower will not, and will not permit any Subsidiary to, enter into any agreement, instrument, deed or lease that (x) prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations or under the Loan Documents or (y) prohibits or limits the ability of any Subsidiary of the Borrower that is not a Loan Party from making Restricted Payments to any Loan Party or from making or repaying intercompany loans to any Loan Party; provided that the foregoing shall not apply to:
(a)restrictions and conditions imposed by (i) Requirements of Law, (ii) any Loan Document, (iii) [reserved], (iv) [reserved], (v) any documentation governing Indebtedness incurred pursuant to Sections 6.01(a)(vii), 6.01(a)(viii), 6.01(a)(xiii), 6.01(a)(xiv), 6.01(a)(xviii), 6.01(a)(xix), 6.01(a)(xxv), 6.01(a)(xxvi), 6.01(a)(xxvii), 6.01(a)(xxviii), 6.01(a)(xxix), 6.01(a)(xxxi) and 6.01(a)(xxxiv) and (vi) any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (i) through (v) above; provided that with respect to Indebtedness referenced in (A) clauses (iv), (v) and (vi) above, such restrictions shall be no more restrictive in any material respect, taken as a whole, than the restrictions and conditions in the Loan Documents, taken as a whole, or, in the case of other Indebtedness permitted under Section 6.01, such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement, taken as a whole (as determined by the Borrower in good faith) and (B) clauses (iv) and (vi) above, such restrictions shall not expand the scope in any material respect of any such restriction or condition contained in the Indebtedness being refinanced;
(b)customary restrictions and conditions existing on the Effective Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;
(c)restrictions and conditions contained in agreements relating to the Disposition of a Subsidiary or any assets pending such Disposition; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are subject of such Disposition and such Disposition is permitted hereunder;
(d)customary provisions in leases, subleases, licenses, cross-licenses or sublicenses and other contracts restricting the assignment thereof and restrictions that include customary provisions restricting assignment of any agreement entered into in the ordinary course of business or consistent with past practice;
(e)restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing by such Indebtedness;
(f)any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any Subsidiary;
(g)restrictions or conditions in any Indebtedness permitted pursuant to Section 6.01 that is incurred or assumed by Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect, when taken as a whole, than the restrictions and conditions in the Loan Documents, when taken as a whole, or, in the case of other Indebtedness permitted under Section 6.01, such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement (as determined by the Borrower in good faith);

(h)restrictions on cash (or Cash Equivalents) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances);
(i)restrictions set forth on Schedule 6.07 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;
(j)customary provisions in partnership agreements, limited liability company organizational governance documents, sale leaseback agreements, Joint Venture agreements and other similar agreements, in each case, entered into in the ordinary course of business or consistent with past practice;
(k)customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations;
(l)restrictions arising in any Swap Agreement and/or any agreement relating to any Cash Management Obligation; and
(m)restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Borrower or any Subsidiary is a party, entered into in the ordinary course of business or consistent with past practice; provided that such agreement prohibits the encumbrance of solely the property or assets of the Borrower or such Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Subsidiary or the assets or property of another Subsidiary.
Section 6.08Restricted Payments; Certain Payments of Indebtedness.
(a)The Borrower will not, and will not permit any Subsidiary to, pay or make, directly or indirectly, any Restricted Payment, except:
(i)each Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Loan Party;
(ii)to the extent constituting a Restricted Payment, the Borrower may consummate any transaction permitted by Section 6.03 (other than clause (i) thereof) and Section 6.04 (other than Section 6.04(m), (n), (q), (t), (u) and (y))
(iii)[reserved];
(iv)[reserved];
(v)repurchases of Equity Interests in any Parent Entity (or make Restricted Payments to allow repurchases of Equity Interest in any Parent Entity) deemed to occur upon exercise of stock options or warrants or other incentive interests if such Equity Interests represent a portion of the exercise price of such stock options or warrants or other incentive interests;
(vi)the Borrower may redeem, acquire, retire or repurchase its Equity Interests (or any options, warrants, restricted stock, stock appreciation rights or other equity-linked interests issued with respect to any of such Equity Interests) or make Restricted Payments to allow any of its Parent Entities to so redeem, retire, acquire or repurchase their Equity Interests (or any options, warrants, restricted stock, stock appreciation rights or other equity-linked interests issued with respect to any of such Equity Interests), in each case, held by current or former officers, managers, consultants, directors, employees, independent contractors or other service providers (or their respective Immediate Family Members) of the Borrower or any Parent Entity

thereof and the Subsidiaries, upon the death, disability, retirement or termination of employment or service of, or breach of restrictive covenants by, any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, stock subscription or equity incentive award agreement, employment termination agreement or any other employment agreements or equity holders’ agreement or similar agreement; provided that, the aggregate amount of Restricted Payments permitted by this clause (vi) after the Effective Date, together with the aggregate amount of loans and advances to Holdings (or any other Parent Entity) previously made pursuant to Section 6.04(m) in lieu of Restricted Payments permitted by this clause (vi), shall not exceed $2,000,000 in any fiscal year plus all net cash proceeds obtained from any key-man life insurance policies received during such fiscal year (without giving effect to the following proviso) plus all proceeds obtained by the Borrower or any Parent Entity (and contributed to the Borrower) after the Effective Date from the sale of such Equity Interests to other future, current or former officers, managers, consultants, employees, directors and independent contractors (or their respective Immediate Family Members) in connection with any plan or agreement referred to above in this clause (a)(vi);
(vii)the Borrower may make Restricted Payments in cash to Holdings or any other Parent Entity:
(A)    so long as the Borrower is a partnership or an entity disregarded as separate from its owner for U.S. federal, state or local income or franchise tax purposes, payments, dividends or distributions by the Borrower to Holdings (and, if Holdings is classified as a partnership or an entity disregarded as separate from its owner for U.S. federal, state, or local franchise tax purposes, payments, dividends, or distributions by Holdings to its Parent Entity or other equity owners) (“Tax Distributions”), in an aggregate amount not exceeding the net taxable income attributable to the operations of the Borrower and its Subsidiaries, as determined for U.S. federal or applicable state or local income tax purposes for such year multiplied by the Applicable Tax Rate for such year (as defined below) (the amount permitted for each year shall be referred to as the “Annual Aggregate Permitted Tax Distribution”); provided that (i) on or around April 15, June 15, September 15 and December 15 of such year, the Borrower may make distributions equal to an amount that does not exceed the amount that the Borrower reasonably determines (based upon anticipated income (as determined for U.S. federal or applicable state or local income tax purposes) attributable to the operations of the Borrower and its Subsidiaries for the applicable period and the Applicable Tax Rate); (ii) if the aggregate estimated distributions with respect to any year exceed the Annual Aggregate Permitted Tax Distribution for the same year, such excess shall be carried forward and reduce each subsequent Tax Distribution (including those Tax Distributions for a year determined under clause (i) of this proviso) until such excess has been fully applied to reduce Tax Distributions; and (iii) if the aggregate estimated distributions with respect to a year are less than the Annual Aggregate Permitted Tax Distribution for the same year, the Borrower may increase each subsequent Tax Distribution (including those Tax Distributions for a year determined under clause (i) of this provision) until the Tax Distributions have been increased for such shortfall. For purposes of computing Tax Distributions for any year, the net taxable income of the Borrower and its Subsidiaries for such year shall be reduced (but not below zero) by any net losses incurred by the Borrower or any Subsidiaries in a prior year commencing on or after January 1, 2026 and allocated directly or indirectly to a Parent Entity to the extent such losses are available to offset taxable income of the Borrower or such Parent Entity (taking into account any limitations thereon) and have not been utilized to reduce taxable income of the Borrower or such Parent Entity in a prior year. The “Applicable Tax Rate” shall be the highest effective marginal combined federal, state and local income tax rate applicable to any direct or indirect owner of the Borrower; provided further that the tax distributions under this Section 6.08(a)(vii)(A) shall be made to the equity owners on a pro rata basis; provided further that the amount of any distribution permitted under this subclause (A) shall be reduced by the amount of any income taxes that are paid directly by the Borrower and attributable to such equity owner;
(B)    the proceeds of which shall be used by such Parent Entity to pay (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting, tax reporting and similar expenses payable to third parties) attributable to the ownership or operations of any Parent Entity, the Borrower and the Subsidiaries, that are reasonable and customary and incurred in the ordinary course of business, (2) any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of Holdings (or any other Parent Entity) attributable to the ownership or operations of any Parent Entity, the Borrower and the respective Subsidiaries, (3) fees and expenses (x) due and payable by the Borrower or any Subsidiary and (y) otherwise permitted to be paid by the Borrower and the Subsidiaries under this Agreement and (4) payments that would otherwise be permitted to be paid directly by the Borrower or the Subsidiaries pursuant to Section 6.09(iii), (v) or (x);
(C)    the proceeds of which shall be used by Holdings (or any other Parent Entity) to pay franchise and similar Taxes, and other fees and expenses, required to maintain its organizational existence;
(D)    the proceeds of which will be applied to make any payments permitted by Section 6.09(vii) and Section 6.09(x);
(E)    the proceeds of which shall be used by any Parent Entity to finance any Investment that would be permitted to be made by the Borrower or any Subsidiary pursuant to Section 6.04 other than Section 6.04(m); provided that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (2) such Parent Entity shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests but not including any loans or advances made pursuant to Section 6.04(b)) to be contributed to the Borrower or any Subsidiary or (y) the Person formed or acquired to merge into or consolidate or amalgamate with the Borrower or any Subsidiary to the extent such merger or consolidation is permitted by Section 6.03) in order to consummate such Investment, in each case in accordance with the requirements of Sections 5.11 and 5.12;
(F)    the proceeds of which shall be used to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, consultants, independent contractors or employees of Holdings or any other Parent Entity to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Subsidiaries;
(G)    [reserved]; and

(H)    the proceeds of which shall be used for the payment of insurance premiums to the extent attributable to the Borrower and its subsidiaries;
(viii)in addition to the foregoing Restricted Payments, the Borrower may make additional Restricted Payments; provided that (x) no Event of Default has occurred and is continuing (or would occur after giving pro forma effect to such action) and (y) the aggregate amount of Restricted Payments made pursuant to this clause 6.08(a)(viii) shall not exceed $2,000,000;
(ix)redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous, taken as a whole, to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;
(x)[reserved];
(xi)[reserved];
(xii)[reserved];
(xiii)payments made by the Borrower or any Subsidiary in respect of withholding or similar Taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or Immediate Family Members) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and the vesting of restricted stock and restricted stock units or required withholding or similar taxes, in an aggregate amount not to exceed $5,000,000;
(xiv)[reserved];
(xv)[reserved]; and
(xvi)the Borrower may make Restricted Payments, the proceeds of which are applied to payments or distributions to satisfy dissenters’ rights pursuant to or in connection with an acquisition, merger, consolidation, amalgamation or transfer of assets that is a permitted Investment, or is otherwise permitted under Section 6.03.
(b)The Borrower will not, nor will it permit any Subsidiary to, make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of any Disqualified Equity Interest, Subordinated Indebtedness, any Junior Indebtedness or any Unsecured Material Indebtedness (collectively, “Restricted Junior Debt”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Restricted Junior Debt, in each case, on or prior to the scheduled maturity date thereof (collectively, “Restricted Debt Payments”), except:
(i)payment of regularly scheduled interest and principal payments and payments of fees, expenses and indemnification obligations when due in respect of any senior unsecured Indebtedness or other Restricted Junior Debt, other than payments in respect of any Restricted Junior Debt prohibited by the subordination provisions thereof or any applicable subordination agreement or any Junior Priority Intercreditor Agreement;
(ii)(1) refinancings or exchanges of Restricted Junior Debt with proceeds of Permitted Refinancing Indebtedness or other Restricted Junior Debt, in each case, to the extent such Indebtedness is permitted to be incurred under Section 6.01 and (2) Refinancings of

Restricted Junior Debt assumed in accordance with Section 6.01(a)(vii) in connection with an Investment permitted under this Agreement;
(iii)(1) the conversion of any Restricted Junior Debt to or payments with Equity Interests (other than Disqualified Equity Interests) of Holdings, the Borrower or any Parent Entity and (2) mandatory redemptions of Disqualified Equity Interests;
(iv)Restricted Debt Payments; provided that (x) no Event of Default has occurred and is continuing (or would occur after giving pro forma effect to such action) and (y) the aggregate amount of Restricted Debt Payments made pursuant to this clause 6.08(b)(iv) shall not exceed $2,000,000;
(v)[reserved];
(vi)Restricted Debt Payments in respect of Restricted Junior Debt incurred pursuant to Section 6.01(a)(vii) (other than Indebtedness incurred (I) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Subsidiary or was otherwise acquired by Holdings, the Borrower or a Subsidiary or (II) otherwise in connection with or contemplation of such acquisition), so long as such Restricted Debt Payments is made or deposited with a trustee or other similar representative of the holders of such Restricted Junior Debt contemporaneously with, or substantially simultaneously with, the closing of the Acquisition Transaction under which such Restricted Junior Debt is incurred;
(vii)to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Indebtedness that is permitted under Section 6.01; and
(viii)[reserved].
(c)The Borrower will not, nor will it permit any Subsidiary to, amend or modify any documentation governing any Restricted Junior Debt, in each case (i) if the effect of such amendment or modification (when taken as a whole) is materially adverse to the Lenders or (ii) in the case of any Subordinated Indebtedness or Junior Indebtedness, such amendment or modification is in contravention with any applicable subordination agreement or any applicable Intercreditor Agreement.
Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 6.08 will not prohibit the payment of any Restricted Payment or the consummation of any irrevocable redemption, retirement, termination, cancellation, purchase or repurchase, defeasance, or other payment or Restricted Debt Payment within 60 days after the date of declaration of such Restricted Payment or the giving of irrevocable notice of such redemption, purchase, defeasance or other payment, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement.
Notwithstanding anything herein to the contrary, to the extent constituting a Restricted Payment, no Tax Benefit Payments (including any Early Termination Payment) may be paid at any time, in each case, except as the Required Lenders may agree in writing.
Section 6.09Transactions with Affiliates. The Borrower will not, nor will it permit any of the Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates with a fair market value in excess of $500,000 in the aggregate in any fiscal year, except:
(i)transactions among Loan Parties or other Subsidiaries that are required to become Loan Parties pursuant to Section 5.11 of this Agreement (so long as such Subsidiary does so become a Loan Party within the 30-day period (or such longer period agreed to by the Administrative Agent) prescribed therefor);
(ii)on terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;
(iii)the Transactions and the payment of fees and expenses related to the Transactions;
(iv)issuances of Equity Interests of Holdings or the Borrower to the extent not otherwise prohibited by this Agreement;
(v)(1) employment, consulting, severance and other service or benefit related arrangements between Holdings, the Borrower and the Subsidiaries and their respective officers, directors and employees in the ordinary course of business (including loans and advances pursuant to Sections 6.04(b) and 6.04(p), salary or guaranteed payments and bonuses) and transactions pursuant to stock option and other equity award plans and employee benefit plans and similar arrangements in the ordinary course of business or consistent with past practice and (2) transactions in existence on the Effective Date and set forth on Schedule 6.09 and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Effective Date;
(vi)payments by the Borrower and the Subsidiaries pursuant to tax sharing agreements (other than any Tax Benefit Payment (including any Early Termination Payment)) among Holdings (and any other Parent Entity), the Borrower and the Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries, to the extent payments are permitted by Section 6.08;
(vii)the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, consultants and employees of Holdings (or any other Parent Entity), the Borrower and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries;
(viii)transactions pursuant to permitted agreements in existence on the Effective Date and set forth on Schedule 6.09 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;
(ix)Restricted Payments permitted under Section 6.08(a) and loans and advances in lieu thereof pursuant to Section 6.04(m);
(x)payments by the Borrower and any Subsidiary (A) to reimburse the Investors, their Affiliates and any of their respective designees for any out of pocket costs and expenses incurred, and (B) for indemnification and other expenses payable to the Investors, their Affiliates and other related parties;
(xi)the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (Immediate Family Members or Affiliates of the foregoing) of the Borrower, any of the Subsidiaries or any direct or indirect parent of any of the foregoing, to the extent the issuance or transfer thereof is otherwise permitted under this Agreement;
(xii)transactions pursuant to Sections 2.20 and 2.21;

(xiii)[reserved];
(xiv)[reserved];
(xv)(A) Guarantees permitted by Section 6.01 or Section 6.04 and (B) Investments permitted by Section 6.04 in the Borrower and its Subsidiaries;
(xvi)transactions with customers, clients, Joint Venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and the Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and
(xvii)the payment of reasonable out-of-pocket costs and expenses and indemnities to equity holders of any Parent Entity of Holdings pursuant to any stockholders’ agreement.
Notwithstanding anything herein to the contrary, no Tax Benefit Payments (including any Early Termination Payment) may be paid at any time, in each case, except as the Required Lenders may agree in writing.
Section 6.10Change in Nature of Business. The Borrower shall not, and shall cause its Subsidiaries to not, engage in a line of business that is not substantially the same as those lines of business conducted by the Borrower and the Subsidiaries on the Effective Date or any Similar Business. Without limiting the foregoing, the Borrower shall not, and shall cause its Subsidiaries to not, engage in direct sales to consumers of insurance plans that (i) are not Medicare plans or (ii) do not comply with the Affordable Care Act.
Section 6.11Accounting Changes. The Borrower shall not, and shall cause its Subsidiaries to not, change their fiscal year from their fiscal year as in effect on the Effective Date; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
Section 6.12Changes to Material Documents. The Borrower will not, and will cause each Subsidiary (or other applicable Affiliate in the case of clause (y)) to not, amend (x) its Organizational Documents, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or (y) the TRA.
Section 6.13Financial Maintenance Covenant. Commencing with the first full week ending after the Effective Date, the Borrower shall not permit the Liquidity of the Borrower and its Subsidiaries, as of the close of business on the last Business Day of each calendar week, to be less than (x) at any time up to and including August 31, 2026, $5,000,000 or (y) at any time thereafter, $10,000,000.
Section 6.14Tranche B Loan Covenants. Solely for the benefit of the Tranche B Senior Takeback Term Lenders and Tranche B Junior Takeback Term Lenders holding Senior Takeback Term Loans or Junior Takeback Term Loans, as applicable, in each case, outstanding on the Effective Date, from and after the Effective Date through and including the Tranche B Term Loan Protective Period (after which this Section 6.14 shall no longer apply), the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly:
(a)(x) amend, waive, or modify any provision of any Loan Document or (y) obtain the acceptance (including deemed acceptance because of a failure to object), agreement, approval, consent, permission or satisfaction of, act at the direction of, or make an appointment, determination or election by, be advised by, or provide a notice or request by, the Required Lenders, or exercise any consent, voting or other rights or remedies of similar import for the Required Lenders under any Loan Document, in each case of clauses (x) and (y), without the prior written consent of the Required Tranche B Lenders, solely to the extent such action would have a material and disproportionately adverse effect on the Tranche B Senior Takeback Lenders and/or the Tranche B Junior Takeback Lenders; provided that such consent of the Required Tranche B Lenders shall not be required for any of the following so long as the Required

Lenders have otherwise consented thereto, given such direction or provided such confirmation, as applicable: (i) any amendment, waiver or modification of Section 6.13; (ii) any reduction or waiver of the MOIC Premium or any waiver of or amendment to Section 4.02; (iii) the Required Lenders consenting to an incurrence of Indebtedness by a Loan Party pursuant to Section 6.01(a)(xxxiv) in accordance with such provisions as in effect on the Effective Date; (iv) the acceleration (including through providing a direction to the Administrative Agent) of all or any portion of the Loan Document Obligations; (v) providing a direction to the Administrative Agent to exercise remedies after the acceleration of all or any portion of the Loan Document Obligations; and/or (vi) confirming the Administrative Agent and/or Collateral Agent is entitled to rely on any direction given by the Required Lenders in connection with effectuating any action referenced in the foregoing clauses (i) through (v);
(b)without the consent of Required Tranche B Lenders, (i) enter into or consummate any Liability Management Transaction or (ii) (A) create, incur, assume or otherwise become or remain liable with respect to any Indebtedness or issue any Equity Interests, (B) create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, (C) make or own any Investment in any other Person, (D) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution) or (E) convey, sell, lease or otherwise dispose of or distribute (including through any Restricted Payment) all or any part of its property or assets, in each case of this clause (ii), that is undertaken in connection with any Liability Management Transaction;
(c)without the consent of Required Tranche B Lenders, solely with respect to Subsidiaries that are not Loan Parties, own or exclusively license any material intellectual property or other material property or assets; or
(d)without prejudice to, and in addition to Section 9.02(b)(vii), enter into, or authorize, or consummate any transaction to: (i) subordinate, or that has the effect of subordinating (including by structural subordination), any Loan Document Obligations in right of payment to any other Indebtedness (including, without limitation, any Loan Document Obligations (other than Indebtedness described in and in accordance with Section 6.01(xxxiv) (and, to the extent incurred with respect to Indebtedness under the foregoing clause, Section 6.01(a)(xxxv)) as in effect on the Effective Date established by increasing the amount of the New Money Term Loans)) or (ii) subordinate, or that has the effect of subordinating, any Liens on any material portion of the Collateral securing the Loan Document Obligations to Liens on any material portion of the Collateral with respect to any other Indebtedness (including, without limitation, any Loan Document Obligations), in each case without the consent of the Required Tranche B Lenders;
(e)    During the Tranche B Term Loan Protective Period, any transaction in violation of the covenants set forth in this Section 6.14 shall be void ab initio. The foregoing covenants in this Section 6.14 are solely for the benefit of the Tranche B Senior Takeback Term Lenders and Tranche B Junior Takeback Term Lenders and may only be waived, amended or modified by the Required Tranche B Lenders, with the consent of the Borrower and the Required Lenders.
Article VII

EVENTS OF DEFAULT
Section 7.01Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:
(a)The Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable hereunder, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)[reserved];
(d)Holdings, the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.04 (with respect to the existence of the Borrower) or in Article VI;
(e)[reserved];
(f)[reserved];
(g)[reserved];
(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of Holdings, the Borrower or any Significant Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for Holdings, the Borrower or any Significant Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 consecutive days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)Holdings, the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Significant Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;
(j)one or more enforceable judgments for the payment of money in an aggregate amount in excess of $5,000,000 (in each case, to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied its obligation) shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 consecutive days;
(k)[reserved];
(l)any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party in writing not to be, a valid and perfected Lien on any material portion of the Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) file Uniform Commercial Code continuation statements or (iii) as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage;
(m)(i) this Agreement, any Security Document or any Guarantee of the Secured Obligations shall for any reason not be (or asserted by any Loan Party in writing not to be) a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder; or (ii) any subordination provision in respect of any Material Indebtedness shall for any reason not be (or asserted by any Loan Party in writing not to be) a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;
(n)[reserved];

(o)    [reserved];
(p)     any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;
(q)    [reserved];
(r)    [reserved];
(s)    [reserved]; or
(t)    any breach of Section 6.14, it being understood and agreed that such Event of Default may only be waived, forbeared upon, amended or modified in any way by the Required Tranche B Lenders with the consent of the Borrower and the Required Lenders.
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, with respect to an Event of Default pursuant to Section 7.01(t), the Required Tranche B Lenders, which shall be limited to the Tranche B Senior Takeback Term Loans and Tranche B Junior Takeback Term Loans) shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, (but ratably as among Classes of Loans and the Loans of each Class at the time outstanding as set forth in Section 2.11(f)) in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or notice of any kind, all of which are hereby waived by Holdings, the Borrower and each other Loan Party; and in the case of any event with respect to the Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall immediately and automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings, the Borrower and each other Loan Party. In addition, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent and/or the Administrative may, and at the request of the Required Lenders (or, with respect to any Event of Default pursuant to Section 7.01(t) that has occurred and is continuing for not less than 60 days after the Required Tranche B Lenders have given notice of same to the Administrative Agent, the Required Tranche B Lenders; provided that such 60-day period shall be tolled so long as the Administrative Agent and/or the Collateral Agent are diligently pursuing such rights and remedies) shall, exercise on behalf of itself and the other applicable Secured Parties, all rights and remedies available to it and the other Secured Parties under the Loan Documents or applicable law.
Section 7.02[Reserved].
Section 7.03Application of Proceeds.
(a)    After any exercise of remedies provided for in Section 7.01, any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in accordance with

Section 4.02 of the Collateral Agreement and/or the similar provisions in the other Security Documents. Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth in Section 4.02 of the Collateral Agreement and/or the similar provisions in the other Security Documents.
Article VIII

THE AGENTS
Section 8.01Appointment of Agents.
Each of the Lenders hereby irrevocably appoints Blue Torch Finance, LLC to serve as Administrative Agent and Collateral Agent under the Loan Documents, and authorizes the Administrative Agent and Collateral Agent to execute, deliver and administer the Loan Documents and to take such actions and to exercise such powers and perform such duties as are delegated to the Administrative Agent and Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent and the Lenders, and none of Holdings, the Borrower or any other Loan Party shall have any rights as a third-party beneficiary of any such provisions. The provisions of this Article VIII may be modified without the Borrower’s or any Loan Party’s consent, but with notice thereafter to the Borrower, so long as such modifications do not alter any of the Borrower’s rights or obligations under the Loan Documents or otherwise alter the economic terms of the Loan or the Loan Documents in any manner. The use of the term “agent” in the Loan Documents with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall not have any responsibility for interest or income on any funds held by it hereunder and any funds so held shall be held un-invested pending distribution thereof. Whether or not explicitly set forth therein, the rights, powers, protections, immunities and indemnities granted to the Administrative Agent herein shall apply to any document entered into by the Administrative Agent or the Collateral Agent in connection with its role as Administrative Agent or Collateral Agent, as applicable, under the Loan Documents.
Section 8.02Powers; Limitation on Obligations
(a)Each Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Borrower or any other Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
(b)The Agents shall have no duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in the Loan Documents); provided that the Agents shall not be required to take any action that, in their opinion, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower, any other Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity. The Agents and their Related Parties shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith to be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by Holdings, the Borrower or a Lender and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the existence, value, sufficiency or collectability of any Collateral or creation, perfection or priority of any Lien purported to be created by the Security Documents or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or Collateral Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or Collateral Agent, as applicable. The Agents shall not be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation or determination of the terms and conditions of any Intercreditor Agreement.
(c)Each Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (including, if applicable, a Responsible Officer or Financial Officer of such Person). Each Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (including, if applicable, a Financial Officer or a Responsible Officer of such Person), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, before taking or omitting any action to be taken or omitted by the Administrative Agent or Collateral Agent under the terms of the Loan Documents, such Agent may seek the written direction of the applicable Lenders (which written direction may be in the form of an e-mail) and shall be entitled to rely (and fully protected in so relying) upon such direction. If any Agent requests such direction with respect to any action, the Agent shall be entitled to refrain from such action unless and until such Agent has received such direction, and such Agent shall not incur liability to any Person by reason of so refraining. In the absence of an express statement in the Loan Documents regarding which Lenders shall direct in any circumstance, the direction of the Required Lenders and/or the Required Tranche B Lenders, as the context requires, shall apply and be sufficient for all purposes. If any Agent so requests, it must first be indemnified to its satisfaction by the Lenders against any and all fees, losses, liabilities and expenses which may be incurred by the Agents by reason of taking or continuing to take, or omitting, any action directed by any Lender. Any provision of this Agreement or the other Loan Documents authorizing any Agent to take any action does not obligate such Agent to take such action.

(d)Each Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Each Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agents shall not be responsible for the negligence or misconduct of any subagents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agents acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 8.03Resignation and Replacement of Agents
(a)Any Agent may resign upon 30 days’ notice to the Lenders and the Borrower. If the Administrative Agent becomes a Defaulting Lender or is an affiliate of a Defaulting Lender, the Administrative Agent may be removed as the Administrative Agent hereunder at the request of the Borrower or the Required Lenders, in each case, upon 30 days’ notice. Upon receipt of any such notice of resignation or upon such removal, the Required Lenders shall have the right, with the Borrower’s consent (unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing) (such consent not to be unreasonably withheld or delayed), to appoint a successor agent. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor agent (the date upon which the retiring Administrative Agent is replaced, the “Resignation Effective Date”).
(b)If the Person serving as Administrative Agent is a Defaulting Lender or is an Affiliate of a Defaulting Lender, the Required Lenders and the Borrower may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders or the retiring Agent appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, as applicable, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Section. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Agent was acting as Administrative Agent or Collateral Agent, as applicable, or (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as Collateral Agent or otherwise holding any collateral security on behalf of any of the Lenders, (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent and (c) in respect of the matters referred to under clause (1) above. Notwithstanding anything to the contrary herein, no Disqualified Lender may be appointed as a successor Administrative Agent without the consent of the Borrower.
Section 8.04Non-Reliance
(a)Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)Each Lender, by delivering its signature page to this Agreement and funding its Loans or providing its Commitments on the Effective Date, or delivering its signature page to an Assignment and Assumption pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
Section 8.05Collateral and Guarantee Matters
(a)Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the provisions of this Article, Section 9.15, Section 9.17 and 9.18.
(b)In furtherance of the foregoing and not in limitation thereof, no Swap Agreement or Cash Management Services the obligations under or in respect of which constitute Secured Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Swap Agreement or a provider of such Cash Management Services shall be deemed to have appointed the Administrative Agent and the Collateral Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(c)Each of the Lenders and other Secured Parties irrevocably authorizes and directs the Administrative Agent and the Collateral Agent to, and the Administrative Agent and Collateral Agent, as applicable, shall (a) release and terminate, or to confirm or evidence any automatic release and termination of, any Guarantees and Liens created under the Loan Documents as provided in Section 9.15 or in any other Security Document and (b) subordinate, at the request of the Borrower, any Lien on any property granted to or held by the Collateral Agent under any Security Document to the holder of any Lien on such property that is permitted by Section 6.02(iv).
Section 8.06Certain Insolvency Matters
In case of the pendency of any proceeding with respect to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Section 2.12, Section 2.13, Section 2.15, Section 2.16, Section 2.17 and Section 9.03) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).
Section 8.07Miscellaneous.
(a)[Reserved].
(b)To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify the Administrative Agent against, and shall make payment in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective, or because such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register), but in each case only to the extent that any Loan Party has not already indemnified the Administrative Agent for such amounts and without limiting the obligation of the Loan Parties to do so. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

(c)Each Lender and other Secured Party hereby appoints the Administrative Agent and Collateral Agent to act as its agent under and in connection with the relevant Security Documents and the Intercreditor Agreements.
(d)All provisions of this Article VIII applicable to the Administrative Agent shall apply to the Collateral Agent and the Collateral Agent shall be entitled to all the benefits and indemnities applicable to the Administrative Agent under this Agreement.
Article IX

MISCELLANEOUS
Section 9.01Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail or other electronic transmission, as follows:
(a)If to Holdings or the Borrower, to, Norvax, LLC, 222 W. Merchandise Mart Plaza, Suite 1750, Chicago, IL 60654, Attention: General Counsel, Email: [***], with copies to, which such copies shall not constitute notice, Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, Attention: Judson Oswald, P.C., Paul Rezvani, P.C. and Jacob Klapholz, Email: [***], [***] and [***];
(b)If to the Administrative Agent, to Blue Torch Finance LLC, c/o Blue Torch Capital LP, 599 Lexington Avenue, 27th Floor, New York, New York 10022, Email: [***] with a copy to, which copy shall not constitute notice: (x) SEI – Blue Torch Capital Loan Ops, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456, Email:[***] and (y) Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, NY 10036 Attention: Lucas Charleston and Josh Peary, Email: [***] and [***];
(c)[reserved];
(d)[reserved]; and
(d)if to any other Lender, to it at its address (or email address) set forth in its Administrative Questionnaire, and, in the case of any Tranche B Senior Takeback Term Lender or Tranche B Junior Takeback Term Lender as of the Effective Date, with a copy to, which copy shall not constitute notice: Cahill Gordon & Reindel LLP, 32 Old Slip, New York, NY 10005 Attention: Joel Moss and Jordan Wishnew, Email: [***] and [***].
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).
Holdings and the Borrower may change their address or email for notices and other communications hereunder by notice to the Administrative Agent, the Administrative Agent may change its address or email for notices and other communications hereunder by notice to Holdings and the Borrower and the Lenders may change their address or email for notices and other communications hereunder by notice to the Administrative Agent. Notices and other communications to the Lenders hereunder may also be delivered or furnished by electronic transmission (including email and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic transmission.

Section 9.02Waivers; Amendments.
(a)No failure or delay by the Administrative Agent or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(b)Except as otherwise set forth in this Agreement, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders (with a copy to the Administrative Agent) or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are party thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall:
(i)without the written consent of each Lender directly and adversely affected thereby:
(A)    increase the Commitment of any Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(B)    reduce or forgive any portion of the principal amount of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction in principal) or reduce the rate of interest thereon or forgive any interest thereon, or reduce or forgive any fees payable hereunder (it being understood that any change to the definition of any ratio used in the calculation of the interest rate or fees therein or in the component definitions thereof shall not constitute a reduction or forgiveness of interest or fees), provided that (x) only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section 2.13(c) and (y) only the consent of the Required Lenders shall be necessary to reduce or waive the MOIC Premium (it being understood that any such reduction or waiver of the MOIC Premium shall not require the consent of the Required Tranche B Lenders pursuant to Section 6.14 or otherwise); provided further that, for the avoidance of doubt, no portion of any Tranche B Senior Takeback Loans and/or Tranche B Junior Takeback Loans shall be refinanced on a cashless basis with, exchanged for, or otherwise converted into, Equity Interests, in each case, without the consent of each affected Tranche B Senior Takeback Lender and/or Tranche B Junior Takeback Lender;
(C)    postpone the final maturity date of any Loan (it being understood that a waiver of any mandatory prepayment or mandatory reduction of the Commitments shall not constitute a postponement of any maturity date), or any date for the payment of any interest or fees payable hereunder, or postpone the scheduled date of expiration of any Commitment;
(D)    waive, amend or modify (i) Section 7.03 or (ii) Section 4.02 of the Collateral Agreement;
(E)    waive, amend or modify any provision of Section 2.11(a), Section 2.11(e), Section 2.11(f), Section 2.18, Section 9.17 or any other provision of any Loan Document providing for the pro rata or equal treatment of the Term Lenders or any group of them;
(F)    amend or change the manner of payment of the Obligations to permit payment in kind in lieu of cash (for the avoidance of doubt, other than as permitted under Section 2.13(d)(ii) of this Agreement as of the Effective Date) or extend or add any grace period under Section 7.01 for failure to make any payment hereunder; or

(G) amend, waive, or modify Section 9.04(b)(i), Section 9.04(c)(i), or Section 9.04(j).
provided that, any amendment, modification or waiver contemplated in clause (b)(i) above shall only require the consent of the Lenders directly and adversely affected thereby and not the Required Lenders or any other Majority in Interest of Lenders of any Class of Loans or Commitments,
(ii)    (a) waive, amend or modify the definitions of “Excluded Subsidiary”, “Required Lenders”, “Required Tranche B Lenders”, and/or “Termination Date” or (b) consent to the assignment or transfer by the Borrower of its rights and obligations under any Loan Document to which it is a party (except, with respect to this clause (ii)(b), as permitted by Section 6.03), in each case, without the written consent of each Lender,
(iii)    reduce the percentages specified in, or otherwise amend, the definition of “Majority in Interest” without the written consent of each Lender of the applicable Class,
(iv)    release all or substantially all the value of the Guarantees under the Guarantee Agreement (except as expressly provided in the Loan Documents as in effect on the Effective Date), without the written consent of each Lender,
(v)    release all or substantially all the Collateral securing the Secured Obligations pursuant to the Security Documents, (except as expressly provided in the Loan Documents as in effect on the Effective Date) without the written consent of each Lender,
(vi)    amend, waive or otherwise modify this Section 9.02 (or any other provision of this Agreement or any other Loan Document specifying the number of Lenders, class of Lenders, or portion of the Loans or Commitments required to take any action under the Loan Documents), Section 9.15 or Section 9.18, in each case, without the written consent of each Lender directly and adversely affected thereby,
(vii)    amend, waive or otherwise modify any term or provision to subordinate (x) the Lien securing the Secured Obligations to any other Lien securing any other Indebtedness or (y) any of the Secured Obligations in right of payment (including pursuant to any “waterfall”

provision) to any other Indebtedness (including, for the avoidance of doubt, any debtor in possession or similar financing), in each case, without the written consent of each Lender directly and adversely affected thereby; provided that only those Lenders that have not been provided a reasonable opportunity to receive the most favorable treatment under or in connection with an amendment, waiver, supplement or other agreement described in this clause (vii) (other than the right to receive customary administrative agency and other similar fees) that is provided to any other Person, including the opportunity to participate on a pro rata basis on the same terms in any new loans or other Indebtedness (including any debtor in possession financing) permitted to be issued as a result of such amendment, waiver, modification or other agreement, shall be deemed to be directly and adversely affected by such amendment, waiver or modification,
(viii)    amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent,
(ix)     amend, waive or otherwise modify (A) the definition of “Liability Management Transaction”, the definition of “Subsidiary”, the definition of “subsidiary”, the definition of “Affiliate”, (B) any Intercreditor Agreement (except as permitted by Section 9.18), the definition of “Intercreditor Agreement,” Section 9.18 (or any other provision of this agreement to permit entry into any intercreditor agreement, subordination agreement, agreement among lenders or similar document not permitted by Section 9.18), in each case under this clause (B), other than in connection with the entry into an intercreditor agreement, subordination agreement, agreement among lenders and/or similar document with respect to Indebtedness incurred in reliance on and in accordance with Section 9.02(b)(vii), (C) the second-to-last and last paragraphs of Section 6.01 or the last paragraph of Section 6.02, or (D) any of the component definitions contained in each of the foregoing for the purposes thereof, in each case, without the written consent of each Tranche B Senior Takeback Lender and each Tranche B Junior Takeback Lender,
(x) (A) amend, waive or otherwise modify Section 6.14, Section 7.01(t), Section 9.03(a), Section 9.03(b), the definition of “Tranche B Term Loan Protective Period”, the definition of “Permitted Refinancing”, Section 6.01(a)(iv), Section 6.01(a)(xxxiv), Section 6.02(a)(xxxvi), Section 6.02(a)(xxxviii), the last paragraph of Section 7.01 (beginning with “then, and in each such event”) or any of the component definitions contained in each of the foregoing for the purposes thereof, (B) waive, or forbear from exercising any remedy in respect of, any breach of any consent right of (including any Default or Event of Default arising as a result thereof) the Required Tranche B Lenders, or (C) amend, waive or otherwise modify any other provision of any Loan Document that expressly requires the consent of the Required Tranche B Lenders (or forbear from exercising any remedy or waiving any Default or Event of Default in respect thereof), in each case of this clause (x), without the written consent of the Required Tranche B Lenders,
(xi) (A) permit the creation of “unrestricted subsidiaries” or any similar construct or (B) amend, waive or otherwise modify this Agreement, in each case, as a result of which a Subsidiary of Holdings is not subject to, or not otherwise required to comply with, Article VI, in each case, without the written consent of each Lender;
(xii)     without prejudice to, and in addition to Section 9.02(b)(x), amend, waive or modify the requirements or limitations as to (i) the lien or payment priority, (ii) the maturity or Weighted Average Life to Maturity, (iii) any most favored nations provisions, or (iv) the permitted collateral or obligors with respect to any Indebtedness permitted to be incurred under Article VI as of the Effective Date without the consent of the Required Tranche B Lenders;
(ii)permit any transaction or series of related transactions that has the effect of (a) incurring or authorizing the incurrence of additional Indebtedness, (b) authorizing or providing for additional Commitments, (c) terminating existing Commitments, or (d) otherwise retiring Indebtedness, in each case for a purpose of influencing any voting thresholds under this Agreement, in each case, without the written consent of each adversely affected Term Lender;
(iii)other than with respect to amendments, modifications, waivers or consents expressly permitted pursuant to clauses (i) through (xiii) above and/or (xv) through (xviii) below, permit any amendment, modification, waiver, or consent having a material and disproportionately adverse effect on the Tranche B Senior Takeback Lenders and/or the Tranche B Junior Takeback Lenders without the written consent of the Majority in Interest of the Tranche B Senior Takeback Lenders and/or the Tranche B Junior Takeback Lenders, as applicable;
(iv)without prejudice to, and in addition to Section 9.02(b)(ii), (b)(iv) and (b)(v), amend, waive or modify, or have the effect of amending, waiving or modifying Section 5.11 or Section 5.12 or the definition of “Collateral and Guarantee Requirement” or any of the component definitions contained in each of the foregoing for the purposes thereof in a manner that would have the effect of (i) releasing any Collateral and/or Guarantees or (ii) causing any assets or Subsidiaries not to be required to become Collateral or Loan Parties to the extent required by the Loan Documents as in effect on the Effective Date, without the written consent of the Required Tranche B Lenders;
(v)amend, waive or modify, or have the effect of amending, waiving or modifying (i) Section 2.20(a)(vi), (ii) Section 2.21(a)(v), or (iii) Section 9.04 in a manner that would have the effect of adding any restrictions to assignments or participations of any Tranche B Senior Takeback Term Loans or Tranche B Junior Takeback Term Loans, without the written consent of the Required Tranche B Lenders;
(vi)(i) without prejudice to, and in addition to Section 9.02(b)(x), increase the capacity for Indebtedness provided for in Section 6.01(a)(xxxiv), unless increased in accordance with Section 9.02(b)(vii) or (ii) amend, waive or modify, or have the effect of increasing the capacity permitted under Section 6.01(a)(xxxv), without the written consent of the Required Tranche B Lenders; or
(vii)amend, modify, or have the effect of amending or modifying the proviso to the definition of “Class” as in effect on the Effective Date, without the written consent of the Required Tranche B Lenders;
provided, further, that (A) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, (B) [reserved], (C) this Agreement and other Loan Documents may be amended or supplemented by an agreement or agreements in writing entered into by the Administrative Agent and the Borrower or any other Loan Party to which such agreement or agreements is to apply, without the need to obtain the consent of any Lender, to include “parallel debt” or similar provisions, and any authorizations or granting of powers by the Lenders and the other Secured Parties in favor of the Administrative Agent, in each case required to create in favor of the Administrative Agent any security interest contemplated to be created under this Agreement, or to perfect any such security interest, where the Administrative Agent shall have been advised by its counsel that such provisions are necessary or advisable under local law for such purpose (with the Borrower hereby agreeing to, and to cause its subsidiaries to, enter into any such agreement or agreements upon reasonable request of the Administrative Agent promptly upon such request), (D) [reserved] and (E) the Borrower and the Administrative Agent may, without the input or consent of the other Lenders, effect changes to this Agreement that are necessary and appropriate to provide the amendments contemplated by each of Section 1.04(c) (so long as the Lenders shall have received prior written notice of such amendment).
Notwithstanding anything to the contrary contained in this Section 9.02, this Agreement, the Loan Documents and any guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Requirements of Law or advice of local counsel, (ii) to cure ambiguities inconsistencies, omissions, errors, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
(c)In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders (or all Lenders of a Class) or all directly and adversely affected Lenders (or all directly and adversely affected Lenders of a Class), if the consent of the Required Lenders (or a Majority in Interest of the applicable Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non-Consenting Lender, the Borrower may, at their sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, (x) terminate the applicable Commitments of such Lender, and repay all obligations of the Borrower owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date or (y) require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (i) in the case of clause (y) above, the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent shall not unreasonably be withheld, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts (including any amounts under Section 2.11(j)), payable to it hereunder from the Borrower or Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of clause (y) above, unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii). Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 9.02(c) may be effected pursuant to an Assignment and Assumption executed by Holdings, the Borrower, the Administrative Agent and the assignee and that the Non-Consenting Lender making such assignment need not be a party thereto.
(d)Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Commitments and Term Loans of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class) or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders (or all Lenders of a Class) or all affected Lenders (or all affected Lenders of a Class) that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
(e)[reserved].
(f)Notwithstanding anything in this Section 9.02 to the contrary, (i) technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (and no other Person) to the extent necessary to make any amendments permitted by Section 2.14(b)(i) and (ii) without the consent of any Lender, the Loan Parties and the Administrative Agent, the Collateral Agent or any collateral agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into (x) any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interest for benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document or (y) any applicable Intercreditor Agreement, in compliance with Section 9.18. Without limitation of the foregoing, the Administrative Agent and the Borrower may, without the consent of any Lenders, (I) increase the interest rates (including any interest rate margins or interest rate floors), fees and other amounts payable to any Class or Classes of Lenders hereunder and/or (II) increase, expand and/or extend the call protection provisions and any “most favored nation” provisions benefiting any Class or Classes of Lenders hereunder (including, for the avoidance of doubt, the provisions of Section 2.11(j) hereof).
Section 9.03Expenses; Indemnity; Damage Waiver.
(a)The Borrower shall pay (I) on the Effective Date all reasonable and documented or invoiced out of pocket expenses incurred by the Agents and the Lenders relating to the Transaction incurred as of the Effective Date (limited, in the case of professional fees and expenses, to the reasonable and documented fees and disbursements of Akin, FTI, Cahill and RPA) and (II) from and after the Effective Date, all reasonable and documented or invoiced out of pocket expenses incurred by the Agents, the Lenders and their respective Affiliates (without duplication), including the reasonable fees, charges and disbursements of Akin, counsel to the Administrative Agent, the Tranche A Senior Takeback Term Lenders and the Tranche A Junior Takeback Term Lenders and Cahill, as counsel to the Tranche B Senior Takeback Term Lenders and Tranche B Junior Takeback Term Lenders and to the extent reasonably determined by the Administrative Agent to be necessary one local counsel in each applicable jurisdiction and of such other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed), in each case for the Agents and the Lenders in connection with (i) the structuring, arrangement or syndication of the credit facilities provided for herein, the preparation, execution, delivery or administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not successful) and (ii)  the enforcement or protection of their rights in connection with the Loan Documents.
(b)The Borrower shall indemnify the Administrative Agent, each other Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnified Person”) against, and hold each Indemnified Person harmless from, any and all losses, claims, damages and liabilities (collectively, the “Losses”) of any kind or nature, and subject to the limitations set forth below, with respect to legal fees and expenses, the reasonable and documented or invoiced out-of-pocket fees and expenses, joint or several, to which any of the Indemnified Persons becomes subject, in each case to the extent of any such Losses and related expenses to the extent arising out of, resulting from, or in connection with any action, claim, litigation, investigation or other proceeding relating to (i) any Loan or Commitment, the Transactions or the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents or the use of the proceeds of the Loans or (ii) the structuring, arrangement or syndication of the credit facilities provided for herein, the preparation, execution, delivery or administration of this Agreement and the other Loan Documents or any other agreement or instrument contemplated hereby or thereby or any amendments, modifications or waivers of, or enforcement of, the provisions hereof or thereof, the performance by the parties to the Loan Documents of their respective obligations hereunder or thereunder and the consummation of the Transactions or any other transactions contemplated hereby or thereby (including any inquiry or investigation of the foregoing (any of the foregoing, a “Proceeding”)) (regardless of whether such Indemnified Person is a party thereto or whether or not such Proceeding was brought by the Borrower, its equity holders, Affiliates or creditors or any other third person) and shall reimburse each such Indemnified Person promptly for any reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigating, responding to or defending any of the foregoing (which in the case of legal fees shall be limited to the reasonable and documented or invoiced out-of-pocket fees, expenses, disbursements and other charges of a single firm of counsel for all Indemnified Persons, taken as a whole, an additional firm of counsel for PSP, an additional firm of counsel for the Tranche B Senior Takeback Term Lenders and Tranche B Junior Takeback Term Lenders (taken as a whole) and, to the extent necessary, (x) a single firm of local counsel in each appropriate local jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) and (y) a single firm of regulatory counsel for all Indemnified Persons taken as a whole (and, solely in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies the Borrower of any existence of such conflict and in connection with the investigating, responding to or defending any of the foregoing has retained its own counsel, of one other firm of primary, local or regulatory counsel (as applicable) for such affected Indemnified Person)); provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses or related expenses to the extent that they have resulted from (i) the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of such Indemnified Person’s Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach of the obligations under the Loan Documents by, any Indemnified Person or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any Proceeding that does not arise from any act or omission by Holdings, the Borrower or any Related Party and that is brought by any Indemnified Person against another Indemnified Person; provided that the Administrative Agent and the other Agents, to the extent fulfilling their respective roles as an agent or arranger hereunder and in their capacities as such, shall remain indemnified in respect of such a Proceeding, to the extent that none of the exceptions set forth in any of clauses (i) or (ii) of the immediately preceding proviso apply to such Person at such time.
(c)To the extent that Holdings or the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any other Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent or any other Agent under paragraph (a) or (b) of this Section, and without limiting Holdings’ or the Borrower’s obligation to do so, each Lender severally agrees to pay to the Administrative Agent or any other Agent (or any sub-agent thereof), as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or any other Agent (or any sub-agent thereof) or against any Related Party of the Administrative Agent acting for the Administrative Agent in connection with such capacity. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate outstanding Loans and unused Commitments at the time. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).
(d)To the fullest extent permitted by applicable Requirements of Law, (i) neither Holdings nor the Borrower shall assert, or permit any of their Affiliates or Related Parties to assert any claim against any Indemnified Person for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a breach of the Loan Documents by, such Indemnified Person or its Related Parties and (ii) neither Holdings, the Borrower, or any Indemnified Person shall assert, or permit any of their Affiliates or Related Parties to assert any claim, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)All amounts due under this Section shall be payable not later than 30 days (x) after written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Borrower of an invoice setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request; provided, however, that any Indemnified Person shall promptly refund or return an indemnification payment received hereunder to the extent that such Indemnified Person was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.
(f)(f)    For the avoidance of doubt, this Section 9.03 shall not apply to Taxes, except any Taxes that represent Losses arising from any non-Tax claims.
Section 9.04Successors and Assigns; Etc.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as provided in Section 6.03, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent, the other Agents, any Indemnified Person, the Related Parties of each of the Agents, the Indemnified Persons and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the conditions set forth in clause (ii), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of (A) the Borrower (such consent not to be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required for an assignment (1) by a Term Lender to any Term Lender or an Affiliate of any Term Lender, (2) by a Term Lender to an Approved Fund of any Term Lender, (3) [reserved] or (4) if an Event of Default under Section 7.01(a), (b), (h) or (i), has occurred and is continuing; provided further that the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, Holdings or the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority and (B) the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of a Term Loan to an Affiliate or Approved Fund of any Term Lender. Notwithstanding anything in this Section 9.04 to the contrary, if any Person the consent of which is required by this paragraph with respect to any assignment has not given the Administrative Agent written notice of its objection to such assignment within 10 Business Days after receipt of written notice to such Person, such Person shall be deemed to have consented to such assignment.
(ii)    Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (and integral multiples of $1,000,000 in excess thereof), unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this subclause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (which shall include a representation by the assignee that it is not a Disqualified Lender or an Affiliate of a Disqualified Lender (so long as the list of Disqualified Lenders (other than any Person that is a Disqualified Lender pursuant to clause (iii)(y) and (z) of the definition thereof) has been made available to all Lenders party to such assignment following the reasonable written request therefore with such written request being concurrently delivered to the Borrower)), together (unless waived by the Administrative Agent) with a processing and recordation fee of $3,500 (which shall not be required in connection with any assignment by PSP to one of its Affiliates), provided that assignments made pursuant to Section 2.19 or Section 9.02(c) shall not require the signature of the assigning Lender to become effective, (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(e), all “know your customer” documents requested by the Administrative Agent pursuant to anti-money laundering rules and regulations, including, but not limited to, the USA PATRIOT Act, and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws, and (E) other than as permitted by clause (j) below, no assignment of any Loans, Commitments may be made to Holdings, the Borrower or any Subsidiary thereof.
(iii)    Subject to acceptance and recording thereof pursuant to clause (v) of this paragraph (b), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c)(i).
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and stated interest amounts of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by Holdings, the Borrower and, solely with respect to its Loans or Commitments, any Lender, at any reasonable time and from time to time upon reasonable prior written notice. Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is a Disqualified Lender (or affiliates of Disqualified Lenders), nor shall the Administrative Agent be (x) obligated to monitor the aggregate amount of the Loans or Commitments held by Disqualified Lenders (or affiliates of Disqualified Lenders) or (y) be liable for any assignment to Disqualified Lenders or other assignees in violation of this Credit Agreement.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this paragraph (b) and any written consent to such assignment required by this paragraph (b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b).
(vi)    The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.
(c)(i) Any Lender may, without the consent of Holdings, the Borrower or the Administrative Agent, sell participations to one or more banks or other Persons (other than to a Person that is not an Eligible Assignee; provided that for the purposes of this provision, Disqualified Lenders shall be deemed to be Eligible Assignees unless a list of Disqualified Lenders (other than any Person that is a Disqualified Lender pursuant to clause (iii)(y) and (z) of the definition thereof) has been made available to all Lenders party to such participation and following the reasonable written request therefor) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to clause (ii) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the obligations and limitations thereof, it being understood that any tax forms required by Section 2.17(e) shall be provided to the Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender.
(ii)    No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed) expressly acknowledging that such Participant’s entitlement to benefits under Section 2.15, 2.16 or 2.17 is not limited to what the participating Lender would have been entitled to receive absent the participation, or to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(iii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and stated interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive (absent manifest error), and each Person whose name is recorded in the Participant Register pursuant to the terms hereof shall be treated as a Participant for all purposes of this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(f)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the

Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full in cash of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.
(g) In the event of any assignment or participation by a Lender without the Borrower’s consent or deemed consent (if applicable) (A) to any Disqualified Lender or (B) to the extent the Borrower’s consent is required under this Section 9.04, to any other Person, the Borrower shall be entitled at their sole expense and effort to seek specific performance to unwind any such assignment or participation in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedies available to the Borrower at law or in equity in respect of such assignor or assignee; it being understood and agreed that Holdings, the Borrower and their respective subsidiaries will suffer irreparable harm if any Lender breaches any obligation under this Section 9.04 as it relates to any assignment, participation or pledge of any Loan or Commitment to any Disqualified Lender or any other Person to whom the Borrower’s consent is required but not obtained (or has not been deemed consented to). Upon the request of any Lender or as otherwise required herein, the Administrative Agent shall make available to such Lender the list of Disqualified Lenders at the relevant time and such Lender may provide the list to any potential assignee or participant on a confidential basis in accordance with Section 9.12 for the purpose of verifying whether such Person is a Disqualified Lender. For the avoidance of doubt, the Administrative Agent shall not have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Lenders.
(h)If any assignment or participation under this Section 9.04 is made to any Affiliate of any Disqualified Lender (other than any Competitor Debt Fund Affiliate) without the Borrower’s prior written consent or deemed consent (any such person, a “Disqualified Person”), then, such assignment shall not be null and void, but the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrower owing to such Disqualified Person, (B) in the case of any outstanding Term Loans, held by such Disqualified Person, purchase such Term Loans by paying the amount that such Disqualified Person paid to acquire such Term Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder and/or (C) require that such Disqualified Person assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B), the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrower, (II) in the case of clauses (A) and (B), the Borrower shall be liable to the relevant Disqualified Person under Section 2.16 if any SOFR Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto and (III) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.04 (except that no registration and processing fee required under this Section 9.04 shall be required with any assignment pursuant to this paragraph). Nothing in this Section 9.04(h) shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or equity. For the avoidance of doubt, the Administrative Agent shall not have any responsibility or liability for monitoring the identities of, or enforcing provisions relating to, Disqualified Persons.

(i)Upon the cancellation or retirement of any Loans pursuant to this Section 9.04, (A) the aggregate principal amount (calculated on the face amount thereof) shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired or cancelled and (B) the Administrative Agent shall record such cancellation or retirement in the Register.
(j)The Borrower shall also be entitled to purchase (from Lenders) outstanding principal of Term Loans in accordance with the provisions of Sections 2.20 and 2.21, which purchases shall be evidenced by assignments (in form reasonably satisfactory to the Administrative Agent) from the applicable Lender to the Borrower. Each assignor and assignee party to the relevant repurchases under Sections 2.20 and 2.21 shall render customary “big boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Assignment and Assumption. No such transfer or assignment shall be effective until recorded by the Administrative Agent (which the Administrative Agent agrees to promptly record) on the Register pursuant to Section 9.04(b)(iv) above. All Term Loans purchased pursuant to Sections 2.20 and 2.21 shall be immediately and automatically cancelled and retired, and the Borrower shall in no event become a Lender hereunder. To the extent of any assignment to the Borrower as described in this clause (j), the assigning Lender shall be relieved of its obligations hereunder with respect to the assigned Term Loans. In no event shall the Borrower: (i) purchase any portion of the Junior Takeback Term Loans prior to the payment in full in cash of the Senior Takeback Term Loans; (ii) purchase any portion of the Tranche A Senior Takeback Term Loans without a pro rata or greater than pro rata purchase for cash of the Tranche B Senior Takeback Term Loans; or (iii) purchase any portion of the Tranche A Junior Takeback Term Loans without a pro rata or greater than pro rata purchase for cash of the Tranche B Junior Takeback Term Loans unless, in the case of clauses (ii) and (iii) above, to the extent the applicable offer for purchase is an all-cash offer to all Lenders of the applicable Class pro rata on the same terms (including all economics).
Section 9.05Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
Section 9.06Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by email or other electronic means shall be effective as delivery of an original counterpart of this Agreement. Each of the parties hereto agrees and acknowledges that (i) the transaction consisting of this Agreement may be conducted by electronic means, (ii) it is such party’s intent that, if such party signs this Agreement using an electronic signature, it is signing, adopting and excepting this Agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper, (iii) it is being provided with an electronic or paper copy of this Agreement in a useable format, and (iv) the foregoing agreements shall apply to each other Loan Document mutatis mutandis.
Section 9.07Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time then due and owing by such Lender, to or for the credit or the account of Holdings or the Borrower against any of and all the obligations of Holdings or the Borrower then due and owing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The applicable Lender shall notify the Borrower and the Administrative Agent of such setoff and application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set off and application under this Section 9.08. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Notwithstanding the foregoing, no amount of setoff from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.
Section 9.09Governing Law; Jurisdiction; Consent to Service of Process.
(a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdings, the Borrower or their respective properties in the courts of any jurisdiction.
(c)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.10WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES

THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.11Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.12Confidentiality.
(a)Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors (collectively, the “Representatives”) on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, the relevant Lender); provided, that unless the Borrower otherwise consents, no such disclosure shall be made by the Administrative Agent, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent or any Lender that is a Disqualified Lender, (ii) (x) to the extent requested by any regulatory authority, required by applicable law or by any subpoena or similar legal process or (y) in connection with the exercise of remedies under any Loan Document or any action or proceeding relating to any Loan Document or the enforcement of rights hereunder; provided that (A) in the case of the foregoing clause (x), to the extent practicable and not prohibited by applicable law or court order, each Lender and the Administrative Agent shall promptly notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency or other routine examinations of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information and (B) in the case of clause (y) only, each Lender and the Administrative Agent shall use reasonable best efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies, and provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by Holdings, the Borrower or any of their Subsidiaries, (iii) to any other party to this Agreement, (iv) subject to an acknowledgment and acceptance by the relevant recipient that such Information is being disseminated on a confidential basis (on substantially similar terms to those of this Section or as otherwise reasonably acceptable to the Borrower and the Administrative Agent), to (x) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement or (y) any direct or indirect contractual counterparty to any Swap Agreement relating to any Loan Party or their Subsidiaries and its obligations under the Loan Documents, (v) with the consent of the Borrower, in the case of Information provided by Holdings, the Borrower or any other Subsidiary or (vi) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower. In addition, the Agents and the Lenders may disclose the existence of this Agreement, the amount of the Term Facility, the Effective Date and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Borrowings hereunder. For the purposes of this Section, “Information” means all information received from Holdings or the Borrower relating to Holdings, the Borrower, any Subsidiary or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b)EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWER, THE

LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(c)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
Section 9.13USA Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of Title III of the USA Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify each Loan Party in accordance with the Title III of the USA Patriot Act and the Beneficial Ownership Regulation.
Section 9.14Judgment Currency.
(a)If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)The obligations of the Borrower in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
Section 9.15Release of Liens and Guarantees. A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be released, (1) automatically upon the consummation of any single transaction or related series of transactions permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary, or (2) upon notice by the Borrower to the Administrative Agent, if a Subsidiary Loan Party becomes an Excluded Subsidiary in connection with a transaction permitted under this Agreement; provided that a Subsidiary Loan Party shall not be released from the Guarantee in connection with a de minimis transfer of Equity Interests in such Subsidiary Loan Party if there is no bona fide business purpose for each transfer of Equity Interests or such transfer of Equity Interests is intended solely to obtain a release of the Guarantee. The security interests in any applicable Collateral created by the Security Documents or any applicable Guarantee shall be released, (i) automatically upon any sale or other transfer as part of or in connection with a Disposition by any Loan Party (other than to Holdings, the Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, (ii) upon notice by the Borrower to the Administrative Agent, if any property granted to or held by the Administrative Agent under any Loan Documents ceases to constitute Collateral, including by becoming an Excluded Asset or (iii) upon the effectiveness of any written consent to the release of the Lien or security interest created under any Security Document in any Collateral or the release of any Loan Party from its Guarantee under the Guarantee Agreement pursuant to Section 9.02. Upon the occurrence of the Termination Date, all obligations under the Loan Documents (other than obligations that by their terms survive the termination of the Loan Documents) and all security interests created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section or in connection with any subordination of its interest as required by Article VIII, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. The Lenders irrevocably authorize the Administrative Agent to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(ii) (only with regard to Permitted Encumbrances of the type described in clauses (c), (d), (e), (h), (j), (k) and (l) of the definition thereof), 6.02(iv), 6.02(v), 6.02(vi), 6.02(vii), 6.02(viii), 6.02(xi), 6.02(xii), 6.02(xiii), 6.02(xiv), 6.02(xv), 6.02(xvi), 6.02(xvii), 6.02(xviii), 6.02(xxi), 6.02(xxiii), 6.02(xxv), 6.02(xxvi), 6.02(xxvii), 6.02(xxviii), [reserved], or 6.02(xxxiv), in each case, to the extent required by the terms of the obligations secured by such Liens pursuant to documents reasonably acceptable to the Administrative Agent.
Section 9.16No Fiduciary Relationship. Each of Holdings and the Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Holdings, the Borrower, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Agents, the Lenders and their respective Affiliates, and Agents and their Affiliates on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.
Section 9.17Application of Funds; Intercreditor Provisions.
(a)    After either (x) the Secured Obligations have been accelerated, in whole or in part (including any acceleration resulting from a default pursuant to Sections 7.01(h) or (i)), or (y) an exercise of remedies pursuant to the terms of the Loan Documents, any amounts or other property received on account of the Secured Obligations by any Secured Party, whether from another Secured Party or any Loan Party, or otherwise (including proceeds in respect of any sale, collection, disposition or other liquidation of all or any part of the Collateral, and any payments or distributions of any kind or any amounts or other property collected or received on account of a Claim (as such term is defined in section 101(5) of the Bankruptcy Code), whether or not allowed or allowable, in a Bankruptcy Proceeding) with respect to any of the Secured Obligations, whether or not such Claim is allowed or allowable in any Bankruptcy Proceeding of any Loan Party (including, for the avoidance of doubt, any Reorganization Securities, any adequate protection payments, any proceeds of avoidance actions, any proceeds of a credit bid under section 363 or 1129 of the Bankruptcy Code, and any amounts or other property of any type, whether tangible or intangible), shall, in each case, subject to Section 9.17(b) (including the retention of Second-Out Obligations Cash Payments and/or Third-Out Obligations Cash Payments to the extent permitted thereby) and the ability to “roll up” or refinance Secured Obligations pursuant to Section 9.17(e), be applied in the following order:
(i)    first, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to the Administrative Agent and the Collateral Agent in their respective capacities as such;
(ii)     second, ratably to payment of the First-Out Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Secured Parties then due and payable ratably among such Secured Parties in proportion to the amounts of such First-Out Obligations held by such Secured Parties until paid in full in cash;
(iii)    third, ratably to payment of the First-Out Obligations constituting accrued and unpaid interest payable to the Secured Parties then due and payable ratably among such Secured Parties in proportion to the amounts of such First-Out Obligations held by such Secured Parties until paid in full in cash;
(iv)    fourth, to payment of the First-Out Obligations constituting unpaid principal payable to the Secured Parties then due and payable ratably among such Secured Parties in proportion to the amounts of such First-Out Obligations held by such Secured Parties until paid in full in cash;
(v)    fifth, to payment of the Second-Out Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Secured Parties then due and payable ratably among such Secured Parties in proportion to the amounts of such Second-Out Obligations held by such Secured Parties until paid in full in cash;
(vi)    sixth, to payment of the Second-Out Obligations constituting accrued and unpaid interest payable to the Secured Parties then due and payable ratably among such Secured Parties in proportion to the amounts of such Second-Out Obligations held by such Secured Parties until paid in full in cash;
(vii)    seventh, to payment of the Second-Out Obligations constituting unpaid principal payable to the Secured Parties then due and payable ratably among such Secured Parties in proportion to the amounts of such Second-Out Obligations held by such Secured Parties until paid in full in cash;
(viii)    eighth, to payment of the Third-Out Obligations constituting fees, indemnities and other amounts (other than principal and interest), including for the avoidance of doubt all Secured Cash Management Obligations and Secured Swap Obligations, payable to the Secured Parties then due and payable ratably among such Secured Parties in proportion to the amounts of such Third-Out Obligations held by such Secured Parties until paid in full in cash;
(ix)     ninth, to payment of the Third-Out Obligations constituting accrued and unpaid interest payable to the Secured Parties then due and payable ratably among such Secured Parties in proportion to the amounts of such Third-Out Obligations held by such Secured Parties until paid in full in cash;
(x)    tenth, to payment of the Third-Out Obligations constituting unpaid principal payable to the Secured Parties then due and payable ratably among such Secured Parties in proportion to the amounts of such Third-Out Obligations held by such Secured Parties until paid in full in cash;
(xi)    eleventh, to the payment of all other Secured Obligations that are due and payable to the Administrative Agent, Collateral Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agent, Collateral Agent and the other Secured Parties on such date until paid in full in cash; and

to the balance, if any, as required by any Intercreditor Agreement or, in the absence of any such requirement, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns).
The Secured Parties acknowledge and agree that they shall not take or receive any payments, proceeds or distributions in contravention of the provisions of this Section 9.17(a). For the avoidance of doubt, any proceeds, payments or distributions received by a Lender in contravention of the provisions of this Section 9.17(a) shall be held in trust for the benefit of the Administrative Agent and turned over to the Administrative Agent for application in accordance with this Section 9.17(a). In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Eleventh of this Section 9.17(a), the Loan Parties shall remain liable for any deficiency.
(a)The parties hereto acknowledge and agree that, notwithstanding the provisions of Section 9.17(a), (i) Lenders may retain cash payments made in respect of the Second-Out Obligations (excluding payments of principal) during the pendency of a Bankruptcy Proceeding (“Second-Out Obligations Cash Payments”); provided, however, that such amounts shall be subject to turnover to holders of the First-Out Obligations on the effective date of a plan of reorganization under any Debtor Relief Laws (a “Plan of Reorganization”) in an amount equal to the lesser of (x) the amount needed to repay the First-Out Obligations in full in cash and (y) the amount of such Second Out Obligations Cash Payments, unless a Plan of Reorganization that provides for treatment of First-Out Obligations in a manner that does not repay the First-Out Obligations in full in cash has been approved by the requisite holders of First-Out Obligations (voting as a separate class) under section 1126(c) of the Bankruptcy Code, and (ii) Lenders may retain cash payments made in respect of the Third-Out Obligations (excluding payments of principal) during the pendency of a Bankruptcy Proceeding (“Third-Out Obligations Cash Payments”); provided, however, that such amounts shall be subject to turnover to holders of the First-Out Obligations and the Second-Out Obligations on the effective date of a Plan of Reorganization in an amount equal to the lesser of (x) the amount needed to repay the First-Out Obligations and the Second-Out Obligations in full in cash and (y) the amount of such Third-Out Obligations Cash Payments, unless a Plan of Reorganization that provides for treatment of First-Out Obligations and Second-Out Obligations in a manner that does not repay the First-Out Obligations and the Second-Out Obligations in full in cash has been approved by a vote of the requisite majorities of each of the holders of First-Out Obligations and Second-Out Obligations (each voting as a separate class) under section 1126(c) of the Bankruptcy Code.
(b)Each Secured Party acknowledges and agrees that (1) the claims in respect of the First-Out Obligations, Second-Out Obligations, and Third-Out Obligations shall be separately classified (within the meaning of section 1126(c) of the Bankruptcy Code) in any Bankruptcy Proceeding, and (2) they will not object to such separate classification in any Bankruptcy Proceeding; provided that no Secured Party shall support, propose or vote in favor of any Plan of Reorganization unless such Plan of Reorganization provides (x) for such separate classification and (y) that (i) all First-Out Obligations shall be classified together in the same class, without any subclasses, (ii) all Second-Out Obligations shall be classified together in the same class, without any subclasses, and (iii) all Third-Out Obligations shall be classified together in the same class, without any subclasses. The failure of such claims to be so separately classified shall not alter the application of Section 9.17(a) hereof to any payment or other distribution received on account of such claims. Except as expressly set forth in this Section 9.17, payments or Proceeds of Collateral or other property received in connection with any Insolvency Proceeding in which holders of First-Out Obligations, Second-Out Obligations and/or Third-Out Obligations are classified in the same class in any Plan of Reorganization shall be turned over to the Administrative Agent for distribution in accordance with this Section 9.17. In furtherance of the foregoing, each holder of Second-Out Obligations and Third-Out Obligations agrees that it will not propose, support, vote in favor of, or otherwise agree to any Non-Conforming Plan of Reorganization.

(c)Each holder of Second-Out Obligations and each holder of Third-Out Obligations acknowledges and agrees that if any Loan Party shall be subject to any Bankruptcy Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move for approval of financing (“DIP Financing”) to be provided by one or more Persons under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code or any other applicable provision of any other Debtor Relief Law, then each holder of Second-Out Obligations and each holder of Third-Out Obligations agrees that it will not raise any objection, contest or oppose, and each such holder will be deemed to consent to any such DIP Financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority claims under Section 364 of the Bankruptcy Code or any other applicable provision of any other Debtor Relief Law if the Administrative Agent (acting at the direction of the Required Lenders) consents to such DIP Financing or such DIP Financing Liens or such use of cash collateral; provided that such DIP Financing does not provide for a “MOIC” or similar premium, or for a greater than “one-to-one” roll-up or refinancing of the First-Out Obligations, Second-Out Obligations or Third-Out Obligations, as applicable, in each case, without the written consent of the Required Tranche B Lenders, and, in each case: (i) the holders of Second-Out Obligations will agree to subordinate their Liens on the Collateral to such DIP Financing Liens, to all adequate protection Liens granted to the holders of First-Out Obligations, and to any “carve out” from the Collateral agreed to by the Administrative Agent (acting at the direction of the Required Lenders), so long as the holders of Second-Out Obligations retain their Liens on all the Collateral, including proceeds thereof arising after the commencement of any Bankruptcy Proceeding, with the same priority as set forth in Section 9.17(a) with regard to the application of proceeds of Collateral as existed prior to the commencement of the Bankruptcy Proceeding; and (ii) the holders of Third-Out Obligations will agree to subordinate their Liens on the Collateral to such DIP Financing Liens, to all adequate protection Liens granted to the holders of First-Out Obligations and the holders of Second-Out Obligations, and to any “carve out” from the Collateral agreed to by the Administrative Agent (acting at the direction of the Required Lenders), so long as the holders of Third-Out Obligations retain their Liens on all the Collateral, including proceeds thereof arising after the commencement of any Bankruptcy Proceeding, with the same priority as set forth in Section 9.17(a) with regard to the application of proceeds of Collateral as existed prior to the commencement of the Bankruptcy Proceedings.
(d)No First-Out Obligations may be “rolled up” or refinanced into any DIP Financing provided in any Bankruptcy Proceeding unless (x) such “roll up” or refinancing repays the First-Out Obligations in full in cash or (y) each holder of First-Out Obligations shall be offered, on ten (10) Business Days' notice to such holders (which may occur after the closing of such DIP Financing but prior to the entry of the final order in respect thereof) the opportunity to participate in such “roll-up” or refinancing on a pro rata basis (based on the principal amount of First-Out Obligations held thereby) on the same terms as all other holders of First-Out Obligations (including as to all economics, other than the right to receive customary administrative agency and other similar fees); provided that the offer to participate in such “roll-up” or refinancing may be conditioned upon holders of First-Out Obligations committing to provide and providing (which, in each case, may be through a fronting lender) its pro rata share (based on the principal amount of First-Out Obligations held thereby) of any new money component of such DIP Financing on the same terms as all other holders of First-Out Obligations (including as to all economics, other than the right to receive customary administrative agency and other similar fees). No Second-Out Obligations may be “rolled up” or refinanced into any DIP Financing provided in any Bankruptcy Proceeding unless, subject to Section 9.17(f) below, (x) such “roll up” or refinancing repays the Second-Out Obligations in full in cash or (y) each holder of Second-Out Obligations shall be offered, on ten (10) Business Days' notice to such holders (which may occur after the closing of such DIP Financing but prior to the entry of the final order in respect thereof) the opportunity to participate in such “roll-up” or refinancing on a pro rata basis (based on the principal amount of Second-Out Obligations held thereby) on the same terms (including as to all economics, other than the right to receive customary administrative agency and other similar fees); provided that the offer to participate in such “roll-up” or refinancing may be conditioned upon holders of Second-Out Obligations committing to provide and providing (which, in each case, may be through a fronting lender) its pro rata share (based on the principal amount of Second-Out Obligations held thereby) of any new money component of such DIP Financing on the same terms as all other holders of Second-Out Obligations (including as to all economics, other than the right to receive customary administrative agency and other similar fees) as all other holders of Second-Out Obligations. No Third-Out Obligations may be “rolled up” or refinanced into any DIP Financing provided in any Bankruptcy Proceeding unless, subject to Section 9.17(f) below, (x) such “roll up” or refinancing repays the Third-Out Obligations in full in cash or (y) each holder of Third-Out Obligations shall be offered, on ten (10) Business Days' notice to such holders (which may occur after the closing of such DIP Financing but prior to the entry of the final order in respect thereof) the opportunity to participate in such “roll-up” or refinancing on a pro rata basis (based on the principal amount of Third-Out Obligations held thereby) on the same terms (including as to all economics, other than the right to receive customary administrative agency and other similar fees); provided that the offer to participate in such “roll-up” or refinancing may be conditioned upon holders of Third-Out Obligations committing to provide and providing (which, in each case, may be through a fronting lender) its pro rata share (based on the principal amount of Third-Out Obligations held thereby) of any new money component of such DIP Financing on the same terms as all other holders of Third-Out Obligations (including as to all economics, other than the right to receive customary administrative agency and other similar fees) as all other holders of Third-Out Obligations.
(e)No Second-Out Obligations may be “rolled up” or refinanced into any DIP Financing provided in any Bankruptcy Proceeding or any other Indebtedness that is senior or pari passu, whether in lien or payment priority, to any of the First-Out Obligations, unless the First-Out Obligations are repaid in full in cash upon the entry in such Bankruptcy Proceeding of the final order approving such DIP Financing or incurrence of such other Indebtedness. No Third-Out Obligations may be “rolled up” or refinanced into any DIP Financing provided in any Bankruptcy Proceeding or any other Indebtedness that is senior or pari, whether in lien or payment priority, to any of the First-Out Obligations or the Second-Out Obligations, unless the First-Out Obligations and the Second-Out Obligations are each repaid in full in cash upon the entry in such Bankruptcy Proceeding of the final order approving such DIP Financing or incurrence of such other Indebtedness. In no event shall any DIP Financing provide for the payment of any Second-Out Obligations (other than Second-Out Obligations Cash Payments made in accordance with Section 9.17(b)) prior to the payment in full in cash of the First-Out Obligations, or of any of the Third-Out Obligations (other than Third-Out Obligations Cash Payments made in accordance with Section 9.17(b))prior to the payment in full in cash of the First-Out Obligations and the Second-Out Obligations.
(f)Each holder of Second-Out Obligations (prior to the payment in cash in full of all First-Out Obligations) and each holder of Third-Out Obligations (prior to the payment in cash in full of all First-Out Obligations and Second-Out Obligations) further acknowledges and agrees that it will neither (i) object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) a sale or other disposition, a motion to sell or dispose of or the bidding and related procedures proposed to be used for such sale or disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or other applicable Debtor Relief Law, nor (ii) propose any bidding and related procedures to be used for such sale or disposition, if the Administrative Agent (acting at the direction of the Required Lenders) shall have consented or not objected to such sale or disposition, such motion to sell or dispose of or such proposed bidding and related procedures for such sale or disposition of such Collateral. The Secured Parties' rights with respect to the proceeds of the sale or disposition shall be applied with the same priority as set forth in Section 9.17(a) with regard to the application of proceeds of the Collateral.
Without the consent of the Administrative Agent (acting at the direction of the Required Lenders), each holder of Second-Out Obligations (prior to the payment in cash in full of all First-Out Obligations) and each holder of Third-Out Obligations (prior to the payment in cash in full of all First-Out Obligations and Second-Out Obligations) acknowledges and agrees that no such holder will (A) object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting)

(x) any request by the Administrative Agent or any holder of First-Out Obligations (or, in the case of holders of Third-Out Obligations, any holder of Second-Out Obligations) for adequate protection in any form or (y) any objection by the Administrative Agent or any holder of First-Out Obligations (or, in the case of holders of Third-Out Obligations, any holder of Second-Out Obligations) to any motion, relief, action or proceeding wherein the Administrative Agent or any holder of First-Out Obligations (or, in the case of holders of Third-Out Obligations, any holder of Second-Out Obligations) asserts a lack of adequate protection or (B) seek any adequate protection, except that: (1) the holders of Second-Out Obligations may seek and obtain relief granting adequate protection in the form of (I) a lien on additional or replacement collateral subordinated to all Liens granted in the Bankruptcy Proceeding to, or for the benefit of, holders of First-Out Obligations, provided that, to the extent the holders of Second-Out Obligations obtain such lien on additional or replacement collateral, the holders of First-Out Obligations shall also be granted a senior lien on such additional or replacement collateral, which shall have same senior payment priority as set forth above in this Section 9.17 with regard to the application of proceeds of Collateral as existed prior to the commencement of the Bankruptcy Proceeding, (II) a superpriority administrative claim subordinated to all claims of the holders of First-Out Obligations (including, without limitation, those claims granted in a Bankruptcy Proceeding) but subject to the turnover provision applicable thereto as set forth in this Section 9.17, provided that, to the extent the holders of Second-Out Obligations are granted such a superpriority administrative claim, the holders of First-Out Obligations shall also be granted a superpriority administrative claim which shall be senior in priority to such superpriority administrative claim granted to the holders of Second-Out Obligations, and/or (III) Second-Out Obligations Cash Payments, subject to the turnover provision applicable thereto as set forth in this Section 9.17; and (2) the holders of Third-Out Obligations may seek and obtain relief granting adequate protection in the form of (I) a lien on additional or replacement collateral subordinated to all Liens granted in the Bankruptcy Proceeding to, or for the benefit of, holders of First-Out Obligations and holders of Second-Out Obligations, provided that, to the extent the holders of Third-Out Obligations obtain such lien, the holders of First-Out Obligations and Second-Out Obligations shall also be granted a senior lien thereon, which shall have the same senior payment priority as set forth above in this Section 9.17 with regard to the application of proceeds of Collateral as existed prior to the commencement of the Bankruptcy Proceeding), (II) a superpriority administrative claim subordinated to all claims of the holders of First-Out Obligations and Second-Out Obligations (including, without limitation, those claims granted in a Bankruptcy Proceeding) but subject to the turnover provision applicable thereto as set forth in this Section 9.17, provided that, to the extent the holders of Third-Out Obligations are granted such a superpriority administrative claim, the holders of First-Out Obligations and Second-Out Obligations shall also be granted a superpriority administrative claim which shall be senior in priority to such superpriority administrative claim granted to the holders of Third-Out Obligations, and/or (III) Third-Out Obligations Cash Payments, subject to the turnover provision applicable thereto as set forth in this Section 9.17.
Each holder of Second-Out Obligations and each holder of Third-Out Obligations waives any claim it or any such other holder may now or hereafter have against the Administrative Agent or any holder of First-Out Obligations (or, in the case of Third-Out Obligations, any holder of Second-Out Obligations) arising out of any election by the Administrative Agent (acting at the direction of the Required Lenders) or any holder of First-Out Obligations (or, in the case of Third-Out Obligations, any holder of Second-Out Obligations), in any Bankruptcy Proceeding, of the application of Section 1111(b) of the Bankruptcy Code or any other applicable provision of any other Debtor Relief Law.
Each holder of Second-Out Obligations (prior to the payment in cash in full of all First-Out Obligations) and each holder of Third-Out Obligations (prior to the payment in cash in full of all First-Out Obligations and Second-Out Obligations) acknowledges and agrees that it shall not (i) seek relief, pursuant to Section 362(d) of the Bankruptcy Code (or any other applicable provision of any other

Debtor Relief Law) or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or any other applicable provision of any other Debtor Relief Law or from any other stay in any Bankruptcy Proceeding in respect of the Collateral without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) or (ii) object to any motion by the Administrative Agent (acting at the direction of the Required Lenders) or any holder of First-Out Obligations (or, in the case of holders of Third-Out Obligations, any holder of Second-Out Obligations) seeking relief from the automatic stay of Section 362(a) of the Bankruptcy Code or any other applicable provision of any other Debtor Relief Law or from any other stay in any Bankruptcy Proceeding in respect of the Collateral.
Each holder of Second-Out Obligations (prior to the payment in cash in full of all First-Out Obligations) and each holder of Third-Out Obligations (prior to the payment in cash in full of all First-Out Obligations and Second-Out Obligations) also acknowledges and agrees that it shall not oppose, support or join any challenge of any claim by the Administrative Agent or any holders of First-Out Obligations (or, in the case of holders of Third-Out Obligations, any holder of Second-Out Obligations) for allowance or payment in any Bankruptcy Proceeding of First-Out Obligations (or, in the case of holders of Third-Out Obligations, Second-Out Obligations) consisting of post-petition interest, fees or expenses. To the extent any holders of First-Out Obligations are granted such allowance or payment described in the immediately preceding sentence, each holder of First-Out Obligations also acknowledges and agrees that it shall not oppose, support or join any challenge of any claim by any holders of Second-Out Obligations or Third-Out Obligations for the allowance or payment in any Bankruptcy Proceeding of Second-Out Obligations or Third-Out Obligations consisting of post-petition interest, fees or expenses.
Without the express written consent of the Administrative Agent (acting at the direction of the Required Lenders), each holder of Second-Out Obligations (prior to the payment in cash in full of all First-Out Obligations) and each holder of Third-Out Obligations (prior to the payment in cash in full of all First-Out Obligations and Second-Out Obligations) agrees that it shall not (or shall not join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Bankruptcy Proceeding involving any Loan Party, (i) oppose, object to or contest the determination of the extent, validity, priority or allowability of any Liens held by any holder of First-Out Obligations (or, in the case of holders of Third-Out Obligations, any holder of Second-Out Obligations) or the value or allowability of any claims of any such holder under Section 506(a) of the Bankruptcy Code or any other applicable provision of any other Debtor Relief Law, (ii) oppose, object to or contest the payment to such holder of First-Out Obligations (or, in the case of holders of Third-Out Obligations, Second-Out Obligations) of interest, fees or expenses under Section 506(b) of the Bankruptcy Code or any other applicable provision of any other Debtor Relief Law, or (iii) seek such other legal or equitable relief with respect to any Loan Party or the Collateral, including, without limitation, substantive consolidation, piercing of the corporate veil, avoidance of a fraudulent conveyance or any other such similar legal or equitable relief.
Notwithstanding anything to the contrary contained herein, if in any Bankruptcy Proceeding a determination is made that any First-Out Obligations are avoided, disallowed or are not enforceable to any extent or for any reason, then until the First-Out Obligations held by such Secured Parties shall have been paid in cash in full, the holders of Second-Out Obligations and Third-Out Obligations agree that any distribution or recovery such holders may receive in such Bankruptcy Proceeding shall be segregated and held in trust and forthwith paid over to the Administrative Agent for the benefit of the holders of First-Out Obligations in the same form as received without recourse, representation or warranty (other than a representation of the applicable holder that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such payments, proceeds, distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. In addition, if any holder of First-Out Obligations is required in any Bankruptcy

Proceeding or otherwise to turn over or otherwise pay to the estate of any Loan Party any amount (a “Recovery”) for any reason whatsoever, then the First-Out Obligations shall be reinstated to the extent of such Recovery (regardless of whether the First-Out Obligations were otherwise paid in full) and the provisions of this Section 9.17 shall continue to apply with respect to such First-Out Obligations.
Notwithstanding anything to the contrary contained herein, following the payment in cash in full of all First-Out Obligations, if in any Bankruptcy Proceeding a determination is made that any Second-Out Obligations are avoided, disallowed or are not enforceable to any extent or for any reason, then until the Second-Out Obligations held by such Secured Parties shall have been paid in cash in full, the holders of Third-Out Obligations agree that any distribution or recovery such holders may receive in such Bankruptcy Proceeding shall be segregated and held in trust and forthwith paid over to the Administrative Agent for the benefit of the holders of Second-Out Obligations in the same form as received without recourse, representation or warranty (other than a representation of the applicable holder that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such payments, proceeds, distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. In addition, if any holder of Second-Out Obligations is required in any Bankruptcy Proceeding or otherwise to turn over or otherwise pay to the estate of any Recovery for any reason whatsoever, then the Second-Out Obligations shall be reinstated to the extent of such Recovery (regardless of whether the Second-Out Obligations were otherwise paid in full) and the provisions of this Section 9.17 shall continue to apply with respect to such Second-Out Obligations.
Notwithstanding anything to the contrary contained herein, no DIP Financing under this Section 9.17 shall provide for a “MOIC” or similar premium, or for a greater than “one-to-one” roll-up or refinancing of the First-Out Obligations, Second-Out Obligations, or Third-Out Obligations, as applicable, in each case, without the written consent of the Required Tranche B Lenders.
Without the consent of the Administrative Agent (acting at the direction of the Required Lenders), each holder of Second-Out Obligations and each holder of Third-Out Obligations agrees that it will not commence, support, or join the commencement of an involuntary Bankruptcy Proceeding or petition or seek the appointment of an examiner or a trustee for any Loan Party or any Loan Party's subsidiaries.
Each holder of Second-Out Obligations and each holder of Third-Out Obligations waives any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code (or any similar provision of any other Debtor Relief Law) or any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law, or any other similar rights they may have under applicable law, as against any holder of First-Out Obligations (or, in the case of holders of Third-Out Obligations, as against any holder of Second-Out Obligations) or any of the Collateral.
For the avoidance of doubt, the Secured Parties and each Loan Party agree and acknowledge that the provisions set forth in this Section 9.17 constitute a "subordination agreement" as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code (or any similar provision of any other applicable Debtor Relief Law), and, as such, would be enforceable for all purposes in any case or proceeding where a Loan Party has filed for protection under any Debtor Relief Law or similar law now or hereafter in effect applicable to such Loan Party.
Each Secured Party acknowledges and agrees that it and each of its successors and assigns shall be bound by this Section 9.17, and each Intercreditor Agreement to the extent contemplated hereby.

The parties acknowledge and agree that even though the Administrative Agent is required to act pursuant to the terms of this Agreement consistent with the directions of the Required Lenders, the Administrative Agent may not take any actions, whether on its own or pursuant to a direction of the Required Lenders, which would be inconsistent with or contravene the express terms of this Agreement or any other Intercreditor Agreement to which it is a party.
In the event that all or any portion of any of the Loan Document Obligations (including, without limitation, any First-Out Obligations, any Second-Out Obligations and/or any Third-Out Obligations) are refinanced or replaced, such refinanced or replaced Loan Document Obligations shall remain subject to the terms and provisions of this Section 9.17 in all respects.
Section 9.18Permitted Intercreditor Agreements.
(a)Each of the Lenders and the other Secured Parties acknowledges that obligations of the Borrower and the Guarantors under any Indebtedness incurred pursuant to Section 6.01(a)(xxxiv) (and, to the extent incurred with respect to Indebtedness under the foregoing clause, Section 6.01(a)(xxxv)) may be secured by Liens on assets of the Borrower and the Guarantors that constitute Collateral solely to the extent of the priority expressly contemplated thereunder as in effect as of the Effective Date. Each of the Lenders and the other Secured Parties hereby irrevocably authorizes and directs each of the Administrative Agent and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party and the Administrative Agent and the Collateral Agent agree (to the extent consistent with the standards set forth in the definition of “Intercreditor Agreements”, as applicable) to so execute from time to time upon the request of the Borrower, in connection with the establishment, incurrence, amendment, refinancing or replacement of any Indebtedness permitted under Section 6.01(a)(xxxiv) (and, to the extent incurred with respect to Indebtedness under the foregoing clause, Section 6.01(a)(xxxv)), any applicable Intercreditor Agreement to the extent and with such Lien priority as expressly contemplated thereunder as in effect as of the Effective Date.
(b)Each of the Lenders and the other Secured Parties hereby irrevocably (i) consents to the treatment of Liens to be provided for under the Intercreditor Agreements, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of any Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any Intercreditor Agreement, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agent or the Collateral Agent as a result of any action taken by the Administrative Agent or the Collateral Agent pursuant to this Section or in accordance with the terms of any Intercreditor Agreement and (iv) authorizes and directs each of the Administrative Agent and the Collateral Agent to carry out the provisions and intent of each such document.
(c)Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs each of the Administrative Agent and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Intercreditor Agreement that the Borrower may from time to time request to confirm for any party that such Intercreditor Agreement is effective and binding upon the Administrative Agent or the Collateral Agent, as applicable, on behalf of the Secured Parties, or binding against any trustee or agent for any other Indebtedness subject thereto or any Loan Party.
(d)Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs each of the Administrative Agent and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Security Document to add or remove any legend that may be required pursuant to any Intercreditor Agreement.
(e)Each of the Administrative Agent and the Collateral Agent shall have the benefit of the provisions of Article VIII with respect to all actions taken by it pursuant to this Section or in accordance with the terms of any Intercreditor Agreement to the full extent thereof.

Section 9.19Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 9.20Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, that electronic signatures from Lenders (including assignees) delivered pursuant to procedures in effect on the site maintained by the Administrative Agent with respect to the Term Facility as of the Effective Date shall be acceptable to the Administrative Agent. For the avoidance of doubt, delivery of an executed counterpart of a signature page by email or other electronic imaging means (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart.
Section 9.21[Reserved].
Section 9.22Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)    the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of ERISA Section 406 and Code Section 4975 such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, Borrower, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) acknowledges, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any of their respective Affiliates (A) is or will be a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto) or (B) is undertaking to provide investment advice to such Lender in connection with the transactions contemplated hereby.
Section 9.23Acknowledgment Regarding Any Supported QFCs.
(a)To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
(b)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United

States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BLIZZARD MIDCO, LLC,
as Holdings
By:    /s/ Vijay Kotte
    Name: Vijay Kotte
    Title:    Chief Executive Officer

NORVAX, LLC,
as the Borrower
By:    /s/ Vijay Kotte
    Name: Vijay Kotte
    Title:    Chief Executive Officer

Signature Page to senior secured credit agreement

BLUE TORCH FINANCE, LLC,
as the Administrative Agent
By:    /s/ Kevin Genda
    Name: Kevin Genda
    Title: Authorized Signatory

Signature Page to senior secured credit agreement

BLUE TORCH CREDIT OPPORTUNITIES FUND III LP,
as a Lender

By:    /s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory

Signature Page to senior secured credit agreement

BLUE TORCH CREDIT OPPORTUNITIES UNLEVERED FUND III LP,
as a Lender

By:    /s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory
Signature Page to senior secured credit agreement

BLUE TORCH OFFSHORE CREDIT OPPORTUNITIES MASTER FUND III LP,
as a Lender

By:    /s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory
Signature Page to senior secured credit agreement

BTC HOLDINGS FUND III LLC,
as a Lender

By: Blue Torch Credit Opportunities Fund III
LP, its Sole Member

By: Blue Torch Credit Opportunities GP III
LLC, its General Partner

By: KPG BTC Management LLC, its sole
member

By:    /s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory

BTC HOLDINGS FUND III-B LLC,
as a Lender

By: Blue Torch Credit Opportunities Fund III
LP, its Sole Member

By: Blue Torch Credit Opportunities GP III
LLC, its General Partner

By: KPG BTC Management LLC, its sole
member

By:    /s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory

Signature Page to senior secured credit agreement

BTC OFFSHORE HOLDINGS FUND III-B LLC,
as a Lender

By: Blue Torch Offshore Credit Opportunities
Master Fund III LP, its Sole Member

By: Blue Torch Offshore Credit Opportunities
GP III LLC, its General Partner

By: KPG BTC Management LLC, its managing
member

By:    /s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory

BTC OFFSHORE HOLDINGS FUND III-D LLC,
as a Lender

By: Blue Torch Offshore Credit Opportunities
Master Fund III LP, its Sole Member

By: Blue Torch Offshore Credit Opportunities
GP III LLC, its General Partner

By: KPG BTC Management LLC, its managing
member

By:    /s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory

Signature Page to senior secured credit agreement

CALAMOS AKSIA ALTERNATIVE CREDIT AND INCOME FUND,
as a Lender

By:    /s/ Adam Schuckman
Name: Adam Schuckman
Title: Authorized Signatory

Signature Page to senior secured credit agreement

CITCO BANK CANADA REF EMPIRE CREDIT CO-INVESTMENT FUND LLC,
as a Lender

By:    /s/ Adam Schuckman
Name: Adam Schuckman
Title: Authorized Signatory

By:    /s/ Nancy Sun
Name: Nancy Sun
Title: Authorized Signatory

By:    /s/ Christine Nguyen
Name: Christine Nguyen
Title: Authorized Signatory

Signature Page to senior secured credit agreement

CITCO BANK CANADA REF FRONTIER TIGER FUND SERIES1 L.P.,
as a Lender

By:    /s/ Adam Schuckman
Name: Adam Schuckman
Title: Authorized Signatory

By:    /s/ Nancy Sun
Name: Nancy Sun
Title: Authorized Signatory

By:    /s/ Christine Nguyen
Name: Christine Nguyen
Title: Authorized Signatory

Signature Page to senior secured credit agreement

CITCO BANK CANADA REF PROSPECTOR OPPORTUNITIES FUND LP.,
as a Lender

By:    /s/ Adam Schuckman
Name: Adam Schuckman
Title: Authorized Signatory

By:    /s/ Nancy Sun
Name: Nancy Sun
Title: Authorized Signatory

By:    /s/ Christine Nguyen
Name: Christine Nguyen
Title: Authorized Signatory

Signature Page to senior secured credit agreement

REDWOOD DRAWDOWN MASTER FUND III, LP.,
as a Lender

By: Redwood Capital Management, LLC, its investment manager

By:    /s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: CEO
Signature Page to senior secured credit agreement

REDWOOD ENHANCED INCOME FUND, LP,
as a Lender
By: Redwood Capital Management, LLC, its investment manager

By:    /s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: CEO
Signature Page to senior secured credit agreement

REDWOOD MASTER FUND, LTD.,
as a Lender
By: Redwood Capital Management, LLC, its investment manager

By:    /s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: CEO
Signature Page to senior secured credit agreement

PSP INVESTMENTS CREDIT USA LLC,
as a Lender

By:    /s/ Edwin Durgy
Name: Edwin Durgy
Title: Authorized Signatory

By:    /s/ Fran Blair
Name: Fran Blair
Title: Authorized Signatory
Signature Page to senior secured credit agreement

BARCLAYS BANK PLC,
as a Lender

By:    /s/ Evan Moriarty
Name: Evan Moriarty
Title: Authorized Signatory
Signature Page to senior secured credit agreement

BLUE OWL CAPITAL CORPORATION,
as a Lender

By: Blue Owl Credit Advisors LLC, its Investment Advisor

By:    /s/ Meenal Mehta
Name: Meenal Mehta
Title: Authorized Signatory

BLUE OWL CAPITAL CORPORATION II,
as a Lender

By: Blue Owl Credit Advisors LLC, its Investment Advisor

By:    /s/ Meenal Mehta
Name: Meenal Mehta
Title: Authorized Signatory
Signature Page to senior secured credit agreement

BANK OF AMERICA, N.A.,
as a Lender

By:    /s/ Kathryn Pounds
Name: Kathryn Pounds
Title: Director
Signature Page to senior secured credit agreement

BENEFIT STREET PARTNERS CAPITAL OPPORTUNITY FUND II L.P.,
as a Lender

By: Benefit Street Partners Capital Opportunity Fund GP LP, its general partner

By:    /s/ Chris Zikakis
Name: Chris Zikakis
Title: Authorized Signatory

BSP DEBT FUND IV SPV LP,
as a Lender

By:    /s/ Chris Zikakis
Name: Chris Zikakis
Title: Authorized Signatory

BSP DEBT FUND IV (NON-US) SPV LP,
as a Lender

By:    /s/ Chris Zikakis
Name: Chris Zikakis
Title: Authorized Signatory

Signature Page to senior secured credit agreement

BENEFIT STREET PARTNERS SENIOR SECURED OPPORTUNITIES (U) MASTER FUND (NON-US) L.P.,
as a Lender

By: BSP Senior Secured Opportunities Fund (Non-US) GP LP, its general partner

By: Benefit Street Partners Senior Secured Opportunities Fund (Non-US) Ultimate GP LLC, its general partner

By:    /s/ Chris Zikakis
Name: Chris Zikakis
Title: Authorized Signatory

BENEFIT STREET PARTNERS SENIOR SECURED OPPORTUNITIES FUND L.P.,
as a Lender

By: BSP Senior Secured Opportunities Fund GP LP, its general partner

By:    /s/ Chris Zikakis
Name: Chris Zikakis
Title: Authorized Signatory

Signature Page to senior secured credit agreement

BENEFIT STREET PARTNERS SENIOR SECURED OPPORTUNITIES MASTER FUND (NON-US) LP,
as a Lender

By: BSP Senior Secured Opportunities Fund (Non-US) GP LP, its general partner

By: Benefit Street Partners Senior Secured Opportunities Fund (Non-US) Ultimate GP LLC, its general partner

By:    /s/ Chris Zikakis
Name: Chris Zikakis
Title: Authorized Signatory

BENEFIT STREET PARTNERS SMA LM L.P.,
as a Lender

By: Benefit Street Partners SMA LM GP L.P., its general partner

By: Benefit Street Partners SMA LM Ultimate GP LLC, its general partner

By:    /s/ Chris Zikakis
Name: Chris Zikakis
Title: Authorized Signatory

Signature Page to senior secured credit agreement

BENEFIT STREET PARTNERS SMA-C II LP,
as a Lender

By: Benefit Street Partners L.L.C., its investment advisor

By:    /s/ Chris Zikakis
Name: Chris Zikakis
Title: Authorized Signatory

BENEFIT STREET PARTNERS SMA-K LP,
as a Lender

By: Benefit Street Partners SMA-K GP L.P., its general partner

By: Benefit Street Partners SMA-K Ultimate GP LLC, its general partner

By:    /s/ Chris Zikakis
Name: Chris Zikakis
Title: Authorized Signatory

BENEFIT STREET PARTNERS SMA-T L.P.,
as a Lender

By: Benefit Street Partners SMA-T GP L.P., its general partner

By: Benefit Street Partners SMA-T Ultimate GP LLC, its general partner

By:    /s/ Chris Zikakis
Name: Chris Zikakis
Title: Authorized Signatory
Signature Page to senior secured credit agreement

BSP Debt Fund IV CV L.P.,
as a Lender

By: BSP Debt Fund IV CV GP L.P., its general partner
By: BSP Ultimate GP Ltd., its general partner

By:    /s/ Chris Zikakis
Name: Chris Zikakis
Title: Authorized Signer

BSP Debt Fund IV CV Master (Non-US) LP,
as a Lender

By: BSP Debt Fund IV CV GP L.P., its general partner
By: BSP Ultimate GP Ltd., its general partner

By:    /s/ Chris Zikakis
Name: Chris Zikakis
Title: Authorized Signer
Signature Page to senior secured credit agreement

FRANKLIN BSP CAPITAL CORPORATION,
as a Lender

By:    /s/ Chris Zikakis
Name: Chris Zikakis
Title: Authorized Signatory

LANDMARK WALL SMA L.P.,
as a Lender

By: Benefit Street Partners SMA-LK GP L.P., its general partner

By:    /s/ Chris Zikakis
Name: Chris Zikakis
Title: Authorized Signatory
Signature Page to senior secured credit agreement

GOLDMAN SACHS LENDING PARTNERS LLC,
as a Lender

By:    /s/ Ananda DeRoche
Name: Ananda DeRoche
Title: Authorized Signatory
Signature Page to senior secured credit agreement

MIDCAP FINANCIAL TRUST,
as a Lender

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

By:    /s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

Signature Page to senior secured credit agreement

MIDCAP FINANCIAL INVESTMENT CORPORATION,
as a Lender

By:    /s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer

Signature Page to senior secured credit agreement

MORGAN STANLEY SENIOR FUNDING INC.,
as a Lender

By:    /s/ Michael King
Name: Michael King
Title: Vice President

Signature Page to senior secured credit agreement

ROYAL BANK OF CANADA,
as a Lender

By:    /s/ Hao (Alan) Wen
Name: Hao (Alan) Wen
Title: Authorized Signatory

Signature Page to senior secured credit agreement

TRUIST BANK,
as a Lender

By:    /s/ Amanda Parks
Name: Amanda Parks
Title: SVP

Signature Page to senior secured credit agreement